SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive  Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
               Besicorp Group Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

       Common Stock, par value $.10 per share
 -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

        3,051,435 shares of Common Stock
----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $34.50 per share
------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

     $105,274,507.50
------------------------------------------------------------------------------

5) Total fee paid:

     $21,055.00
------------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

   ----------------------------------------------------------------------------

          2)   Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------------

          3)   Filing Party:

  ----------------------------------------------------------------------------

          4)   Date Filed:

------------------------------------------------------------------------------

                               BESICORP GROUP INC.
                               1151 FLATBUSH ROAD
                            KINGSTON, NEW YORK 12401

                               February ___, 1999

To Our Shareholders:

        You are cordially invited to attend a Special Meeting of Shareholders of Besicorp Group Inc. ("Besicorp") to be held at 9:00 a.m. local time on February
[     ], 1999 at

------------------------------------.

         At this important meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, as amended (the "Plan of Merger"), by and among Besicorp, BGI Acquisition LLC ("Acquisition") and BGI Acquisition Corp., a wholly owned subsidiary of Acquisition. If the merger contemplated by the Plan of Merger is completed, Besicorp will be owned by Acquisition and you will receive $34.50 in cash (subject to upward adjustment if the Base Amount (as defined in the Plan of Merger) exceeds $105,275,000), without any interest thereon, for each share of Besicorp Common Stock you own. The Plan of Merger is attached as Annex A to the Proxy Statement. In addition, immediately before the merger, Besicorp will distribute (the "Spin-Off") to its shareholders on a pro rata basis all of the shares of common stock of Besicorp Ltd. ("Newco"), a subsidiary of Besicorp, which will, among other things, own Besicorp's photovoltaic and independent power plant development businesses and have assumed essentially all of Besicorp's liabilities and obligations. An Information Statement containing information regarding the Spin-Off and Newco will be sent to Besicorp's shareholders immediately prior to the effectiveness of the Spin-Off. The Spin-Off does not require your approval.

         The Plan of Merger will be adopted only if the holders of at least 66 2/3% of the outstanding shares of Besicorp vote in its favor.

         YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BESICORP AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE TERMS OF THE PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF MERGER.

         Josephthal & Co., Inc., the financial advisor to Besicorp, has delivered a written opinion to the Board of Directors of the Company that as of November 20, 1998, the last business day prior to the date of the initial plan of merger, the consideration to be received by each shareholder of Besicorp in connection with the merger is fair from a financial point of view to Besicorp's shareholders. You should read a copy of this opinion which is attached as Annex B to the Proxy Statement.

         Important information regarding Besicorp and the proposed merger is included in the enclosed Proxy Statement. You are urged to read the Proxy Statement carefully.

         Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date your proxy card and return it in the enclosed envelope. If you do attend, you will be entitled to vote in person, and such vote will revoke your proxy.



                                           Sincerely,



                                           Michael F. Zinn
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                               BESICORP GROUP INC.
                               1151 FLATBUSH ROAD
                            KINGSTON, NEW YORK 12401

         NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of Besicorp Group Inc., a New York corporation (the "Company" or "Besicorp"), will be held at ______________________________________________,
New York on February ____, 1999 at 9:00 a.m. (local time) to:

                  (i) consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated November 23, 1998, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated January 28, 1999 (as amended, the "Plan of Merger")(a copy of which is attached as Annex A to the accompanying Proxy Statement), by and among Besicorp, BGI Acquisition LLC ("Acquisition"), a Wyoming limited liability company, and BGI Acquisition Corp. ("Merger Sub"), a New York corporation and a wholly owned subsidiary of Acquisition, and

                  (ii) transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS OF BESICORP HAS UNANIMOUSLY DETERMINED THAT THE PLAN OF MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BESICORP AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS ADOPTION OF THE PLAN OF MERGER.

           All shareholders are cordially invited to attend the Special Meeting. Only shareholders of record at the close of business on February 3, 1999 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The affirmative vote of at least 66 2/3% of the shares of the Besicorp Common Stock outstanding on such record date is necessary to adopt the Plan of Merger. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING.

                  BY ORDER OF THE BOARD OF DIRECTORS


                  Michael F. Zinn, Chairman of the Board,
                  President and Chief Executive Officer

Dated: February  ___, 1999

                               BESICORP GROUP INC.
                               1151 FLATBUSH ROAD
                            KINGSTON, NEW YORK 12401

                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY ____, 1999
                               ------------------

         This Proxy Statement is furnished to the holders of common stock, par value $.10 per share ("Besicorp Common Stock"), of Besicorp Group Inc. ("Besicorp" or the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of Besicorp for use at the special meeting of the shareholders of Besicorp to be held at 9:00 a.m., local time, on February ____, 1999 at _____________________________________, New York, and at any
adjournment or postponement thereof (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon an Agreement and Plan of Merger dated November 23, 1998 (the "Initial Plan of Merger"), as amended by Amendment No. 1 to the Agreement and Plan of Merger dated January 28, 1999 ("Amendment No.1;" the Initial Plan of Merger as amended by Amendment No. 1, the "Plan of Merger") by and among Besicorp, BGI Acquisition LLC ("Acquisition"), a Wyoming limited liability company, and BGI Acquisition Corp. ("Merger Sub" and together with Acquisition, the "Buyer"), a New York corporation and a wholly owned subsidiary of Acquisition. The Plan of Merger provides that Merger Sub will be merged with and into Besicorp, with Besicorp being the surviving corporation (the "Surviving Corporation") and wholly owned by Acquisition (the "Merger"). If the Merger is consummated, Besicorp's shareholders will be entitled to receive $34.50 in cash (subject to upward adjustment if the Base Amount (as defined in the Plan of Merger, a copy of which is annexed hereto as Annex A) exceeds $105,275,000 (the "Merger Consideration")), without any interest thereon, for each share of Besicorp
Common Stock. If the Closing had occurred on January 25, 1999, Besicorp estimates the upward adjustment would have been $3.53 per share. It is anticipated that if there is any upward adjustment, such adjustment will not exceed approximately $4.00 per share. There will not be a downward adjustment to the Merger Consideration; however, no assurance can be given that there will be any upward adjustment to the Merger Consideration. See "Summary - The Merger Consideration" and "Plan of Merger Merger Consideration" for a description of the manner in which the amount to be paid to Besicorp's shareholders is subject to upward adjustment. As a result of these adjustment provisions, the exact amount to be received by Besicorp's shareholders in excess of $34.50 per share is currently not precisely determinable, is subject to confirmation by the parties to the Plan of Merger and may not be determined until after shareholders have returned their proxies with respect to the Special Meeting. Shareholders should base their decision on whether to approve the Plan of Merger on a price of $34.50 per share. Prior to the consummation of the Merger,

Besicorp will distribute to its shareholders on a pro rata basis all of the shares of common stock ("Newco Common Stock") of Besicorp Ltd. ("Newco"), a subsidiary of Besicorp, which at the time of the Spin-Off will (i) have assumed essentially all of Besicorp's liabilities and obligations other than the Permitted Liabilities (as defined below) for which the Surviving Corporation remains liable and will (ii) own Besicorp's photovoltaic and independent power plant development businesses and all of Besicorp's assets other than the following assets (which assets will indirectly be acquired by Buyer in the Merger): (a) Besicorp's cash (except for approximately $1 million to $2 million which Besicorp will contribute to Newco); (b) securities owned by Besicorp (including the shares of common stock of Niagara Mohawk Power Corporation); (c) certain subsidiaries; (d) the Corporate Headquarters; and (e) certain other assets (principally including claims and awards in the aggregate face amount of approximately $1.1 million of which Besicorp is the beneficiary). See "Unaudited Pro Forma Financial Information" and "The Spin-Off -- The Contribution."
Management currently estimates that Newco will have a value ranging from $1.5 million to $2.5 million. An Information Statement containing additional information regarding the Spin-Off and Newco will be sent to Besicorp's shareholders in conjunction with the Spin-Off. The Spin-Off does not require approval of Besicorp's shareholders; however, the Spin-Off will not occur unless all the conditions to the Merger (other than the Spin-Off) have been satisfied or waived. See "The Spin-Off." The consummation of the Merger is subject to the satisfaction (or waiver) of various conditions, including the shareholders' adopting the Plan of Merger, the occurrence of the Spin- Off, agreement between Besicorp and Buyer with respect to the calculation of the Base Amount, such Base Amount not being less than $105,275,000 and Merger Sub's having received debt financing (the "Financing"), which, together with the equity to be contributed to Merger Sub will be in an amount necessary to pay the Merger Consideration and consummate the Merger. See "Plan of Merger -- Conditions to the Merger."

         The Besicorp Common Stock is listed on the American Stock Exchange Emerging Company Marketplace ("AMEX ECM") under the symbol "BGI.EC". As of January 22, 1999, the last reported sales price of the Besicorp Common Stock was $29 5/16. See "Market Information Regarding Besicorp Common Stock."

         This Proxy Statement is dated February ___, 1999 and is, along with the accompanying form of proxy, first being distributed to the shareholders of Besicorp on or about such date. Accompanying this Proxy Statement, but not part of the proxy soliciting materials are the following documents (without exhibits): (i) Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998, as amended, (ii) the Quarterly Report on Form 10-QSB for the period ended September 30, 1998, as amended, (iii) the Current Reports (as defined) and (iv) the June Quarterly Report (as defined).


                              AVAILABLE INFORMATION

         Besicorp is required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file certain reports and documents with the Securities and Exchange Commission (the "SEC"). These reports and documents may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are available for inspection and copying at the public reference facilities maintained by the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained by mail from the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Besicorp Common Stock is listed on the American Stock Exchange Emerging Company Marketplace under the symbol "BGI.EC". Reports, proxy and information statements, and other information concerning
Besicorp can also be inspected at the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

         The SEC  maintains  a World  Wide Web site that  contains  reports  and
documents   regarding   Besicorp.   The   address  of  the  SEC's  web  site  is
http:\\www.sec.gov.




                                TABLE OF CONTENTS

                                                                                                               PAGE

SUMMARY..................................................................................................
         The Parties.....................................................................................
         The Special Meeting.............................................................................
         The Merger Consideration .......................................................................
         Record Date; Quorum; Vote Required..............................................................
         Background of the Merger........................................................................
         Recommendation of Besicorp's Board of Directors.................................................
         Opinion of Financial Advisor....................................................................
         Interests of Executive Officers and Directors in the Merger.....................................
         Conditions of the Merger........................................................................
         Termination.....................................................................................
         Effective Date; Cancellation of Stock Certificates; and
              Receipt of Merger Consideration ...........................................................
         Dissenters' Rights..............................................................................
         Material Federal Income Tax Consequences........................................................
         Spin-Off........................................................................................
         Trading Market for and Market Price of Besicorp Common Stock....................................

VOTING AT THE SPECIAL MEETING............................................................................
         Introduction....................................................................................
         Time, Date and Place of Meeting.................................................................
         Record Date; Vote Required......................................................................
         Quorum..........................................................................................
         Solicitation, Revocation and Use of Proxies.....................................................
         Dissenters' Rights..............................................................................

FACTORS TO BE CONSIDERED.................................................................................
         Purposes and Effects of the Merger .............................................................
         Background of the Merger .......................................................................
         Recommendation of the Board of Directors; Fairness of the Merger ...............................
         Opinion of Financial Advisor....................................................................
                  Partial Liquidation Alternative .......................................................
                  Reinvestment Alternative...............................................................
                  Price Volume Trading History...........................................................
         Interests of Executive Officers and Directors in the Merger.....................................
         Certain Effects of the Merger...................................................................
         Material Federal Income Tax Consequences........................................................
         Regulatory and Other Approvals..................................................................







PLAN OF MERGER...........................................................................................
         The Merger......................................................................................
         Merger Consideration............................................................................
         Representations and Warranties..................................................................
         Certain Covenants...............................................................................
                  Conduct of Business Pending the Merger.................................................
                  Acquisition Proposals..................................................................
                  Indemnification .......................................................................
         Conditions to the Merger........................................................................
                  Financing Condition ...................................................................
                  Other Conditions to the Merger ........................................................
         Termination ....................................................................................
                  Right to Terminate ....................................................................
                  Remedies ..............................................................................
                  Damages ...............................................................................

INDEMNIFICATION AGREEMENT................................................................................

ESCROW AGREEMENT.........................................................................................

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...................................................

EFFECT ON OPTIONS, WARRANTS AND RESTRICTED STOCK.........................................................

FEES AND EXPENSES........................................................................................

UNAUDITED PRO FORMA FINANCIAL INFORMATION................................................................

BUSINESS OF THE COMPANY..................................................................................
         Background .....................................................................................
         Power Plant Activities - Recent Developments ...................................................
         Photovoltaic Activities ........................................................................
         Employees ......................................................................................
         Properties......................................................................................
         Legal Proceedings...............................................................................
         Security Ownership of Certain Beneficial Owners and Management..................................

MARKET INFORMATION REGARDING BESICORP COMMON STOCK.......................................................







THE SPIN-OFF.............................................................................................
         Background......................................................................................
         The Contribution................................................................................
         The Spin-Off....................................................................................
         Conditions to the Spin-Off......................................................................

INFORMATION REGARDING ACQUISITION AND MERGER SUB.........................................................

OTHER MATTERS............................................................................................

ANNUAL MEETING OF STOCKHOLDERS...........................................................................

INDEPENDENT PUBLIC ACCOUNTANTS...........................................................................

INCORPORATION BY REFERENCE...............................................................................

Annex A-1 -- Initial Plan of Merger

Annex A-2 -- Amendment No. 1 to the Agreement and Plan of Merger

Annex B -- Fairness Opinion of Josephthal & Co., Ltd.


                                     SUMMARY

         The following is a summary of certain information contained in this Proxy Statement or incorporated herein by reference. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire Proxy Statement and its annexes carefully before you decide whether to vote your shares in favor of the Plan of Merger. Capitalized terms used without being defined herein shall have the meanings ascribed to such terms by the Plan of Merger.

THE PARTIES

         Besicorp Group Inc., a New York corporation ("Besicorp" or the "Company"), is engaged in the development of independent power plants and the development, assembly, manufacture, marketing and resale of photovoltaic products and systems. Besicorp's principal executive offices are located at 1151 Flatbush Road, Kingston, New York 12401, (914) 336- 7700. See "Business of the Company."

         BGI Acquisition LLC ("Acquisition") is a limited liability company organized in Wyoming. BGI Acquisition Corp. ("Merger Sub") is a New York corporation and a wholly owned subsidiary of Acquisition. Merger Sub and Acquisition have not carried on any activities, other than in connection with the Merger. Acquisition is wholly owned by Lion Gate, LLC, a limited liability company organized under the laws of the British Virgin Islands. Lion Gate, LLC is significantly engaged in the business of trading and investments. The sole member of Lion Gate, LLC is Mr. Thamer Bin Saeed Al-Shanfari, a citizen of the Sultanate of Oman. See "Information Regarding Acquisition and Merger Sub."


THE SPECIAL MEETING

         The special meeting (the "Special Meeting") of the shareholders of Besicorp will be held at 9:00 a.m. (local time) on February _____, 1999, at _________________________________ New York.

         The Special Meeting will be held to permit holders of shares of Besicorp Common Stock to vote upon a proposal to adopt the Plan of Merger, a copy of which is attached hereto as Annex A. The Plan of Merger provides for the merger of Merger Sub with and into Besicorp and contemplates that prior to the consummation of the Merger, Besicorp will distribute to its shareholders on a pro rata basis all of the shares of Newco Common Stock. Newco at such time will, among other things, own Besicorp's photovoltaic and independent power plant development businesses and have assumed essentially all of Besicorp's liabilities and obligations other than the Permitted Liabilities for which the Surviving Corporation remains liable.

THE MERGER CONSIDERATION

         If the Plan of Merger is adopted and the Merger consummated, each share of Besicorp Common Stock issued and outstanding immediately prior to the Effective Date (as defined) will be converted into the right to receive $34.50 in cash (subject to upward adjustment if the Base Amount exceeds $105,275,000, as described herein and in the Plan of Merger), without any interest thereon. See "Plan of Merger -- Merger Consideration." It is anticipated that if there is any upward adjustment, such adjustment will not exceed approximately $4.00 per share. There will not be a downward adjustment to the Merger Consideration; however, no assurance can be given that there will be any upward adjustment to the Merger Consideration.

The Base Amount is determined pursuant to the following formula:

         The Base Amount is basically:

         (A) the sum of:

                  (i) $500,000,
                  (ii) the claimed tax refund for fiscal year 1998 (but only up to $3,903), (iii) Besicorp's cash and cash equivalents as of the Effective Date, (iv) .9975 multiplied by the price of a share of Niagara Mohawk Common Stock as of the Closing Date multiplied by the number of shares of Niagara Mohawk Common Stock held by Besicorp as of the Effective Date (not to exceed 50,000 shares), and (v) the liabilities of Besicorp or any Remaining Subsidiary for unpaid federal income taxes for the current fiscal year through the Effective Date multiplied by .8357, less

         (B) the sum of:

                  (i) all liabilities of Besicorp or a Remaining Subsidiary (excluding certain state income tax and certain intercompany liabilities) determinable as of the Effective Date; (ii) an estimate of all Damages, and certain other damages; and (iii) transfer and similar taxes incurred in connection with the Transactions, assuming the prior establishment of the Escrow Fund.


         As an example, on January 25, 1999, based on the most recent ascertainable financial information, Besicorp estimates that the Base Amount would have equaled $116,058,689. Since this exceeds $105,275,000 by $10,783,189, there would be an upward adjustment of $10,783,189 divided by 3,051,435 (the number of shares of Besicorp Common Stock on a fully diluted basis which is assumed to be outstanding as of the Effective Date), or $3.53 per share of Besicorp Common Stock so that the Merger Consideration would equal $38.03. The aggregate amount of the payment to be made by Acquisition pursuant to the Plan of Merger equals the Merger Consideration multiplied by the number of shares of Besicorp Common Stock outstanding immediately prior to the Effective Date. This aggregate amount cannot be determined at present. However, assuming that there are 3,051,435 shares outstanding, this amount shall be no less than $105,275,000 and in the above example would amount to $116,058,689. The aggregate amount is not likely to be much greater than $116,998,997.50.

         In order to determine whether there will be an adjustment to the Merger Consideration, Besicorp is required no later than twenty days prior to Closing to deliver to Buyer a statement (the "Statement") setting forth the components of the Base Amount. Buyer shall notify Besicorp of its acceptance or rejection of the Statement within five days of receipt. In the event that Buyer rejects the statement and Besicorp and Buyer are unable to reach an agreement on the Statement within three days prior to the closing of the Merger (the "Closing"), the Plan of Merger will be deemed terminated. It is the intent of the parties to hold the Closing immediately following the Special Meeting; therefore, it is anticipated that the Statement shall have been finalized prior to the Special Meeting and the amount of the upward adjustment, if any, will have been determined prior to such Special Meeting. See "Plan of Merger -- Merger Consideration."


RECORD DATE; QUORUM; VOTE REQUIRED

         Only holders of record of Besicorp Common Stock as of the close of business on February 3, 1999 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, 3,038,935 shares of Besicorp Common Stock were outstanding.

         The presence, in person or by proxy, of the holders of a majority of the shares of Besicorp Common Stock outstanding on the Record Date is required to constitute a quorum at the Special Meeting. See "Voting at the Special Meeting -- Quorum." Shareholders of record on the Record Date are entitled to one vote per share on any matter which may properly come before the Special Meeting. For the Plan of Merger to be adopted, holders of at least 66 2/3% of the shares of Besicorp Common Stock outstanding as of the Record Date must vote in its favor. Abstentions and broker-non-votes will have the effect of votes against the Plan of Merger. Abstentions, but not broker non-votes, will be counted in determining the presence of a quorum. If the shareholders do not adopt the Plan of Merger, the Merger, in its current form, will not be consummated. See "Plan of Merger -- Conditions to the Merger."

         As of the Record Date, the executive officers and directors of Besicorp owned an aggregate of 1,598,707 shares of Besicorp Common Stock, representing 52.6% of the outstanding shares of Besicorp Common Stock without giving effect to shares (the "Conversion Shares") issuable upon exercise or conversion of options, warrants or other outstanding rights to acquire Besicorp Common Stock (the "Rights"). None of the Conversion Shares will be eligible to vote at the Special Meeting. See "Factors to be Considered - Interests of Executive Officers and Directors in the Merger." In addition, as of the Record Date, The Zinn Family Charitable Trust (the "Trust") established by Michael F. Zinn, the Chairman of the Board, President and

Chief Executive Officer of Besicorp, owned 126,984 shares of Besicorp Common (Mr. Zinn disclaims beneficial ownership of these shares). See "Business of the Company--Security Ownership of Certain Beneficial Owners and Management."
Accordingly, the favorable vote of only 300,266 shares (in addition to the shares owned by the executive officers and directors and the Trust, all of whom intend to vote such shares in favor of adopting the Plan of Merger) of Besicorp Common Stock is required for adoption of the Plan of Merger by Besicorp's shareholders. See "Voting at the Special Meeting -- Record Date; Vote Required" and "Plan of Merger -- Termination -- Damages."


BACKGROUND OF THE MERGER

         Besicorp had, until recently, ownership interests (the "Partnership Interests") in five domestic power plants (the "Power Plants") which, pursuant to power purchase agreements (the "Power Purchase Agreements"), provided capacity and electrical power to Niagara Mohawk Power Corporation ("Niagara Mohawk"). On or about October 1995, Niagara Mohawk announced its intention to renegotiate the Power Purchase Agreements and similar agreements it had with other independent power producers. As a result of these negotiations, the partnerships (the "Partnerships") which owned the Power Plants, Niagara Mohawk and certain other independent power producers entered into a Master Restructuring Agreement (the "MRA") in July 1997, which became effective on June 30, 1998, which provided for, among other things, the termination or restructuring of the Power Purchase Agreements. In connection therewith, Besicorp has received through September 30, 1998, among other things, common stock of Niagara Mohawk (the "Niagara Mohawk Common Stock") with a value of approximately $69 million at June 30, 1998 and net cash of approximately $59 million, $8 million of which is subject to certain reserves. Anticipating, among other things, that (i) the proceeds to be received as a result of the MRA would substantially exceed the operating and projected operating needs of Besicorp's remaining businesses, and (ii) after the termination of these Power Purchase Agreements, the power generated by the Power Plants could not be sold profitably, Besicorp, in March, 1997, retained PaineWebber, and, after such relationship was terminated as of November 1997 by PaineWebber (PaineWebber having discontinued the department representing Besicorp), retained Josephthal & Co., Inc. ("Josephthal") in December, 1997, to assist Besicorp in formulating and consummating a strategy or transaction to maximize the value of the MRA to Besicorp's shareholders and in February 1998, the Partnerships retained Josephthal to sell the Power Plants. The Power Plants were sold in November and December 1998 and Besicorp will receive net proceeds of approximately $10.7 million as a result of such sales.

         The proceeds of the MRA and the sale of the Power Plants far exceed Besicorp's requirements for its remaining businesses (i.e., the photovoltaic business and its independent power plant development business (the "Continuing Businesses")); moreover, in management's opinion, the risks associated with reinvesting the after-tax proceeds (the "Proceeds") from the MRA and the Power Plant sales in such businesses exceed the benefits that could potentially be realized from such reinvestment.

         Since investing the Proceeds in the Continuing Businesses would constitute a risky investment, Besicorp concluded it would be preferable, and safer from the perspective of the shareholders of Besicorp, not to invest the Proceeds (other than the approximately $1 million to $2 million Besicorp currently anticipates contributing to Newco in connection with the Spin-Off) in the Continuing Businesses. Therefore, Besicorp considered how best to go forward with the Continuing Businesses that in management's estimate would not be likely to generate significant profits, if any, for the next several years and with the cash and shares of Niagara Mohawk Common Stock that Besicorp received as proceeds of the MRA and the sale of the Power Plants.

         Besicorp concluded that in light of the fact that its experience was principally in developing and managing independent power plants and the solar power business (the "Historical Company Businesses"), it would be inappropriate to invest the remainder of the Proceeds in a business new to Besicorp (i.e., businesses unrelated to the Historical Company Businesses) in which Besicorp had no experience. Besicorp concluded it would focus primarily on the continued development and marketing of its photovoltaic products and systems and on the development of independent power plants.

         Besicorp concluded, after considering various alternatives, and soliciting both cash and non-cash bids for Besicorp, that the sale of Besicorp (other than the Continuing Businesses), for cash would be more beneficial to its shareholders than any other viable alternative. This ultimately led Besicorp to decide to effectuate the spin-off of these businesses to its shareholders pursuant to the Spin-Off, and by entering into the Plan of Merger, to seek to maximize the return to Besicorp's shareholders on the Proceeds.

         On behalf of Besicorp, Josephthal contacted approximately 40 different entities to discuss their interest in pursuing some type of transaction with Besicorp such as purchasing substantially all of its assets or making a tender offer for all of the Besicorp Common Stock. As a result of Josephthal's efforts a transaction between Besicorp and Acquisition was proposed. From late August through early September 1998, Besicorp and Acquisition exchanged proposed forms of a letter of intent. During the months of September through November 1998, representatives of Besicorp and Acquisition met numerous times and held discussions by telephone to negotiate the terms and conditions of a plan of merger, drafts of which were circulated from time to time. See "Factors to be Considered -- Background of the Merger."

RECOMMENDATION OF BESICORP'S BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF BESICORP HAS UNANIMOUSLY DETERMINED THAT THE PLAN OF MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BESICORP AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF BESICORP UNANIMOUSLY RECOMMENDS ADOPTION OF THE PLAN OF MERGER BY BESICORP'S SHAREHOLDERS. For a discussion of the factors considered by Besicorp's Board of Directors in adopting the Plan of Merger, see "Factors to be Considered."


OPINION OF FINANCIAL ADVISOR

         Josephthal has delivered to the Board of Directors of Besicorp a written opinion dated November 20, 1998, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration (assuming that the merger consideration is $34.50 per share) was fair, from a financial point of view, to the holders of Besicorp Common Stock. The full text of the written opinion of Josephthal which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement and should be read carefully in its entirety. THE OPINION OF JOSEPHTHAL IS DIRECTED TO THE BOARD OF DIRECTORS OF BESICORP AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER (INCLUDING, WITHOUT LIMITATION, THE SPIN-OFF AND ITS EFFECT ON THE MERGER CONSIDERATION) OR ANY RELATED TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE HIS SHARES AT THE SPECIAL MEETING. A PORTION OF JOSEPHTHAL'S COMPENSATION IS CONTINGENT UPON THE CONSUMMATION OF THE MERGER. See "Factors to Be Considered -- Opinion of Financial Advisor."


INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

         Michael F. Zinn, Michael J. Daley and Frederic Zinn, executive officers of Besicorp, will be paid bonuses of $1,000,000, $500,000 and $500,000, respectively, by Besicorp immediately before the consummation of the Merger.

         The Board and a committee thereof have as of November 1998 taken action
(1) allowing the executive officers and directors who hold unvested Rights to acquire Besicorp Common Stock, to exercise such Rights currently, and to permit such persons to participate in the Spin-Off and the Merger and (2) removing the forfeiture provisions from directors' and executive officers' restricted shares of Besicorp Common Stock (e.g., Besicorp Common Stock that would be forfeited if the holder thereof ceases to be employed (including service as a director) by Besicorp upon the consummation of the Merger).

         Immediately before the Closing, Besicorp is required to deposit $6 million (the "Escrow Fund") into an escrow account pursuant to the escrow agreement provided for by the Plan of Merger and as more fully described herein (the "Escrow Agreement"). See "Plan of Merger Escrow Agreement." A portion of the Escrow Fund may be used, among other things, to satisfy or defend certain claims made against officers and directors of Besicorp. The Surviving Corporation's certificate of incorporation and by-laws following the Merger will continue, subject to certain limitations, to provide for the indemnification of Besicorp's officers and directors in a manner consistent with the provisions of such charter documents as in effect at the Effective Date (as defined hereafter). See "Plan of Merger - Certain Covenants: Indemnification." Besicorp will, prior to the Effective Date, procure officers' and directors' liability insurance covering certain persons including current officers and directors. The consummation of the Merger may adversely affect certain shareholder derivative law suits (which have previously been dismissed although such dismissals are being appealed) pending against certain of Besicorp's officers and directors. It is anticipated that the directors and executive officers of Besicorp will serve Newco in capacities in which they currently serve Besicorp and that they will be compensated for the services they render on behalf of Newco. Aside from the foregoing, and the shares of Newco Common Stock that the executive officers and directors will be entitled to receive in the Spin-Off as shareholders of Besicorp Common Stock, the executive officers and directors will receive no benefits as a result of the Spin-Off. See "Factors to be Considered - Interests of Executive Officers and Directors in the Merger," "Plan of Merger - Escrow Agreement" and "Business of the Company Legal Proceedings."


CONDITIONS TO THE MERGER

         Besicorp and Buyer are only obligated to complete the Merger, if, among other things, the Plan of Merger is adopted by the shareholders of Besicorp. The Merger also is subject to certain other closing conditions, including the occurrence of the Spin-Off and Merger Sub's having received the Financing, that may be waived by the parties, subject to applicable law and certain limitations imposed by the Plan of Merger. Besicorp does not presently intend to waive any such conditions although it reserves the right to do so. If Besicorp were to waive a material condition, either before or after the Special Meeting, Besicorp intends to notify the holders of Besicorp Common Stock and seek the shareholders' approval of such waiver before consummating the Merger. See "Plan of Merger -- Conditions to the Merger."

TERMINATION

         The Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Date by mutual written consent of Besicorp and
Buyer, or by either Besicorp or Buyer in certain other circumstances, in accordance with the termination provisions of the Plan of Merger. Upon termination of the Plan of Merger, depending upon the circumstances surrounding the termination, Besicorp may be obligated to reimburse Buyer for its out-of-pocket costs and expenses reasonably incurred and due to third parties in connection with the Plan of Merger and the Transactions (collectively, "Covered Expenses"), up to $600,000, and, in certain circumstances, also pay to Merger Sub $3.5 million (the "Termination Payment"). See "Plan of Merger -- Termination."


EFFECTIVE DATE; CANCELLATION OF STOCK CERTIFICATES; AND RECEIPT OF MERGER CONSIDERATION

         Under the Plan of Merger, the required filing of the Certificate of Merger is expected to be made as soon as practicable after the satisfaction or waiver of all conditions to the Merger, including the adoption of the Plan of Merger by the shareholders of Besicorp at the Special Meeting. The Merger will be effective as of the date of filing of the Certificate of Merger with the Secretary of State of the State of New York in accordance with the New York Business Corporation Law (the "BCL") or at such later time as provided in such Certificate of Merger (the "Effective Date") and as a result thereof the shares of Besicorp Common Stock will be converted into the right to receive the Merger Consideration. Promptly thereafter, Continental Stock Transfer & Trust Co., Besicorp's transfer agent, or such other person designated by the parties prior to the Effective Date as the paying agent (the "Paying Agent"), will notify Besicorp's shareholders of the consummation of the Merger and will provide the shareholders with, among other things, the forms of documents (the "Letter of Transmittal") needed to exchange their shares of Besicorp Common Stock for the Merger Consideration. DO NOT SURRENDER YOUR CERTIFICATES OF BESICORP COMMON STOCK UNTIL YOU RECEIVE AND COMPLETE SUCH LETTER OF TRANSMITTAL. See "Plan of Merger -- The Merger."


DISSENTERS' RIGHTS

         Besicorp's shareholders will not have any right to dissent from the Merger and demand appraisal rights in connection with the Merger because under
Section 910(1)(A)(iii) of the BCL, such rights are not available to the shareholders of a New York corporation if the corporation's stock is listed on a national securities exchange, as are the shares of Besicorp Common Stock. See "Voting at the Special Meeting -- Dissenters' Rights."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Each Besicorp shareholder will generally recognize gain or loss, for federal income tax purposes, in an amount equal to the difference between the amount of cash received by such shareholder for his or her shares of Besicorp Common Stock pursuant to the Merger and the adjusted tax basis in such shares. In addition, holders of Besicorp Common Stock at the record date for the Spin-Off will generally receive dividend income equal to the value of the shares of Newco Common Stock (which has not yet been determined, but will be determined by the Board before the Spin-Off and is estimated to range from approximately $.82 to $1.15 per share of Besicorp Common Stock) or the amount of cash or both received by such holder pursuant to the Spin-Off. Additional information concerning the tax consequences of the Spin-Off will be provided in the Information Statement that will be sent to shareholders of Besicorp at or about the Effective Date of the Merger.

         Management is not aware of any material claims of Besicorp's creditors other than (i) claims arising out of the legal proceedings described under "Business of the Company -- Legal Proceedings" and (ii) accrued unpaid federal income taxes for the current fiscal year of Besicorp through the Effective Date and the liability of Besicorp and/or its Subsidiaries for New York State income taxes for Besicorp's current fiscal year. If the Surviving Corporation is not able to discharge any claims of creditors existing at the Effective Date, it is possible that creditors (including the taxing authorities) may seek to bring claims against persons who were shareholders of Besicorp immediately prior to the Effective Date of the Merger by asserting that such shareholders are subject to transferee liability. Though management believes that it is unlikely that such claims would be successful, if any such claims were successful, the net benefit received by such shareholders from the Merger Consideration and the Spin-Off could be materially reduced. The law firm of Coudert Brothers has rendered an opinion, subject to the qualifications and limitations set forth therein, to the effect that, if any such claims were to be made by the Internal Revenue Service, it is more likely than not that Besicorp's shareholders would not be liable as transferees for Besicorp's U.S. federal income tax liability for the current year solely as a result of the receipt of the Merger Consideration.

         Besicorp's shareholders should read carefully the discussion under "Factors to Be Considered -- Material Federal Income Tax Consequences" and are urged to consult their own tax advisors as to the tax consequences of the Merger to them under federal, state, local or any other applicable law.


SPIN-OFF

         Besicorp will authorize the distribution of the Newco Common Stock (or cash in lieu of fractional shares of Newco Common Stock) to persons who are shareholders of Besicorp as of the record date for the Spin-Off (the "Spin-Off Record Date"), which is expected to be the same day as the Effective Date. At the time of the Spin-Off, Newco will own, among other things, Besicorp's photovoltaic and independent power plant development businesses and all of Besicorp's assets other than Besicorp's cash (except for $1 million to $2 million which Besicorp will contribute to Newco), securities owned by Besicorp (including the shares of Niagara Mohawk Stock), certain subsidiaries, the Corporate Headquarters (which Newco will lease) and certain other assets with a face value of approximately $1.1 million and will have assumed essentially all of Besicorp's liabilities and obligations, other than the Permitted Liabilities for which the Surviving Corporation remains liable. The Information Statement that will be sent to Besicorp's shareholders in conjunction with the Spin-Off will contain additional information regarding the Spin-Off and Newco. See "The Spin-Off."


TRADING MARKET FOR AND MARKET PRICE OF BESICORP COMMON STOCK

         Set forth below are the high and low sales prices as reported on the AMEX ECM for the periods indicated.

Fiscal Year Ended March 31,

                                    High                      Low
                                    ----------                ----------

1997     First Quarter              $ 16                      $ 11-3/4
         Second Quarter               14-3/4                    10
         Third Quarter                15-1/8                    11-1/4
         Fourth Quarter               20-7/8                    12-1/4

1998     First Quarter              $ 21-1/2                  $ 15-1/8
         Second Quarter               40                        19-7/8
         Third Quarter                36-15/16                  30-3/4
         Fourth Quarter               35-1/2                    23-5/8

1999     First Quarter              $ 39-1/2                  $ 26-1/16
         Second Quarter               40                        29-3/4
         Third Quarter                36-3/4                    29-7/8
         Fourth Quarter               31-5/16                   29-5/16
         (through January
          22, 1999)


         On November 20, 1998, the business day immediately prior to the date of public announcement of the Board's adoption of the Initial Plan of Merger, the last reported sales price of the Besicorp Common Stock was $32-7/8. As of January 22, 1999, the last reported sales price of the Besicorp Common Stock was $29-5/16. See "Market Information Regarding Besicorp Common Stock."


                          VOTING AT THE SPECIAL MEETING

INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Besicorp for the Special Meeting. At the Special Meeting, the shareholders of Besicorp will consider and vote on a proposal to adopt the Plan of Merger.


TIME, DATE AND PLACE OF MEETING

         The Special Meeting will be held at 9:00 a.m. (local time) on February _____, 1999 at ____________________________________, New York.


RECORD DATE; VOTE REQUIRED

         The Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting is February 3, 1999. Accordingly, only shareholders of record of Besicorp at the close of business on the Record Date have the right to receive notice of and to vote at the Special Meeting and any postponement or adjournment thereof and each such shareholder will be entitled to one vote for each share of Besicorp Common Stock held of record on the Record Date. As of the Record Date, there were 3,038,935 shares of Besicorp Common Stock outstanding.

         Under the BCL, the affirmative vote of holders of at least 66 2/3% of the shares of Besicorp Common Stock outstanding as of the Record Date is required to adopt the Plan of Merger. Accordingly, abstentions and broker non-votes will have the effect of votes against the Plan of Merger and abstentions, but not broker non-votes, will be counted in determining the presence of a quorum.

         As of the Record Date, the executive officers and directors of Besicorp owned an aggregate of 1,598,707 shares of Besicorp Common Stock, representing 52.6% of the outstanding shares of Besicorp Common Stock without giving effect to the Conversion Shares issuable upon exercise or conversion of Rights. None of the Conversion Shares will be eligible to vote at the Special Meeting. See "Factors to be Considered - Interests of Executive Officers and Directors in the Merger." In addition, as of the Record Date, The Zinn Family Charitable Trust

(the "Trust") established by Michael F. Zinn, the Chairman of the Board, President and Chief Executive Officer of Besicorp, owned 126,984 shares of Besicorp Common (Mr.. Zinn disclaims beneficial ownership of these shares). See "Business of the Company--Security Ownership of Certain Beneficial Owners and Management." Accordingly, the favorable vote of only 300,266 shares (in addition to the shares owned by the executive officers and directors and the Trust, all of whom intend to vote such shares in favor of adopting the Plan of Merger) of Besicorp Common Stock is required for adoption of the Plan of Merger by Besicorp's shareholders. See "Plan of Merger -- Termination -- Damages."

         The Board of Directors of Besicorp unanimously determined on November 20, 1998 and January 28, 1999, that the Plan of Merger is fair to, and in the best interests of, Besicorp and its shareholders. The Board of Directors of Besicorp unanimously adopted the Plan of Merger and recommends adoption of the Plan of Merger by Besicorp's shareholders. The Board of Directors of Merger Sub and the board of managers of Acquisition, as the sole shareholder of Merger Sub and on behalf of Acquisition, have adopted the Merger and the Plan of Merger.

QUORUM

         Under the BCL and Besicorp's by-laws, the presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Besicorp Common Stock is required to constitute a quorum at the Special Meeting.


SOLICITATION, REVOCATION AND USE OF PROXIES

         Shares of Besicorp Common Stock represented by a properly executed proxy received by Besicorp will, unless such proxy is properly revoked prior to the Special Meeting, be voted at the Special Meeting in accordance with the instructions thereon. SHARES OF BESICORP COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN INSTRUCTIONS TO THE CONTRARY WILL BE VOTED FOR ADOPTION OF THE PLAN OF MERGER AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. However, shares of Besicorp Common Stock represented by properly executed proxies which vote against the adoption of the Plan of Merger shall not be voted for any adjournment or postponement in order to continue to solicit proxies to adopt the Plan of Merger.

         The Board knows of no business that will be presented for consideration at the Special Meeting other than the proposal to adopt the Plan of Merger. If other matters should properly come before the Special Meeting, the proxy holders will vote on such matters in accordance with their best judgments. Proxies are being solicited hereby on behalf of the Board.

         Any shareholder of record may revoke his or her proxy at any time before it is voted by executing and delivering to the Secretary of Besicorp, at Besicorp's principal executive offices as set forth under "Summary -- The Parties", an instrument of revocation or a proxy bearing a later date, and by delivering a written notice to the Secretary of Besicorp stating that the proxy is revoked, or by voting in person at the Special Meeting.

         The cost of soliciting proxies, including the cost of preparing, assembling, printing and mailing this Proxy Statement, the Proxy and any additional materials furnished to shareholders, will be borne by Besicorp. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses. Proxies may be solicited by directors, officers or employees of Besicorp in person or by telephone, telegram or other means. No additional compensation will be paid for these services other than for their out-of-pocket expenses (which it is anticipated will be nominal) incurred in connection therewith.


DISSENTERS' RIGHTS

           Some states allow shareholders of corporations that are involved in a merger to dissent from such merger, in which case, generally, a court determines (i.e., appraises) the value of their shares which such shareholders are entitled to receive in lieu of accepting the payment provided by the agreement or plan of merger. Besicorp's shareholders will not have this appraisal right in connection with the Merger because, under Section 910(1)(A)(iii) of the BCL, such rights are not available to the shareholders of a New York corporation if the corporation's stock is listed on a national securities exchange, as are the shares of Besicorp Common Stock.


                            FACTORS TO BE CONSIDERED

PURPOSES AND EFFECTS OF THE MERGER

         Besicorp had, until recently, Partnership Interests in five Power Plants which, pursuant to the Power Purchase Agreements, provided capacity and electrical power to Niagara Mohawk. The Partnerships which owned the Power Plants, Niagara Mohawk and certain other independent power producers entered into the MRA in July 1997, which became effective on June 30, 1998, and which provided for, among other things, the termination or restructuring of the Power Purchase Agreements. In connection therewith, Besicorp has received through September 30, 1998, among other things, Niagara Mohawk Common Stock with a value of approximately $69 million at June 30, 1998 and net cash of approximately $59 million, $8 million of which is subject to certain reserves. See "-- Background of the Merger" and "Business of the Company." As a result of the MRA, the Partnerships no longer had customers for the electric power and capacity generated by the Power Plants and, accordingly, sold the Power Plants in November and

December 1998 which will result in Besicorp receiving net proceeds of approximately $10.7 million from such sales. The proceeds of the MRA and the sale of the Power Plants far exceed Besicorp's requirements for its remaining businesses (i.e., the photovoltaic business and its independent power plant development business (the "Continuing Businesses"); moreover, in management's opinion, the risks associated with reinvesting the after-tax proceeds (the "Proceeds") from the MRA and the Power Plant sales in such businesses exceed the benefits that could potentially be realized from such reinvestment. This conclusion was based upon the following considerations. First, since independent power development businesses generally generate significant revenues and profits only after plants become operational, but Besicorp's other power project initiatives were in very early stages, it was, in management's estimate, unlikely that Besicorp would be significantly profitable during the next several years. Second, Besicorp's competitors would continue to have greater resources than Besicorp. Third, the photovoltaic business had historically incurred losses and there could be no assurance (because of the historical operating losses and competitive nature of such business) that the application of the Proceeds would lead to profitability. Fourth, the Proceeds far exceeded the amount that could be prudently be reinvested in the Continuing Businesses over the next few years. See "Opinion of Financial Advisor - Reinvestment Alternative." Since investing the Proceeds in the Continuing Businesses would constitute a risky investment, Besicorp concluded it would be preferable, and safer from the perspective of the shareholders of Besicorp, not to invest the Proceeds (other than the approximately $1 million to $2 million Besicorp currently anticipates contributing to Newco in the Spin-Off) in the Continuing Businesses. Therefore, Besicorp considered how best to go forward with the Continuing Businesses that in management's estimate would not be likely to generate significant profits, if any, for the next several years and with the cash and shares of Niagara Mohawk Common Stock that Besicorp received as proceeds of the MRA and the sale of the Power Plants.

         Besicorp has, through December 31, 1998, used a portion of the Proceeds to satisfy approximately $700,322 of its outstanding indebtedness which constitutes most of its outstanding indebtedness; however, no consideration was given to using the Proceeds to satisfy Newco's indebtedness inasmuch as Newco had not assumed nor intended to assume any material indebtedness and only contemplated assuming contingent liabilities. Besicorp concluded that in light of the fact that its experience was limited to developing and managing independent power plants and the solar power business (the "Historical Company Businesses"), it would be inappropriate to invest the remainder of the Proceeds in a business new to Besicorp (i.e., businesses unrelated to the Historical Company Businesses) in which Besicorp had no experience. Besicorp concluded it would focus primarily on the continued development and marketing of its photovoltaic products and systems and on the development of independent power plants.

         Therefore, Besicorp decided to sell all of Besicorp except for the Continuing Businesses or, if appropriate, to sell all of Besicorp including the Continuing Businesses. Prospective purchasers of Besicorp were not interested in acquiring the Continuing Businesses. Besicorp concluded, after considering various alternatives, and soliciting both cash and non-cash bids for

Besicorp, that the sale of Besicorp (other than the Continuing Businesses), for cash would be more beneficial to its shareholders than any other viable alternative. This ultimately led Besicorp to decide to effectuate the spin-off of these businesses to its shareholders pursuant to the Spin- Off, and by entering into the Plan of Merger, to seek to maximize the return to Besicorp's shareholders on the Proceeds.

         Accordingly, the Merger is intended to maximize the return to Besicorp's shareholders by providing them with $34.50 in cash, subject to upward adjustment if the Base Amount exceeds $105,275,000, for each share of Besicorp Common Stock they hold. As a result, Acquisition, through Merger Sub, will acquire all of the outstanding shares of Besicorp Common Stock. The factors leading to the decision by Besicorp to adopt the Merger are set forth under the caption "-- Background of the Merger."

         If the Merger is consummated, holders of Besicorp Common Stock will no longer have any equity interest in Besicorp. Instead, each such shareholder will receive, upon surrender of the certificate or certificates evidencing Besicorp Common Stock, the Merger Consideration in exchange for each share of Besicorp Common Stock owned by such shareholder immediately prior to the Effective Date. See "-- Certain Effects of the Merger."


BACKGROUND OF THE MERGER

         Besicorp had, until recently, Partnership Interests in the Power Plants which, pursuant to the Power Purchase Agreements, provided capacity and electrical power to Niagara Mohawk. On or about October 1995, Niagara Mohawk announced its intention to renegotiate the Power Purchase Agreements and similar agreements it had with other independent power producers because of, among other things, its deteriorating financial condition and competitive conditions in the electrical power generation industry. As a result of these negotiations, in July 1997, certain independent power producers (including the Power Plants) entered into the MRA with Niagara Mohawk. The MRA provided for the termination or restructuring of these power purchase agreements, including the Power Purchase Agreements, in consideration for which the independent power producers would receive cash or Niagara Mohawk Common Stock or a combination of both. Recognizing that, in the aggregate, for the fiscal years ended March 31, 1997 and 1996, all of Besicorp's net income and more than 59% of its total revenues were derived from these Power Purchase Agreements and the Partnership Interests and anticipating, among other things, that (i) the proceeds to be received as a result of the MRA would substantially exceed the operating and projected operating needs of Besicorp's remaining businesses, and (ii) after the termination of these Power Purchase Agreements, the power generated by the Power Plants could not be sold profitably, Besicorp, in March, 1997, retained PaineWebber which contacted more than fifty different entities to discuss their interest in pursuing a transaction with Besicorp. (Only one entity contacted by PaineWebber, a non-regulated subsidiary of a public utility, entered into negotiations with Besicorp with respect to a possible transaction which negotiations were mutually terminated.) After such relationship was terminated by PaineWebber as of November 1997 (the PaineWebber department representing Besicorp having been discontinued), Besicorp retained Josephthal in December, 1997, to assist Besicorp in formulating and consummating a strategy or transaction to maximize the value of the MRA to Besicorp's shareholders and in February 1998, the Partnerships retained Josephthal to sell the Power Plants.

         On behalf of Besicorp, Josephthal contacted approximately forty different entities (including Acquisition or its affiliates) to discuss their interest in pursuing some type of transaction with Besicorp such as purchasing substantially all of its assets or making a tender offer for all of the Besicorp Common Stock. Ultimately only three entities other than Acquisition or its affiliates expressed serious interest but no agreement on terms and conditions was reached with any entity other than Acquisition. An entity engaged in the merchant power business (the "First Potential Buyer"), which had previously been introduced to Besicorp by PaineWebber, contacted Josephthal in the fall of 1997. These discussions ended (without being formally terminated by either party) in or about January 1998 due to differences over the indemnities to be afforded to such buyer and the amount required to be held in escrow by the First Potential Buyer to satisfy Besicorp's liabilities and obligations. A private investment group (the "Second Potential Buyer") contacted Josephthal in or about June 1998; discussions ceased on account of a lack of interest in continuing them in August 1998 without the purchase price, the structure of a transaction or the disposition of the Continuing Businesses having been discussed. A private investment group (the "Third Potential Buyer") contacted Josephthal in March 1998 contemplating a cash tender offer to be followed up by a cash-out merger to acquire shares that were not tendered. This buyer did not desire to acquire the Continuing Businesses. These discussions were terminated by Besicorp in September 1998 because the purchase price the Third Potential Buyer contemplated paying (determinable in a manner similar, but not identical, to the calculation of the Base Amount) was not as favorable to Besicorp as Acquisition's proposal.

         From late August through early September 1998, Besicorp and Acquisition exchanged proposed forms of letter of intent.

         On September 10, 1998, representatives of Besicorp, Josephthal and Acquisition met. The representatives of Besicorp present at the meeting were Michael J. Daley, Executive Vice President and Chief Financial Officer, Joyce DePietro, Vice President/Administration, and Frederic M. Zinn, Esq., Senior Vice President, Secretary and General Counsel, together with Besicorp's outside counsel. Acquisition was represented by John Huber, a representative of Acquisition's manager, together with counsel to Acquisition and its affiliates. Josephthal was represented by Robert Wien. At the meeting, Acquisition and Besicorp agreed to continue to proceed with negotiating a transaction and executed an agreement to the effect that through October 10, 1998 Besicorp would not initiate, solicit or engage in any discussion with respect to any proposals by third parties to acquire Besicorp, and that it would pay certain of Acquisition's expenses, up to $200,000, if, among other things, such proposals were solicited prior to such date. The representatives also discussed the terms and conditions of the proposed form of Initial Plan of Merger, drafts of which had previously been circulated and Acquisition's representatives confirmed that Acquisition was not interested in acquiring the Continuing Businesses. This draft was expressly in a very preliminary form and was provided by Acquisition solely as a means to set forth in general terms a proposed structure in which Acquisition would be merged with and into Besicorp, with Besicorp as the surviving corporation and with the shareholders of Besicorp receiving cash for their shares. This draft also provided for an escrow fund of $4 million and contained indemnification provisions to be further negotiated.

         From the commencement of negotiations, the parties recognized that because of the MRA, the now-completed (but then continuing) attempt to sell the Power Plants and Acquisition's lack of interest in acquiring the Continuing Businesses, the Merger Consideration could not be based on historic share prices, a multiple of earnings or a combination of the two. Instead, the negotiations with respect to Merger Consideration and the Merger Consideration were based on the value of the assets and liabilities that would remain in Besicorp following the Spin-Off. Since the Merger Consideration was to be based on the value of such assets and liabilities, it was not necessary for purposes of the merger negotiations to value the assets that were to be contributed to Newco since instead of being sold they would, as a result of the Spin-Off, continue to be owned by the current shareholders of Besicorp. Nor did the parties focus on the trading price of the Besicorp Common stock. During the period beginning shortly before the announcement of the MRA, the Besicorp Common Stock had traded at unexpectedly high prices that did not reflect, in the management's opinion, Besicorp's value. The high prices appeared to reflect unrealistic expectations about the proceeds Besicorp was likely to realize as a result of the sale of the Power Plants and did not fully recognize the impact on Besicorp of the consequences of the MRA and sales of the Power. Management realized that any potential purchaser would be aware of the value of Besicorp's assets and did not expect potential purchasers' to make offers based solely on the unexpectedly high share prices. In addition, management believed that high share prices overvalued the Company's value because such share prices were based on a small trading volume.

         Although at the time there was no definitive agreement on the terms of a potential transaction, Acquisition began to conduct its due diligence investigation of Besicorp (including the entities in which Besicorp has
ownership   interests)  and  various   representatives  of  Acquisition  visited
Besicorp's  facilities  on several  occasions  throughout  September and October
1998.

         On or about October 7, 1998, Acquisition's representatives delivered a revised draft (the "October 7 Draft") of the Initial Plan of Merger to representatives of Besicorp. This draft reflected a number of revisions to the initial draft based on preliminary due diligence and further discussion as to structure. This draft also included the financing contingency required by Acquisition and included provisions with respect to termination on behalf of either party, as well as provisions tailoring the representations, warranties and certain covenants more precisely to the assets that will remain as assets of Besicorp following the completion of the transaction. The amount of the merger consideration was not further refined in this draft, nor were the provisions with respect to escrow and indemnification fully agreed upon.

         The Board met on October 16, 1998, after having received a copy of the October 7 Draft and a very preliminary version of a report prepared by Josephthal with respect to its review of the proposed Merger and Initial Plan of Merger (which preliminary report, in all material respects, paralleled the methodologies and analyses employed by and fairness determination reached by, Josephthal in the report delivered to the Board on November 20, 1998). The Board reviewed and discussed at length: (i) recent developments with respect to Besicorp (including the proceeds received from the MRA and the terms and timing of the contemplated power plant sales); (ii) the reasons for the Merger, the proposed nature and amount of consideration estimated to be received by Besicorp's shareholders in the Merger and the benefits to Besicorp's shareholders of the Merger; (iii) the limited number of potential independent domestic power plant development projects available to Besicorp; (iv) the competitive nature of the unregulated domestic electrical generation industry and, in particular, limitations on Besicorp's ability to compete in the deregulated domestic merchant power industry due to its lack of size and capital; (v) the inability of the Power Plants to generate electrical power profitably following the termination of the Power Purchase Agreements and the characteristics of such plants; (vi) the timing required to negotiate and effect a merger; (vii) that the Merger would be structured as a cash merger whereby the shareholders of Besicorp would have the right to receive cash for each outstanding share of Besicorp Common Stock and would have no continuing interest in Besicorp or the Surviving Corporation; and (viii) the businesses and assets that Acquisition was not interested in acquiring and the possibility of distributing such assets to Besicorp's shareholders by means of a spin-off. Josephthal reviewed with the Board alternatives to the Merger including the Partial Liquidation Alternative (as defined below) and the Reinvestment Alternative (as defined below) and the Board discussed such alternatives. The Partial Liquidation Alternative consists of liquidating the Power Plants, distributing the cash proceeds of such liquidation and the MRA to Besicorp's shareholders, and Besicorp's continuing to develop its photovoltaic and independent power plant development businesses. The Reinvestment Alternative generally consists of liquidating the Power Plants, reinvesting the proceeds of the MRA and the proceeds of the liquidation of the Power Plants and continuing to develop Besicorp's photovoltaic and independent power plant development businesses. See "--Opinion of Financial Advisor." The Board did not consider formally adopting the Plan of Merger at such time because it had been advised that the negotiations with respect thereto were continuing.

         Representatives of Besicorp and Buyer met on October 19, 1998 to negotiate the Initial Plan of Merger. The same persons participated at this meeting as had participated at the meeting held on September 10, 1998, except that Michael F. Zinn, Chief Executive Officer of Besicorp, also participated on behalf of Besicorp and James Haber, President of Acquisition's manager, also participated on behalf of Acquisition. As a result of such meeting, a draft of the Initial Plan of Merger was prepared dated October 23, 1998. This draft introduced a formula determination for the purchase price, to consist of a base amount consisting of cash and cash equivalents subject to adjustment for certain liabilities and for the escrow. The dollar amounts of the foregoing components was not set forth and was to be negotiated further.

          This draft dated October 23, 1998 was followed by a draft of the Plan of Merger dated November 10, 1998 (the "November 10 Draft"), which reflected further negotiations of the parties and proposed formulations of a fixed merger price (which was not specified) and a $6 million escrow. The parties subsequently determined that the determination of a fixed purchase price prior to the closing of the transaction was not practicable. This draft also clarified the Acquisition financing contingency to provide that Acquisition would deliver a copy of a letter from its lender setting forth such lender's interest in providing financing in an amount necessary to fund the merger consideration for the proposed transaction.

         The Board met on November 12, 1998; contemporaneously with such meeting, the November 10 Draft (including the proposed forms of escrow and indemnification agreements) was circulated to all of the members of the Board. The Board reviewed its deliberations of October 16, 1998 and the proposed terms of the Merger and various provisions of the Initial Plan of Merger to be executed in connection therewith, including the Spin-Off of the Continuing
Businesses. Josephthal presented an oral report (which paralleled in all material respects, the methodologies and analyses employed by and fairness determination reached by Josephthal in the report delivered on November 20,
1998) to the Board with respect to the analyses it performed in connection with its fairness opinion and advised the Board that, subject to, among other things, its receipt of the final version of the Initial Plan of Merger and the qualifications and the assumptions in its report, in its opinion the value of the consideration to be received by Besicorp's shareholders in the Merger was fair from a financial point of view. The Board then proceeded to discuss at length whether the Merger and Initial Plan of Merger were in the best interest of Besicorp and its shareholders and whether the consideration to be received by the shareholders in the Merger was fair. In connection therewith, the Board reviewed and discussed various aspects of, and factors pertaining to, the Merger including those they discussed on October 16, 1998 and (i) the various provisions contained in the Initial Plan of Merger, including the financing contingency, provisions limiting Besicorp's ability to solicit a competitive proposal, the obligations imposed by the indemnification agreement, conditions to the consummation of the Merger and the termination provisions (including the fees payable to Buyer upon termination); (ii) the interests in the transaction of Besicorp's executive officers and directors including the bonuses payable to such persons in connection with the Merger; (iii) the facts that Besicorp, at Acquisition's insistence, would have to contribute funds to be held in escrow, that a portion of the Escrow Fund may be used to satisfy Besicorp's indemnification obligations to its current executive officers and directors, that the balance of the Escrow Funds, if any, remaining after application of the funds for the purposes set forth in the Escrow Agreement would not be distributed to Besicorp's shareholders but to Newco and that the November 10 Draft (but not the Plan of Merger, as it has been amended) provided the Merger Consideration receivable with respect to 100,000 shares of Besicorp Common Stock (the "Disputed Shares") subject to a dispute between Besicorp and a former executive officer, to the extent it is determined that such Disputed Shares belong to

Besicorp (see "Plan of the Merger -- The Merger Consideration"), would not be distributed to Besicorp's shareholders but to Newco; (iv) the tax consequences to Besicorp and its shareholders of the Merger and the other transactions contemplated by the Initial Plan of Merger; (v) the potential exposure of Besicorp's shareholders to claims of creditors (to the extent unpaid), including tax authorities, of Besicorp if the Merger is consummated (e.g., if a taxing authority were to contest the Surviving Corporation's tax treatment, in light of the Merger, of the proceeds from the MRA and the sales of the Power Plants);
(vi) alternatives to the Merger, including the Reinvestment Alternative and the Partial Liquidation Alternative; (vii) Josephthal's oral report; and (viii) the reasons for the Merger and the benefits to Besicorp's shareholders of the Merger. The Board did not consider formally adopting the Plan of Merger at such time because it was advised that negotiations were continuing with respect to technical issues involving the Initial Plan of Merger, the escrow agreement and the indemnification agreement.

         The Board held a meeting on November 17, 1998. Contemporaneously with such meeting, members of the Board were provided with a draft of the preliminary proxy statement. The Board reviewed and discussed its deliberations of October 16, 1998 and November 12, 1998. The Board discussed (i) the amount to be contributed by Besicorp to the Escrow Account and the application of the interest payable thereon; (ii) the interests in the transaction of Besicorp's executive officers and directors; and (iii) various provisions contained in the Initial Plan of Merger. The Board did not consider formally adopting the Plan of Merger at such time because it was advised that negotiations were continuing with respect to technical issues, the plan of merger and certain ancillary documents.

         The Board met on November 20, 1998. Prior to such meeting, members of the Board were provided with a draft dated November 19, 1998 of the Initial Plan of Merger (including the escrow agreement and the indemnification agreement), a revised draft of the preliminary proxy statement and a letter from Rabobank, the Buyer's lender, stating its interest, subject to the satisfaction of certain conditions, in providing the financing required by the Buyer. The draft of the Plan of Merger dated November 19, 1998 was reviewed, which provided for the merger consideration to be payable pursuant to a formula consisting of a an initial amount (including cash and cash equivalents, a certain tax refund and a value for the shares of Niagara Mohawk Corporation. owned by Besicorp), less certain liabilities and an escrow in the amount of $6 million. This draft was substantially similar to the executed final agreement. The Board was also provided with Josephthal's written report dated November 20, 1998 (the "Fairness Opinion") with respect to the analyses it had performed. In the Fairness Opinion, Josephthal advised the Board that, subject to the qualifications and assumptions in its report, in its opinion, the value of the consideration to be received by Besicorp's shareholders in the Merger was fair from a financial point of view. The Board reviewed with Josephthal the Fairness Opinion and the analyses it had performed. The Board reviewed and discussed its deliberations of October 16, 1998, November 12, 1998 and November 17, 1998. The Board then proceeded to discuss at length whether the Merger and Initial Plan of Merger were in the best interest of Besicorp and its shareholders and whether the consideration to be received by the shareholders in the Merger was fair. In connection therewith, the Board reviewed and discussed various aspects of, and factors pertaining to the Merger and the Initial Plan of Merger and the
transactions contemplated thereby including the factors and conditions previously discussed at the prior Board meetings and additional matters including (i) changes to the Initial Plan of Merger (the changes included replacing a fixed purchase price plus a payment to Newco if the base amount were to exceed a specified amount, with a Base Amount plus additional payments to Besicorp's shareholders if such Base Amount exceeded a specified amount, as well as a number of technical corrections), escrow agreement and indemnification agreement from the November 10 Draft; (ii) the compensation paid and payable to Josephthal, including the fact that a significant portion of such compensation was contingent upon the consummation of the Merger; (iii) that Josephthal would not be updating its Fairness Opinion; and (iv) the general terms and conditions of the Spin-Off.

         Based upon its discussions, the Board determined that in light of the current circumstances and future prospects of Besicorp, the Merger, the Initial Plan of Merger and the Merger Consideration were fair to and in the best interest of Besicorp and its shareholders. The Board unanimously adopted the Initial Plan of Merger. The Initial Plan of Merger was executed on November 23, 1998.

         In January 1999, representatives of Besicorp delivered a draft of Amendment No. 1 to the Buyer and its representatives. The material provisions of Amendment No. 1 provide for: (i) the distribution of the proceeds of the Disputed Shares (as defined) to the Besicorp shareholders and not Newco to the extent a determination with respect to the ownership of such shares is made in Besicorp's favor; and (ii) extended the date that the Merger could be terminated from February 15, 1999 to March 1, 1999 and, at the request of Besicorp, could be extended from March 1, 1999 to March 15, 1999 (the "Extension"); provided that if the Merger did not close during the Extension, Besicorp would be obligated, unless the Plan of Merger was terminated by Besicorp on account of a breach by Buyer of Buyer's obligations pursuant to the Plan of Merger, to pay Buyer $1.4 million (the "Extension Fee") in addition to any other amounts, if any, Besicorp would be obligated to pay on account of the termination of the Plan of Merger.

         The Board held a meeting on January 28, 1999. Prior to such meeting, members of the Board were provided with Amendment No. 1 and a draft, dated January 26, 1999, of the revised preliminary proxy statement. The Board reviewed and discussed its deliberations of October 16, 1998, November 12, 1998, November 17, 1998 and November 20, 1998. The Board then proceeded to discuss whether Amendment No. 1 was in the best interest of Besicorp and its shareholders. In connection therewith, the Board reviewed and discussed various aspects of, and factors pertaining to the Merger and the Plan of Merger and the transactions contemplated thereby as well as Amendment No. 1 including (i) the effects of Amendment No. 1 which would provide a benefit directly to Besicorp's shareholders to the extent it was determined that the Disputed Shares belong to Besicorp and (ii) the Extension and Extension Fee.

         Based upon its discussions, the Board determined that in light of the current circumstances and future prospects of Besicorp, the Merger, the Plan of Merger and the Merger Consideration were fair to and in the best interest of Besicorp and its shareholders. The Board unanimously adopted Amendment No. 1 and the Plan of Merger. Amendment No. 1 was executed on January 28, 1999.


RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

         The proposed Merger and the Plan of Merger were negotiated by Besicorp and its representatives on an arms-length basis with Acquisition, which is a third party unaffiliated with Besicorp or any member of the Board of Directors or management of Besicorp. The Board has unanimously determined that the Plan of Merger is fair to, and in the best interests of, Besicorp and its shareholders, and unanimously recommends adoption of the Plan of Merger by Besicorp's shareholders. The Board reached this determination after considering all of the material factors as described above in "-- Background of the Merger." The Board based its recommendation on the following:

                  (i) The Board determined that the Merger Consideration is fair to Besicorp's shareholders. This determination was based on the directors' assessment of Besicorp's value considering the following factors taken as a whole: Besicorp's current and anticipated operations and performance, the current and anticipated opportunities in the industries in which Besicorp competes, and the analyses and Fairness
         Opinion. The Board compared Josephthal's estimates of the after-tax proceeds of approximately $30.70 of the Merger Consideration (without giving effect to the possibility of an upward adjustment) payable with respect to each share of Besicorp Common Stock with the after-tax proceeds of approximately $25.38 per share from liquidating the assets and distributing the proceeds to the shareholders. The unusually high trading prices did not factor into the Board's determinations for the reasons indicated above in "Factors to be Considered--Background of the Merger."

                  (ii) The Board determined that the Merger is in the best interest of Besicorp and its shareholders. In reaching such determination the Board reviewed and analyzed alternatives to the
         Merger, including the Partial Liquidation Alternative and the Reinvestment Alternative. The Board noted that Josephthal's analyses indicated that the Merger would produce greater after-tax proceeds to the shareholders than the Partial Liquidation Alternative. The Board further noted that, given the risks associated with reinvesting the Proceeds in the Continuing Businesses, Josephthal's analysis indicated that the consummation of the Merger and the ensuing distribution of the Merger Consideration would produce a greater after tax return to Besicorp's shareholders than the Reinvestment Alternative

         (assuming equal rates of return, although Josephthal did not give any opinion regarding the rates of return achievable either by shareholders or Besicorp or whether Besicorp would be capable of finding investments offering higher rates of returns than investments available to shareholders). The Board noted that despite PaineWebber's seven month effort and Josephthal's ten month effort to maximize the value of the proceeds of the MRA and the related transactions to Besicorp's shareholders, Besicorp had not received a combination or restructuring alternative as favorable to Besicorp and its shareholders as the Merger. The Board also considered some of the uncertainties and risks associated with the Plan of Merger including the financing contingency, the possibility of the imposition of transferee liability on Besicorp's shareholders for unpaid creditor claims, including claims of taxing authorities, the limitations imposed by the Plan of Merger on Besicorp's ability to consider or engage in a business combination other than the Merger and that Josephthal would not be issuing prior to the consummation of the Merger any fairness opinion (other than the Fairness Opinion dated November 20, 1998) with respect to the fairness of the Merger Consideration to be received by Besicorp's shareholders.

                  (iii) The Board determined that the Merger and the other Transactions are fair to Besicorp's shareholders, after taking into account the Spin-Off. In reaching this determination, the Board considered alternatives to the Spin-Off such as the sale of the businesses and assets that are to be contributed to Newco pursuant to the Contribution or the sale of all of Besicorp including the businesses and assets to be contributed to Newco. In connection therewith, the Board noted that Besicorp had received initial inquires about purchasing the Continuing Businesses, but had not received any actual offer to purchase the Continuing Businesses of Besicorp and that none of the potential purchasers of Besicorp were interested in acquiring the Contributed Businesses as part of their purchase of Besicorp. The Board concluded that there was no reasonable alternative to spinning-off Newco and selling the remainder of Besicorp for a Merger Consideration which, for the reasons stated above, the Board had determined was fair.

         In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decisions.

OPINION OF FINANCIAL ADVISOR

         Besicorp retained Josephthal to render an opinion regarding the fairness, from a financial point of view, of the Merger Consideration. Neither Besicorp's Board nor its management imposed any limits on Josephthal's investigation or on the procedures followed by Josephthal in preparing and rendering its opinion. Josephthal rendered the Fairness Opinion to the Board on November 20, 1998 to the effect that, based upon and subject to the considerations set forth in its opinion, as of November 20, 1998, the Merger Consideration was fair to Besicorp's shareholders from a financial point of view. Josephthal expressed no opinion on the Spin-Off or its effect on the Merger Consideration since the shareholders of Besicorp would own approximately the same proportionate interest in the Continuing Businesses as they did as shareholders of Besicorp prior to the Spin-Off. Josephthal also expressed no opinion on Besicorp's decision to form Newco or on the capital requirements of or availability of capital for Newco. Josephthal is under no obligation to update, revise or reaffirm the Fairness Opinion even if the value of the Besicorp Common Stock materially changes after the date of the Fairness Opinion. As of the date of this Proxy Statement, management has not asked Josephthal to update its opinion since management does not believe that there has been a material change to any of the information upon which Josephthal relied in preparing the Fairness Opinion.

         The full text of the Fairness Opinion, including the assumptions made by Josephthal and the general procedures followed by Josephthal, is set forth in Annex B to this Proxy Statement. Each shareholder is urged to read the Fairness Opinion in its entirety. The Fairness Opinion addresses only the fairness of the Merger Consideration (and assumes that the Merger Consideration is $34.50 per share) and does not constitute a recommendation to any holder of Besicorp Common Stock as to how the holder should vote on the proposal to adopt the Plan of Merger.

         In preparing the Fairness Opinion, Josephthal reviewed and considered those financial and other materials that it deemed relevant, including, among others, the following: (i) the Initial Plan of Merger; (ii) a draft of the preliminary proxy statement dated November 13, 1998; (iii) certain historical financial, operating and other data that are publicly available or were furnished to Josephthal by Besicorp, including, but not limited to: (a) financial analyses prepared by management of Besicorp; (b) Besicorp's Form 10-KSB as of and for the year ended March 31, 1998; (c) a draft of Besicorp's Form 10-QSB as of and for the period ended September 30, 1998; and (d) internally generated operating reports of Besicorp; (iv) publicly available financial, operating and stock market data for companies engaged in businesses Josephthal deemed comparable to Besicorp's; (v) publicly available financial, operating and stock market data for companies in the power industry which had been involved in mergers or acquisitions since May 1997; and (vi) such other factors as Josephthal deemed appropriate. Josephthal also met with senior officers of Besicorp to discuss the prospects for Besicorp's business and their estimates of future financial performance. The Fairness Opinion is solely and necessarily based on economic, financial and market conditions as they existed as of the date of its opinion.

         As  described  in its  opinion,  Josephthal  relied  upon and  assumed, without any responsibility to independently verify, the accuracy and completeness of the financial and other information provided or which was publicly available, and did not attempt to verify independently any of this information. Josephthal relied solely on the estimates provided to it by Besicorp's management with respect to Besicorp's prospects and neither made nor obtained any independent appraisals of Besicorp's properties, other assets or facilities. With respect to certain financial information, including financial analyses related to Besicorp's business and prospects provided to Josephthal by Besicorp, Josephthal assumed that the financial information was reasonably prepared based on management's best currently available estimates as to Besicorp's future financial performance.

Partial Liquidation Alternative

         Josephthal analyzed the after-tax value to the shareholders of liquidating Besicorp's domestic power generation assets and distributing the cash proceeds (including the after-tax proceeds of the MRA and Besicorp's share of the estimated proceeds of the Power Plant sales which Josephthal estimated would aggregate approximately $85.0 million)(i.e., the Partial Liquidation Alternative) and compared the results to the Merger Consideration. Josephthal noted that the Merger Consideration would be paid directly to the shareholders and would not be subject to any corporate level tax and assumed that any taxes associated with the Spin-Off paid by such shareholders would be minimal. The analysis supported Josephthal's fairness determination since the estimated after-tax proceeds from the Merger (approximately $30.70 per share, as explained below) was greater than the estimated proceeds from liquidating the assets and distributing the proceeds to the shareholders (approximately $25.38 per share, as explained below). For purposes of evaluating the amount of cash available for distribution after the Power Plant sales, Josephthal assumed that Besicorp would pay federal and state corporate taxes at a combined rate of 35% with respect to the MRA and the proceeds of the Power Plant sales. Josephthal also noted that in the case of the Merger, Besicorp's shareholders would receive shares in Newco on a pro rata basis according to their interests in Besicorp at the Spin-Off Record Date; whereas in the Partial Liquidation Alternative, the shareholders would continue to own shares in Besicorp and Besicorp would not effectuate the Spin-Off. Josephthal assumed that in the case of the Partial Liquidation Alternative, Besicorp would incur corporate level taxes of approximately $49.0 million resulting in cash available for distribution or reinvestment of approximately $85.0 million (as compared to an aggregate Merger Consideration of $105.3 million). Josephthal also assumed that each shareholder would pay capital gains taxes on receipt of a liquidating distribution or the Merger Consideration. For analytical purposes Josephthal estimated the amount of these taxes by assuming that each shareholder had a basis of $15.50 per share which represented the approximate average daily closing price of Besicorp's common stock during the period from November 30, 1993 through September 30, 1998. Based on the number of shares outstanding (on a fully diluted basis) as of November
20, 1998 (3,051,435), Josephthal estimated that the shareholders had an aggregate tax basis of approximately $47.3 million. Adjusting for estimated shareholder level taxes, Josephthal estimated that the Merger would produce after-tax proceeds to the shareholders of approximately $93.7 million ($30.70 per share) compared to approximately $77.5 million ($25.38 per share) from liquidating the assets and distributing the proceeds to the shareholders. Shareholders are cautioned that the actual after-tax proceeds may differ from shareholder to shareholder since shareholders' tax basis may differ from the basis estimated by Josephthal for purposes of its analysis. Shareholders are urged to consult with their own tax advisors to evaluate the tax effects of the Merger and the alternative transactions described herein. See "--Material Federal Income Tax Consequences" below.


Reinvestment Alternative

         Josephthal also analyzed the after-tax benefits to the shareholders of the Merger (i.e. their receiving the Merger Consideration) and the Reinvestment Alternative (i.e. Besicorp's reinvesting the proceeds of the MRA and the Partnerships' sales of the Power Plants). In its analysis, Josephthal assumed, hypothetically that shareholders would reinvest the after-tax proceeds of the Merger Consideration at rates of returns ranging from 5% to 10% per year. Josephthal assumed further that shareholders would not receive any interim return on the reinvested proceeds of the Merger Consideration or pay any taxes from year to year during the five year period. Instead, Josephthal assumed that shareholders would receive the return at the end of year five and pay tax at capital gain rate of 20% on the appreciation. Josephthal made the same assumptions regarding taxes and used the same hypothetical shareholder basis that it made in its analysis of the Partial Liquidation Alternative. The Reinvestment Alternative analysis supported Josephthal's fairness determination in that it suggests that Besicorp would have to earn a greater rate of return on the Proceeds to realize the same increase in value that shareholders would achieve at a lower rate of return. In particular, based on the above assumptions, Josephthal projected that the Merger Consideration would increase in value to between approximately $114 million and $139 million. Josephthal then compared the hypothetical return earned by shareholders with (i) a Reinvestment Alternative in which Besicorp would not incur any corporate taxes and (ii) a Reinvestment Alternative in which Besicorp would incur federal and state corporate taxes (at a combined rate of 35%) on the return from its investment during a five year investment period. Josephthal noted that since Besicorp would have to pay corporate level taxes on the after-tax proceeds from the MRA and the Partnerships' sales of the Power Plants, the aggregate after-tax proceeds of the Merger Consideration would be greater than the amount Besicorp would have to invest. Assuming that Besicorp would not incur a corporate level tax, Josephthal projected that if Besicorp earned an annual rate of return of 15% to 20%, the proceeds would increase in value to between approximately $146 million and $179 million. Assuming that Besicorp would incur a corporate level tax, Josephthal projected that if Besicorp earned an annual rate of 15% to 20%, the proceeds would increase in value to between approximately $118 million and $135 million. In each case, Josephthal assumed as part of this analysis that Besicorp would not receive any interim return from year to year during the five-year period and that the shareholders would pay tax at capital gain rates on any distribution. Josephthal noted in its analysis that reinvestment would be affected by economic and financing factors beyond Besicorp's control, including: (i) the availability of investment opportunities within the confines of management expertise and experience; (ii) general economic conditions and business risks; and (iii) the demand for Besicorp's products and services. Josephthal also noted management's opinion that the proceeds of the MRA and from the sale of the Power Plants would be insufficient to guarantee that Besicorp will compete successfully in the de-regulated merchant power business in the United States.


Price Volume Trading History

         Josephthal also performed a price volume trading history analyzing the trading pattern of Besicorp Common Stock over approximately the past five years. Josephthal utilized this analysis primarily to estimate the shareholder basis as described above and to check the reasonableness of its assumptions in calculating the shareholder basis. The analysis did not otherwise bear independently on its fairness determination. Josephthal calculated the percentage of shares that traded below a specified price in a continuum of prices and also calculated the percentage based on the same continuum of prices, to the total number of shares outstanding during each period. Josephthal also attempted to perform a comparable transaction analysis, but was unable to identify a set of transactions that it believed was comparable to the Merger.

         The  summary  above  sets  forth  of all of the  material  assumptions, factors and analyses considered by Josephthal but does not purport to be a complete description of Josephthal's analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Josephthal believes that the summary and its analyses must be considered as a whole and that selecting portions thereof, without all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Josephthal based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions. Josephthal's analyses are not necessarily indicative of actual values or actual future results that might be achieved. These values may be higher or lower than those indicated. Moreover, Josephthal's analyses are not, and do not purport to be, appraisals or otherwise reflective of the prices at which businesses or securities actually could be bought or sold.

         Josephthal was engaged to provide financial advisory services on December 17, 1997 and to provide a fairness opinion such as the Fairness Opinion delivered on November 20, 1998. Under the terms of the December 17, 1997 engagement, Besicorp has paid Josephthal a total of $650,000 for services rendered thereunder, including the rendering of a fairness opinion with respect to the MRA. Besicorp also agreed to reimburse Josephthal for reasonable expenses incurred by Josephthal under the December 17, 1997 engagement not to exceed $7,500 without Besicorp's approval and to indemnify Josephthal against certain liabilities, including liabilities under the federal securities laws. Besicorp has also agreed to pay Josephthal a fee of $200,000 for rendering the Fairness Opinion and, contingent upon completion of the Merger, $800,000 for services rendered in connection with the Merger. Josephthal was also engaged by the various Partnerships on February 24, 1998 to provide advisory services in connection with sale of the Power Plants. Pursuant to these agreements, Josephthal received an aggregate of $315,000 from the Partnerships with respect to the sale of the Power Plants.

         Josephthal has consented to the use of the Fairness Opinion in this Proxy but advised Besicorp that the Fairness Opinion is "solely for the benefit and use of Besicorp and its Board of Directors" and, as such, may not be relied upon by third parties, such as Besicorp's shareholders. Josephthal believes that under the terms of its engagement letter with Besicorp, which is governed by New York state law, Josephthal has no legal responsibility to any other persons, including Besicorp's shareholders, as a result of the express disclaimers described above. Josephthal has advised the Board that it intends to assert the disclaimer as a defense to any claims that may be brought against it by shareholders with respect to the Fairness Opinion. However, since no New York state court or federal court applying New York law has definitively ruled on the availability to a financial advisor, such as Josephthal, of an express disclaimer as a defense to shareholder liability with respect to a fairness opinion such as the Fairness Opinion, the issue necessarily would have to be resolved by a court of competent jurisdiction. The availability or non-availability of such a defense will have no effect on Josephthal's rights and responsibilities under federal securities laws, or the rights and responsibilities of the Board under governing state law or under federal securities laws.

         Josephthal was selected to provide a fairness opinion because it is a nationally recognized investment banking firm and is familiar with Besicorp's operations since it was retained to assist Besicorp in formulating and consummating a strategy or transaction to maximize the value of the MRA to Besicorp's shareholders and to sell the Power Plants. As part of its investment banking practice, Josephthal regularly values businesses and securities in connection with mergers and acquisitions. In the ordinary course of business, Josephthal actively trades the securities of Besicorp for its own account and for the accounts of its customers, and may at any time hold a long or short position in Besicorp's securities.


INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

         In considering the recommendations of the Board with respect to the Merger, shareholders should be aware that certain members of Besicorp's management and the Board have certain interests in the Merger that are in addition to or different from the interests of the public shareholders. The Board was aware of these interests and considered them, among other things, in adopting the Plan of Merger.

         If the Merger is consummated, Besicorp will pay, from its general corporate funds, Michael F. Zinn, Michael J. Daley and Frederic Zinn bonuses of $1,000,000, $500,000 and $500,000, respectively. No officers or employees of Besicorp are covered by employment contracts or severance arrangements. Consequently the consummation of the Merger will not trigger any termination provisions or give rise to any termination payments.

         Besicorp has granted the options, including restricted stock options pursuant to which restricted stock may be acquired, warrants and other rights (collectively, "Rights") to acquire Besicorp Common Stock and issued restricted shares of Besicorp Common Stock which were granted either pursuant to restricted stock purchase agreements or restricted stock options that have been exercised (collectively, the "Restricted Stock Grants") held by executive officers and directors of Besicorp. (The Rights and Restricted Stock Grants are referred to collectively herein as the "Entitlements"). Some of these Rights originally were not exercisable until after the contemplated Effective Date and would have been effectively forfeited as result of the consummation of the Merger since originally they could only be exercised so long as the holder remained an employee and/or director of Besicorp; originally, some of the Restricted Stock Grants, and restricted stock issuable if restricted stock options were exercised, would have been forfeited (e.g., because the restricted shares would be forfeited if the holder ceased to be an employee and/or director of Besicorp) or otherwise limited at the Effective Date; nor did the terms of all of such Rights allow the holders to participate in the Spin-Off. The Board and a committee thereof adjusted, as of November 1998, the provisions of the instruments governing these Entitlements (the "Adjustment") so that (1) these Entitlements now may, among other things, be exercised (or not forfeited or otherwise limited) (which enables the holders to participate in the Merger) and
(2) holders of unexercised Rights who exercise their Rights after the Spin-Off may participate in the Spin-Off as if they were holders of record of Besicorp Common Stock as of the date of the Spin-Off (which permits holders of all exercised Rights and all Entitlements to also participate in the Spin-Off). 52,240 Rights and 21,245 Restricted Stock Grants, including 37,000 Rights and 19,200 Restricted Stock Grants held by executive officers and directors, were so adjusted. As a result all of the Rights became exercisable and vested, all of the shares of Restricted Stock are no longer restricted and any shares issuable upon the exercise of Restricted Stock Options will not be subject to any restrictions other than the restrictions imposed by the securities laws. Set forth below is a table (i) describing the Rights (including those that were exercised following the Adjustment) and Restricted Stock Grants held by executive officers and directors of Besicorp which were adjusted pursuant to the Adjustment and (ii) and the dollar value of the adjusted Entitlements:


                                                                                           Dollar Value
Name of Executive               Number of Shares                    Nature of              of Adjusted
Officer or Director             Subject to Entitlements             Entitlements           Entitlements*

Gerald Habib                               2,500 (1)                Rights                  $13,281

Richard Rosen                              2,500 (2)                Rights                  $13,281

Melanie Norden                             5,000 (3)                Rights                  $99,281

Michael F. Zinn                           41,000 (4)                Rights/Restricted       $1,215,500
                                                                    Stock
Michael Daley                              3,000 (5)                Rights                   $94,500

Joseph P. Novarro                          2,200 (6)                Rights/Restricted        $68,500
                                                                    Stock



* The difference between the exercise price of the Rights and the Merger Consideration applicable to the shares issuable upon the exercise of such Rights and in the case of Restricted Stock outstanding at the time of the Adjustment, the difference between the exercise price of the options for such Restricted Stock and the Merger Consideration applicable to such Restricted Stock, assuming in each case that the Merger Consideration will be $34.50. See "Plan of Merger -- Merger Consideration" for an explanation on how the actual Merger Consideration will be calculated."

(1) As a result of the Adjustment, Warrants to purchase 2,500 shares of Besicorp Common Stock that were not previously exercisable became exercisable.

(2) As a result of the Adjustment, Warrants to purchase 2,500 shares of Besicorp Common Stock that were not previously exercisable became exercisable.

(3) As a result of the Adjustment, Warrants to purchase 2,500 shares of Besicorp Common Stock that were not previously exercisable became exercisable  and  exercisable  Options  to  purchase  2,500  shares  of
         Restricted Stock became Options to purchase 2,500 shares of unrestricted Besicorp Common Stock.

(4) As a result of the Adjustment, Options to purchase 20,000 shares of Besicorp Common Stock that were not previously exercisable became exercisable and 19,000 shares of Restricted Stock became vested and ceased to be Restricted Stock. Also includes stock options held by Valerie Zinn, Mr.. Zinn's spouse, to purchase 2,000 shares of Besicorp Common Stock (which Options were not exercisable prior to the Adjustment).

(5) As a result of the Adjustment, Options to purchase 3,000 shares of Besicorp Common Stock that were not previously exercisable became exercisable.

(6) As a result of the Adjustment, Options to purchase 2,000 shares of Besicorp Common Stock that were not previously exercisable became exercisable and 200 shares of Restricted Stock became vested and ceased to be Restricted Stock.

         In addition, Michael Zinn is the beneficial holder of 1,572,252 shares of Besicorp Common Stock, including Entitlements (but excluding the shares owned by the Trust). Therefore, as a result of such holdings and if he were to exercise all of his Rights, Mr. Zinn would be entitled to receive, assuming the Merger Consideration is not adjusted, approximately $54 million. Other members of management beneficially hold smaller numbers of shares of Besicorp Common Stock. See "Business of the Company -- Security Ownership of Certain Beneficial Owners and Management."

         The Plan of Merger contemplates that prior to the Effective Date, Besicorp will procure and pay for officers' and directors' liability insurance (the "D&O Insurance") covering certain persons, including present and former directors, officers, employees and agents of Besicorp and its subsidiaries (collectively, the "Covered Person"), who at the time of the execution of the Initial Plan of Merger were covered by Besicorp's officers' and directors' liability insurance or will be so covered on the day of the Closing (the "Closing Date"), with respect to acts and omissions occurring on or prior to the Closing Date. Additionally, the Plan of Merger provides that for the lesser of six years after the Closing Date or the period the Surviving Corporation maintains its existence, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Covered Persons on terms, in a manner, and with respect to matters, which are no less favorable than Besicorp's Certificate of Incorporation and By-Laws, as in effect on the date of the execution of the Initial Plan of Merger; provided, however, that the obligation of the Surviving Corporation to provide such indemnification is limited to the D&O Insurance and that the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation may be amended accordingly. See "Plan of Merger-- Indemnification." Finally, funds deposited pursuant to the Escrow Agreement may be used to satisfy certain obligations of Besicorp and/or the Surviving Corporation to the Covered Persons. See "Plan of Merger -- Escrow Agreement."

         Besicorp and certain of its executive officers and directors (including former executives, officers and directors) are parties to two shareholder derivative lawsuits. As a result of the consummation of the Merger, the plaintiffs in such suits will cease to be shareholders which may adversely affect their ability to maintain such suits and the only shareholder of the Surviving Corporation following the Merger will be Acquisition which has indicated it will not pursue such suits. If such suits are not maintained, certain of Besicorp's executive officers and directors who are defendants in such suits, including Michael F. Zinn, Besicorp's Chairman of the Board, President and Chief Executive Officer, may benefit. These suits have previously been dismissed but such dismissals have been appealed. See "Business of the Company -- Legal Proceedings."

         It is not anticipated that the Surviving Corporation will, following the Effective Date, enter into employment or similar agreements with Besicorp's current management. It is anticipated that the directors and executive officers of Besicorp will serve Newco in capacities in which they currently serve Besicorp and that they will be compensated for the services they render on behalf of Newco. As indicated above, no officers or employees of Besicorp are covered by employment agreements, and no officers or employees of Newco are expected to be covered by employment agreements. Further information regarding the compensation payable to executive officers and directors of Newco will be set forth in the Information Statement. Aside from the foregoing, and the shares of Newco Common Stock that the executive officers and directors will be entitled to receive in the Spin-Off as shareholders of Besicorp Common Stock, the executive officers and directors will receive no benefits as a result of the Spin-Off.


CERTAIN EFFECTS OF THE MERGER

         Upon consummation of the Merger, Merger Sub will be merged with and into Besicorp, the separate corporate existence of Merger Sub will cease, and Besicorp will continue as the Surviving Corporation. Acquisition will own all of the outstanding shares of common stock of the Surviving Corporation and will be entitled to all of the benefits and detriments resulting from that interest. After the Effective Date, the present Besicorp shareholders will no longer have any equity interest in Besicorp or any right to vote on corporate matters; instead, the outstanding shares of Besicorp Common Stock will automatically be converted into the right to receive the Merger Consideration; in addition, as a result of the Spin-Off, the Newco Common Stock will be distributed on a pro rata basis to the holders of such shares. As a result of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Acquisition and there will cease to be any public market for the Besicorp Common Stock, and after the Effective Date, the Besicorp Common Stock will be delisted from the AMEX ECM. Upon such event, it is anticipated that the Surviving Corporation will apply to the SEC for the deregistration of the Besicorp Common Stock under the Exchange Act. As a result of this deregistration certain provisions of the Exchange Act (including the proxy solicitation provisions of Section 14(a), and the short swing trading provisions of Section 16(b)), no longer will be applicable to the Surviving Corporation.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax consequences relating to the Merger based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, rulings and judicial authority as in effect on the date of this Proxy Statement. Subsequent changes in the law could alter the federal income tax consequences of the Merger. The Company did not rely upon any opinion of counsel with respect to the matters discussed in this section other than as expressly indicated below.

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE
APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH SHAREHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

         The receipt by a shareholder of cash for shares of Besicorp Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Code and also may be a taxable transaction under applicable state, local and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the shareholder. A shareholder will generally recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the Merger in exchange for his or her shares and the shareholder's adjusted tax basis in such shares. Such gain or loss generally will be capital gain or loss if the shares are a capital asset in the hands of the shareholder and will be long-term gain or loss if the shares have a holding period of more than one year at the time of their conversion at the Effective Date. Long-term capital gain recognized by an individual shareholder generally will be taxed at a maximum federal income tax rate of 20%. Certain limitations apply with respect to the deductibility of capital losses.

         The receipt by a holder of Besicorp Common Stock at the record date for the Spin-Off (an "Entitled Holder") of shares of Newco Common Stock and/or cash in lieu of fractional shares of such stock pursuant to the Spin-Off will be a taxable transaction for federal income tax purposes under the Code and also may be a taxable transaction under applicable state, local and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the Entitled Holder. An Entitled Holder will generally receive dividend income equal to the value of the shares of Newco Common Stock (which has not yet been determined, but will be determined by the Board before the Spin-Off and is estimated to range between approximately $.82 to $1.15 per share of Besicorp Common Stock) or the amount of cash or both received by such Entitled Holder pursuant to the Spin-Off. Additional information regarding the federal income tax consequences of the Spin Off will be set forth in the Information Statement.

         The receipt of cash by a shareholder pursuant to the Merger and/or the receipt of shares of Newco Common Stock and/or cash by an Entitled Holder pursuant to the Spin-Off may be subject to backup withholding at the rate of 31% unless the shareholder (i) is a corporation or comes within other exempt categories, or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the shareholder subject to the withholding.

         Pursuant to the BCL, claims of Besicorp's creditors, including claims of such creditors as taxing authorities, are not extinguished by the Merger and, accordingly, the Surviving Corporation will be liable for the claims of both Merger Sub and Besicorp immediately prior to the Merger. Management is not aware of any material claims of Besicorp's creditors other than (i) the legal proceedings described under "Business of the Company -- Legal Proceedings," (ii) the accrued unpaid federal income taxes for the current fiscal year based on the consolidated net income of Besicorp through the Effective Date, and (iii) the liability of Besicorp and/or its Subsidiaries for New York State income taxes for Besicorp's current fiscal year. Pursuant to the Contribution Agreement (as defined below), Newco is assuming all of Besicorp's liabilities (including the liabilities associated with the legal proceedings referred to in (i), above) other than the tax liabilities for the current year referred to in (ii) and
(iii), above.

         To the extent that the Surviving Corporation is not able to discharge any claims of creditors existing at the Effective Date and the Escrow Fund is insufficient to do so, it is possible that the creditors (including the taxing authorities) may seek to bring claims against persons who were shareholders of Besicorp immediately prior to the Effective Date of the Merger by asserting that such shareholders are subject to transferee liability (i.e., that such shareholders are liable for the obligations of Besicorp by virtue of the fact that they received the Merger Consideration or the Newco Common Stock (or cash received in lieu of fractional shares of Newco Common Stock) or both, although such potential liability of any shareholder would presumably be limited to the value of the Merger Consideration or Newco Common Stock (or cash received in lieu of fractional shares of Newco Common Stock) or both received by such shareholder, plus any allowable interest charge). Though management believes that it is unlikely that such claims would be successful, if any such claims were to be made and be successful, the net benefit received by such shareholders from the Merger Consideration and the Spinoff could be materially reduced. The law firm of Coudert Brothers has rendered an opinion, subject to the qualifications and limitations set forth therein, to the effect that, if any such claims were to be made by the Internal Revenue Service, it is more likely than not that Besicorp's shareholders would not be liable as transferees for Besicorp's U.S. federal income tax liability for the current year solely as a result of the receipt of the Merger Consideration.

         Furthermore, as former members of the Besicorp consolidated group, Newco and the other members of such group would be jointly and severally responsible for the U.S. federal income tax liability of such group for the years during which they were members of such group.

         This discussion applies only to shareholders holding shares of Besicorp Common Stock as capital assets, and to shareholders holding shares of Besicorp Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation. This discussion does not apply to Besicorp's shareholders who are not citizens or residents of the United States, to Besicorp's shareholders who are tax-exempt or to other shareholders of Besicorp of special status.


REGULATORY AND OTHER APPROVALS

         Besicorp is not aware of any material governmental or regulatory requirements to be complied with in connection with the Merger, other than obtaining the shareholders' adoption of the Plan of Merger, and the filing of a Certificate of Merger conforming to the requirements of the BCL with the Secretary of State of the State of New York (and certain other governmental authorities in the State of New York) and certain other requirements that must be satisfied in connection with the Spin-Off.



                                 PLAN OF MERGER

         The following is a discussion of all material provisions of the Plan of Merger, a copy of which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. The statements made herein concerning such document are not necessarily complete, and reference is made to the full text of the Plan of Merger attached hereto as Annex A. Each such statement is qualified in its entirety by such reference. Capitalized terms that are not otherwise defined in this discussion have the meanings set forth in the Plan of Merger.


THE MERGER

         The Plan of Merger provides that, upon the terms and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will be merged with and into Besicorp, the separate corporate existence of Merger Sub will cease and Besicorp will continue as the Surviving Corporation, provided that it will change its name within 30 days after the Closing Date to a name which does not include the word "Besicorp." The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New York or, if later, the time specified in the Certificate of Merger in accordance with the BCL (the "Effective Date").

         Pursuant to the Plan of Merger, at the Effective Date (i) each share of Besicorp Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash the Merger Consideration which is described below under "--Merger Consideration," upon surrender of the certificate evidencing such share (each, a "Certificate") in the manner provided below and (ii) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Date will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         Immediately prior to the Effective Date, Acquisition will deposit or cause to be deposited with Continental Stock Transfer & Trust Co. or another paying agent mutually acceptable to Besicorp and Acquisition (the "Payment Agent"), in trust for the benefit of the holders of record of Besicorp Common Stock immediately prior to the Effective Date, cash in an aggregate amount equal to the Merger Consideration. As soon as practicable after the Effective Date, the Payment Agent will mail to each holder of shares of Besicorp Common Stock as of the Effective Date a letter of transmittal and instructions (the "Letter of Transmittal") to effect the surrender of the Certificates in exchange for the Merger Consideration. Each holder of Besicorp Common Stock, upon surrender to the Payment Agent of such holder's Certificates with the Letter of Transmittal, duly and properly executed, shall be entitled to receive the portion of the Merger Consideration represented by the Certificate as payment of the Merger Consideration. Until so surrendered, each Certificate shall at and after the Effective Date be deemed to represent only the right to receive upon surrender of such Certificate the Merger Consideration with respect to the shares of Besicorp Common Stock represented thereby. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. BESICORP SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES OR INSTRUMENTS UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL OR OTHER FORM.

         If the Plan of Merger is adopted by the requisite vote of the shareholders of Besicorp and certain other conditions to the Merger are satisfied or waived (as more fully described below), the Closing will be held on February [ ], 1999.


MERGER CONSIDERATION

         Each share of Besicorp Common Stock outstanding immediately prior to the Effective Date shall be converted into the right to receive $34.50 in cash, plus an additional amount, which is the amount equal to (1) the quotient equal to (a) the Base Amount (as described below) divided by (b) the number of shares of Besicorp Common Stock outstanding as of immediately prior to the Effective Date less (2) $34.50. If the Base Amount is less than $105,275,000, Acquisition and Merger Sub may terminate the Plan of Merger. See "-- Conditions to the Merger." The Base Amount is determined pursuant to the following formula:

Base  Amount  =  Initial  Amount  -  Adjustment  Amount  +  (Specified   Current
Liabilities x .8357).

The terms set forth in this formula have the following meanings (shareholders are encouraged to review the Plan of Merger for the exact definition of these terms):

         Initial Amount is the sum of (a) (i) $500,000, (ii) to the extent not received in cash, the amount of a claimed tax refund for fiscal year 1998 not to exceed $3,903, (iii) cash and cash equivalents on hand or in accounts which are solely owned by Besicorp or a Remaining Subsidiary (as defined in the Plan of Merger), free of all Encumbrances as of the Effective Date, and (iv) the product of .9975 of the closing price of a share of Niagara Mohawk Common Stock as of the trading day immediately preceding the Closing Date multiplied by the number of shares of Niagara Mohawk Common Stock held by Besicorp as of the Effective Date (not to exceed 50,000 shares) less (b) to the extent not already contributed pursuant to the Escrow Agreement, $6,000,000. As an example, on January 25, 1999, based on the most recent ascertainable financial information, Besicorp estimates that the Initial Amount would be the sum of (a) (i) $500,000,
(ii) a claimed refund of $3,909, (iii) $129,186,877 in cash and cash equivalents and (iv) Niagara Mohawk Common Stock with a discounted value of $754,359 less
(b) $6,000,000, for a total of $124,445,145.

         Adjustment Amount is the sum of: (i) all Liabilities of Besicorp or a Remaining Subsidiary (including the Specified Current Liabilities (as defined below) but excluding the Excluded Liability (as defined below) and certain intercompany liabilities) as of the Effective Date which are, in the reasonable judgment of Acquisition both fixed and quantifiable; (ii) all liabilities, judgments, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses ("Damages"), and other damages, if any, that Besicorp and Acquisition, agree may be incurred (or reasonably likely to be incurred) by any of the parties to the Plan of Merger and any Remaining Subsidiary as a result of the breach by Besicorp of its representations and warranties in the Plan of Merger; and (iii) transfer, use, stamp, real estate and other similar taxes and fees incurred by Besicorp, its Subsidiaries, Acquisition or Merger Sub in connection with the Transactions. As an example, on January 25, 1999, based on the most recent ascertainable financial information, Besicorp estimates that the Adjustment Amount would be the sum of (i) Liabilities of $47,276,294 less an Excluded Liability of $11,500, (ii) $0 in Damages and (iii) $0 in transfer taxes, for a total of $47,264,794.

         Specified Current Liabilities are the Liabilities of Besicorp or any Remaining Subsidiary (actual or accrued) for unpaid federal income taxes for the current fiscal year based on the consolidated net income of Besicorp through the Effective Date.

         The Excluded Liability is the Liability of Besicorp or its Subsidiaries for New York State income Taxes for Besicorp's current fiscal year.

         As an example, on January 25, 1999, based on the most recent ascertainable financial information, Besicorp estimates that the Initial Amount would have been $124,445,145, the

Adjustment Amount would have been $47,264,794 and the Specified Current Liabilities would have been $38,878,338. Therefore, for example, on January 25, 1999, the Base Amount in Besicorp's judgment, would have equaled $116,058,689. Since this exceeds $105,275,000 by $10,783,189, there would be an upward adjustment of $10,783,189 divided by 3,051,435 (the number of shares of Besicorp Common Stock on a fully diluted basis which is assumed to be outstanding on the Closing Date), or $3.53 per share of Besicorp Common Stock so that the Merger Consideration would equal $38.03. The aggregate amount of the payment to be made by Acquisition pursuant to the Plan of Merger equals the Merger Consideration multiplied by the number of shares of Besicorp Common Stock outstanding immediately prior to the Effective Date. This aggregate amount cannot be determined at present. However, assuming that there are 3,051,435 shares outstanding, this amount shall be no less than $105,275,000 and in the above example would amount to $116,058,689. The aggregate amount is not likely to be much greater than $116,998,997.

         Not later than twenty days prior to Closing, Besicorp is to prepare and deliver to Acquisition and Merger Sub a statement (the "Statement") setting forth in reasonable detail the components of the Base Amount. The Statement is to be prepared in accordance with the generally accepted accounting principles applied in preparation of Besicorp's financial statements, with items to be reflected regardless of materiality and all accruals known or contemplated for Liabilities of Besicorp or a Remaining Subsidiary as of the Effective Date to be reflected. Besicorp is to permit and fully cooperate with Merger Sub in obtaining full access to Besicorp's records and its accountant's work papers for purposes of independently verifying the components of the Base Amount and the Additional Amount. Acquisition and Merger Sub are to notify Besicorp of their acceptance or rejection of the Statement within five days of receipt. In the event that Acquisition and Merger Sub reject the Statement such notice shall set forth a schedule detailing the disputed components of the Statement. Besicorp, Acquisition and Merger Sub are to use their reasonable best efforts to reach agreement on such disputed components of the Statement prior to the Closing. In the event that Besicorp, Acquisition and Merger Sub are unable to reach an agreement on the Statement within three days prior to Closing, the Plan of Merger will be deemed terminated.

         In calculating the Merger Consideration, the parties assumed that the 100,000 shares of Besicorp Common Stock held of record by Martin Enowitz (the "Disputed Shares") were outstanding even though Besicorp maintains, and is a party to a legal proceeding seeking a determination, that he is not entitled to such shares. See "Business of the Company -- Legal Proceedings." Because of the uncertainty with respect to the ownership of these shares, the Plan of Merger provides that the Merger Consideration payable in respect of such shares is to be held in escrow pending resolution of the dispute regarding the ownership of these shares and the rights, if any, of Acquisition, Merger Sub or the Surviving Corporation to such Merger Consideration will be assigned without recourse to Besicorp's shareholders. The Merger Consideration for such shares amounts to approximately $3,450,000, subject to upward (but not downward) adjustment as provided in the Plan of Merger. If it is determined that Mr. Enowitz was not entitled to the Disputed Shares, Besicorp's shareholders will receive, on a pro rata basis, such monies less Besicorp's costs (estimated to be less than $100,000) to repurchase such shares. There can be no assurance as to when this dispute will be resolved or whether it will be resolved to the satisfaction of Besicorp.


REPRESENTATIONS AND WARRANTIES

         The Plan of Merger contains various representations and warranties of Besicorp as to, among other things: (i) the due organization, valid existence, good standing and capitalization of Besicorp and/or certain subsidiaries; (ii) the authorization of the execution and delivery of the Plan of Merger and certain related agreements, the validity and enforceability thereof against Besicorp, the noncontravention thereby of the organizational documents of Besicorp or certain subsidiaries or of any material order or judgment of a governmental entity or any agreement or obligation applicable to Besicorp or any of its Subsidiaries and the absence of requirements for any consents, notices or registrations ("Authorizations") to be obtained or filed by Besicorp or any of its Affiliates in connection with consummation of the Merger; (iii) compliance in all material respects of Besicorp's filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act (the "SEC Documents"), and the accuracy of certain information and financial statements of Besicorp included in the SEC Documents; (iv) the absence of certain undisclosed liabilities; (v) compliance with applicable laws; (vi) the absence of certain changes or events since June 30, 1998; (vii) certain tax matters; (viii) certain intellectual property matters; (ix) litigation involving Besicorp or certain subsidiaries;
(x) employee benefit matters; (xi) certain labor and employment matters; (xii) certain environmental matters; and (xiii) title to property.

         The Plan of Merger also contains representations and warranties of each of Acquisition and Merger Sub as to, among other things: (i) their due organization, valid existence, good standing and/or capitalization; (ii) due authorization, execution and delivery of the Plan of Merger and related agreements, the validity and enforceability thereof against such parties and the noncontravention thereby of the organizational documents of Acquisition and Merger Sub or other agreements to which such parties may be bound; (iii) the absence of conflicts and defaults and the absence of the requirement for any Authorization; (iv) the delivery to Besicorp of a true copy of a letter from the Lender, stating Lender's interest, subject to the negotiation and execution of definitive documents and the fulfillment of the conditions set forth in such letter, in providing the Financing which, together with the equity to be obtained by the Merger Sub, will be for an amount necessary to pay the Merger Consideration and that the Financing will not be secured by a lien on the assets of the Surviving Corporation; and (v) the accuracy of the information provided in writing by Acquisition and Merger Sub for use in the Proxy Statement.

CERTAIN COVENANTS

         CONDUCT OF BUSINESS PENDING THE MERGER. Besicorp, Acquisition and Merger Sub agreed that until the Effective Date, the parties would (a) not intentionally perform or omit to perform any act which would prevent the performance of the Plan of Merger or would result in any representation or warranty being untrue in any material respect and (b) give the other parties notice of the occurrence of any event which would make any representation or warranty in the Plan of Merger untrue or that would otherwise prevent the closing of the Merger. The parties further agreed to use their best efforts to consummate expeditiously the Spin-Off, the Merger, the sale of the Power Plants by the Partnerships and the other transactions contemplated by the Plan of Merger (collectively, the "Transactions") provided that no party is required by such agreement to expend funds not commercially reasonable in relation to such transactions or to take any action that would result in a material adverse effect with respect to such party.

         Besicorp also agreed that prior to the Effective Date, it shall use its best efforts to cause certain of its affiliates to dispose of the Power Plants and it shall, and shall cause each Remaining Subsidiary to, carry on its business with the objective of effecting the Spin-Off and the sales of the Power Plants and, in all other respects with the objective of winding up the remaining business of Besicorp and the Remaining Subsidiaries so that Besicorp and the Remaining Subsidiaries will have no assets other than cash and cash equivalents and the Retained Assets (as defined in the Plan of Merger) and no Liabilities other than Permitted Liabilities (as defined in the Plan of Merger) and certain other permissible liabilities.

         Furthermore, Besicorp shall cause the Spin-Off to be effectuated immediately prior to the Effective Date by causing, among other things, (a) the transfer to, and assumption by Newco of all of the assets, personnel, employee benefit plans and Liabilities of Besicorp (other than the Retained Assets and Permitted Liabilities) and the Remaining Subsidiaries and the transfer to Newco of all of the outstanding capital stock of the Distributed Subsidiaries (as such terms are defined in the Plan of Merger); (b) the execution and delivery by Besicorp and Newco of such agreements and arrangements which are customary in connection with spinoffs and which provide for, among other matters, the provision of transition and support services to Besicorp by Newco without cost to Besicorp, the replacement of Contributed Assets with Retained Assets of equal value in certain circumstances, and indemnification of Besicorp by Newco and its subsidiaries for any failure of Newco to discharge and pay in full all of the Liabilities so assumed or the failure of any Distributed Subsidiary to discharge and pay in full its Liabilities when due; (c) the distribution to the shareholders of Besicorp prior to the Effective Date of all of the outstanding capital stock of Newco; and (d) Besicorp and Newco to enter into the Indemnification Agreement and the Escrow Agreement.

         Besicorp also agreed that prior to the Effective Date it shall not and shall not permit any of the Remaining Subsidiaries to: (i) amend its Certificate of Incorporation, By-Laws or other organizational documents; (ii) make any change in its authorized capital stock; adjust, split, combine or reclassify its capital stock; or, with certain exceptions, issue any shares of stock, or rights to acquire capital stock or other similar rights;
(iii) incur any indebtedness for borrowed money or assume or otherwise become responsible for the obligations of any other person; (iv) subject to certain exceptions, sell, transfer, encumber or otherwise dispose of any of its material properties or assets to any person; (v) make any investments in, or contributions to capital of, or purchases of, any property or assets from any other person; (vi) subject to certain exceptions, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts; (vii) change, with certain exceptions, its method of accounting as in effect at December 31, 1997; (viii) subject to certain exceptions, increase the compensation payable to any employee, or enter into any new employment agreements with new or existing employees; (ix) subject to certain exceptions, pay any dividend or make any distribution (other than the Spin-Off) on its securities or purchase any of its securities; (x) make any tax election or settle or compromise any tax liability; and (xi) enter into any business or contract not related to the Spin-Off, Power Facility Sales or the Merger.

         Besicorp also agreed that prior to the Effective Date, it shall cause the Distributed Subsidiaries to carry on their respective businesses only in the ordinary course consistent with past practice and shall not and shall cause the Distributed Subsidiaries not to create any liabilities of Besicorp or any Remaining Subsidiary for the Liabilities of the Distributed Subsidiaries.

         Pursuant to the Plan of Merger, Besicorp agreed (i) to call a meeting of its shareholders for the purpose of voting upon adoption of the Merger; (ii) to hold such meeting as soon as practicable following the date of the Initial Plan of Merger; (iii) subject to the provisions regarding Acquisition Proposals (as defined below), recommend to its shareholders the adoption of the Merger through its Board of Directors; and (iv) to use its best efforts to obtain the adoption of the Plan of Merger by the shareholders of Besicorp.

         Pursuant to the Plan of Merger, Besicorp agreed to prepare and file with the SEC this Proxy Statement and a Form 10 Registration and use its reasonable best efforts to respond to any comments of the SEC and to cause the Form 10 Registration to be effective. Besicorp has also agreed to file all other reports and schedules required to be filed by Besicorp with the SEC.

         Pursuant to the Plan of Merger, Besicorp, Merger Sub and Acquisition agreed to timely seek all consents, approvals, permits, authorizations or waivers (collectively, "Consents") that are required to be obtained prior to the Effective Date from governmental entities or other third parties in connection with the execution and delivery of the Plan of Merger and the consummation of the transactions contemplated thereby.


         ACQUISITION PROPOSALS. Pursuant to the Plan of Merger, Besicorp agreed to cease immediately any activities or negotiations with respect to an Acquisition Proposal (as defined below), and to not, nor to permit any Subsidiary to, authorize or permit any of its officers, directors, employees or representatives, to (i) solicit any Acquisition Proposal; (ii) facilitate the making of an Acquisition Proposal; or (iii) enter into any agreement with respect to any Acquisition Proposal; provided, however, that neither Besicorp nor the Board is prohibited from furnishing non-public information to, or entering into discussions with, any person with respect to any unsolicited Acquisition Proposal if : (a) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of its outside financial advisor, that such Acquisition Proposal is a Superior Proposal (as defined below); (b) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of outside counsel, that the failure to take such action would cause the Board to violate its fiduciary duties to shareholders; and (c) Besicorp (x) provides at least two business days' notice to Acquisition to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement.

         The term "Acquisition Proposal" means any bona fide offer or proposal with respect to a merger or similar transaction involving Besicorp or any of its Subsidiaries or the purchase of any significant portion of the assets or capital stock of Besicorp or any significant Subsidiary or any other business combination involving Besicorp; and "Superior Proposal" means an Acquisition Proposal which the Board believes in good faith, after due investigation (taking into account, among other things, the financing terms and the likelihood of consummation) and based upon the advice of its outside legal and financial advisors, is more favorable to Besicorp's shareholders from a financial point of view than the Merger (taking into account the Spin-Off).

         The Board shall not (i) withdraw or modify its approval or recommendation of the Plan of Merger, the Merger or any of the Transactions,
(ii) approve, adopt or recommend or publicly propose to approve, adopt or recommend an Acquisition Proposal, (iii) cause Besicorp to enter into any agreement with respect to an Acquisition Proposal, or (iv) resolve to do any of the foregoing unless Besicorp receives an unsolicited Acquisition Proposal in accordance with the Plan of Merger and the Board determines reasonably and in good faith, after due investigation (a) based upon the advice of its outside financial advisor that a pending Acquisition Proposal is more favorable to Besicorp's shareholders than the Merger and the Spin-Off, taken as a whole, (b) such Acquisition Proposal is reasonably likely to be consummated, (c) there is a substantial probability that the approval of the Merger and the Spin-Off will not be obtained due to the pending Acquisition Proposal, and (d) based upon the advice of outside counsel, that the failure of the Board to withdraw or modify its approval or recommendation of the Plan of Merger or the Merger, or approve or recommend such Acquisition Proposal would cause the Board to violate its fiduciary duties to its shareholders.


         INDEMNIFICATION. The Plan of Merger contemplates that prior to the Effective Date, Besicorp will procure and pay for officers' and directors' liability insurance (the "D&O Insurance") covering certain persons, including present and former directors, officers, employees and agents of Besicorp and its Subsidiaries (collectively, the "Covered Persons"), who at the time of the execution of the Initial Plan of Merger were covered by Besicorp's officers' and directors' liability insurance or will be so covered on the Closing Date, with respect to actions and omissions occurring on or prior to the Closing Date. Additionally, the Plan of Merger provides that for the lesser of six years after the Closing Date or the period the Surviving Corporation maintains its existence, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Covered Persons on terms, in a manner, and with respect to matters, which are no less favorable than Besicorp's Certificate of Incorporation and By-Laws, as in effect on the date of the execution of the Initial Plan of Merger; provided, however, that the obligation of the Surviving Corporation to provide such indemnification is limited to the D&O Insurance and the Surviving Corporation's rights under the Escrow Agreement and that the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation may be amended accordingly.


CONDITIONS TO THE MERGER

Financing Condition.

         The obligation of Buyer to consummate the Merger is subject to Merger Sub's having received the proceeds of the Financing at or prior to the Closing Date. Buyer has received a letter from Lender, stating Lender's interest, subject to the negotiation and execution of definitive documents and the fulfillment of the conditions set forth in such letter, in providing the Financing, and Buyer is aware of no development that will make obtaining the proceeds less likely than it was at the time of such letter. However, Lender will not provide the Financing until immediately prior to the Closing and therefore there remains the risk that the Lender will not provide the Financing. As the Closing is likely to occur immediately following the Special Meeting, it is possible but unlikely that the Financing may be provided before the Special Meeting.

Other Conditions to the Merger.

         The obligations of each of Acquisition, Merger Sub and Besicorp to consummate the Merger are subject to the satisfaction of certain conditions prior to the Closing Date, including: (i) the adoption of the Plan of Merger by the requisite vote of the shareholders of Besicorp; (ii) no governmental entity or court shall have enacted any law or regulation or order which is then in effect and has the effect of making the Merger or any of the Transactions illegal; and (iii) the approval of the Plan of Merger, the Merger and to the extent necessary the Transactions, by each governmental entity whose approval is so required. The obligation of Besicorp to consummate the Merger is subject to the satisfaction (or waiver by Besicorp) of certain additional conditions at or prior to the Effective Date, including: (i) the accuracy of the representations and warranties of Acquisition and Merger Sub when made and as of the Closing Date; (ii) the performance by Acquisition and Merger Sub of all their obligations required in the Plan of Merger to be performed by them on or prior to the Closing Date; and (iii) immediately prior to the Merger,

Merger Sub being, and, assuming that the representations and warranties made by Besicorp are true and correct immediately following the effectiveness of the Merger, the Surviving Corporation being, solvent. The obligation of Acquisition and Merger Sub to consummate the Merger is subject to the fulfillment (or waiver by such parties) of certain additional conditions at or prior to the Closing Date, including: (i) the accuracy of the representations and warranties of Besicorp when made and as of the Closing Date, except to the extent reflected in the disclosure schedule annexed to the Initial Plan of Merger (the "Disclosure Schedule"); (ii) the performance by Besicorp of all obligations required by the Plan of Merger to be performed by it on or prior to the Closing Date; (iii) the absence of any changes since June 30, 1998, after taking into account the completion of the Transactions other than the Merger, in the condition, assets, business, results of operations or prospects of Besicorp and its Subsidiaries, taken as a whole, which has had or would reasonably be likely to have a Material Adverse Effect on Besicorp or any Remaining Subsidiary; (iv) Merger Sub being satisfied that the Spin-Off and the Power Facilities Sales have been completed as provided in the Plan of Merger, and neither the Surviving Corporation nor any of the Remaining Subsidiaries has any liability as a result of the Spin-Off or Power Facilities Sales; (v) Newco shall have executed the Indemnification Agreement and the Escrow Agreement and Besicorp shall have deposited $6,000,000 with the Escrow Agent; (vi) the Base Amount shall be no less than $105,275,000;
(vii) Besicorp shall have received all of the Consents (as defined in the Plan of Merger) and obtained certain releases; (viii) neither Besicorp nor its Remaining Subsidiaries have any Liabilities other than the Permitted Liabilities and the Liabilities taken into account in determining the Adjustment Amount; and
(ix) the absence of any suit or investigation by any governmental entity seeking to enjoin the transactions contemplated by the Plan of Merger or seeking material damages on account of the consummation of the transactions contemplated thereby or imposing any condition or restriction that would be commercially unreasonable from a financial standpoint relative to the transactions contemplated by the Plan of Merger.

         If Besicorp were to waive a material condition, either before or after the Special Meeting, Besicorp intends to notify the holders of Besicorp Common Stock and seek the shareholders' approval of such waiver before consummating the Merger.


TERMINATION

Right to Terminate

         The Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Date, by the mutual consent of Buyer and Besicorp.

         In addition, the parties have agreed that the Plan of Merger may be terminated and the Merger may be abandoned by action of either Buyer or Besicorp if (a) the Merger shall not have been consummated by 11:59 P.M. on March 1, 1999 (the "Termination Date"); provided however that the Termination Date, at the request of Besicorp (the "Extension Request"), may be extended from March 1, 1999 to March 15, 1999 (the "Extension") in which case if the Merger does not close during the Extension, Besicorp would be obligated, unless the Plan of Merger was terminated by Besicorp on account of a breach by Buyer of Buyer's obligations pursuant to the Plan of Merger, to pay Buyer $1.4 million (the "Extension Fee") in addition to any other amounts, if any, Besicorp would be obligated to pay on account of the termination of the Plan of Merger (provided that this termination right shall not be available to the party whose failure to fulfill its obligations under the Plan of Merger shall have been the cause of the failure to consummate the Merger) or (b) upon a vote at the Meeting, Besicorp's shareholders do not adopt the Plan of Merger.

         The Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Date by Buyer, if: (a) there has been a material breach of any material agreement on the part of Besicorp which has not been cured or adequate assurance of cure given, within ten business days following notice of such breach from Merger Sub or either of the Indemnification Agreement or the Escrow Agreement shall not be a valid, legal and binding agreement or enforceable against Newco; (b) there has been a breach of a representation or warranty of Besicorp, the Damages from which Merger Sub reasonably determines would cause the Base Amount to be less than $105,275,000; (c) the Board shall have (i) withdrawn or modified its approval, adoption or recommendation of the Plan of Merger, the Merger or any of the Transactions, (ii) approved, adopted or recommended or publicly proposed to approve or recommend an Acquisition Proposal, (iii) caused Besicorp to enter into any agreement with respect to an Acquisition Proposal, or (iv) resolved to do any of the foregoing unless certain conditions are met; (d) a tender offer or exchange offer for 15% or more of the shares of Besicorp Common Stock is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer within the time period required by Section 14e-2 of the Exchange Act or any person acquires by any means 20% or more of the outstanding shares of Besicorp Common Stock; (e) Besicorp shall have breached any of its covenants or agreements with respect to Acquisition Proposals; (f) there shall be pending or threatened any proceeding seeking material damages on account of the Plan of Merger or the consummation of the Merger or any of the other Transactions which Merger Sub determines could reasonably be expected to result in Besicorp incurring a material amount of damages or expenses, after taking into account applicable insurance coverage; or
(g) the Base Amount is less than $105,275,000.

         In addition, the Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Date, by Besicorp, if: (a) there has been a material breach of any agreement therein on the part of Merger Sub which has not been cured or adequate assurance of cure given, within ten business days following notice of such breach from Besicorp; (b) generally, there has been a breach of a representation or warranty of Acquisition or Merger Sub therein which could reasonably be expected to prevent Acquisition or Merger Sub from fulfilling its obligations under the Plan of Merger; or (c) the Board determines to enter into and enters into a definitive agreement providing for a Superior Proposal and, among other things, Besicorp simultaneously pays to Merger Sub the Termination Payment of $3.5 million and Covered Expenses, up to a maximum of $600,000.

Remedies

         Notwithstanding any termination right described under "--Right to Terminate," in the event of the nonfulfillment of any condition to a party's closing obligations, such party may elect to do one of the following: (a) proceed to close despite the nonfulfillment of any closing condition without waiving any claim for any breach and without waiving any right to proceed under the Indemnification Agreement; (b) decline to close, terminate the Plan of Merger as described under "--Right to Terminate" and thereafter seek damages to the extent described under "--Damages"; or (c) seek specific performance of the obligations of the other party.

Damages

         If the Plan of Merger is terminated as described under "--Rights to Terminate," no party will have any claim against the others, except as follows:

         Generally, a party terminating the Plan of Merger will retain all of such party's legal rights if the circumstances giving rise to such termination were (i) caused by another party's willful failure to comply with a material covenant set forth in the Plan of Merger or (ii) that a material representation or warranty of such other party was materially false when made and that party knew or should have reasonably known such representation or warranty was materially false when made.

         If (x) Besicorp terminates the Plan of Merger because the Board enters into a definitive agreement providing for a Superior Proposal in accordance with certain specified procedures or because the Board shall have breached its agreements with respect to (i) the withdrawal or modification of its approval or recommendation of the Plan of Merger, the Merger or any of the Transactions,
(ii) the approval or recommendation or public proposal to approve or recommend an Acquisition Proposal, (iii) causing Besicorp to enter into any agreement relating to an Acquisition Proposal, or (iv) resolving to do any of the foregoing; or (y) Buyer terminates the Plan of Merger because (a) the Board shall have (i) withdrawn or modified its approval or recommendation of the Plan of Merger, the Merger or any of the Transactions, (ii) approved or recommended or publicly proposed to approve or recommend an Acquisition Proposal, (iii) caused Besicorp to enter into any such agreement with respect to an Acquisition Proposal, or (iv) resolved to do any of the foregoing unless certain conditions are met, (b) a tender offer or exchange offer for 15% or more of the shares of Besicorp Common Stock is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer within the time period required by Section 14e-2 of the Exchange Act or any person acquires by any means 20% or more of the outstanding shares of Besicorp Common Stock or (c) Besicorp shall have breached any of its covenants or agreements with respect to Acquisition Proposals, and

Acquisition and Merger Sub are ready, willing and able to execute definitive documentation to effect the Financing or substantially similar financing arrangements, Besicorp will pay Merger Sub the Termination Payment, reimburse Buyer for their Covered Expenses (up to a maximum of $600,000) and, if Besicorp has exercised its Extension Request, pay the Extension Fee.

         If the Plan of Merger is terminated because upon a vote at the Meeting, Besicorp's shareholders do not adopt the Plan of Merger, (x) Besicorp will pay Merger Sub, Buyer's Covered Expenses up to $600,000 and (y) if Michael F. Zinn or his direct or indirect transferees have failed to vote in person or by proxy at least 1,600,000 shares in favor of the Merger and any other matter presented to shareholders in connection with the Merger, Besicorp shall pay the Termination Payment to Merger Sub and, if Besicorp has exercised its Extension Request, the Extension Fee. For information regarding, Michael F. Zinn's holdings of Common Stock see "Business of the Company--Security Ownership of Certain Beneficial Owners and Management" If the Plan of Merger is terminated
(x) because, upon a vote at the Meeting, Besicorp's shareholders do not adopt the Plan of Merger or (y) by Besicorp, or Acquisition and Merger Sub because the Merger shall not have been consummated by 11:59 P.M. on March 1, 1999, or, if Besicorp has exercised its Extension Request, on March 15 (provided that this right shall not be available to the party whose failure to fulfill its obligations under the Plan of Merger shall have been the cause of the failure to consummate the Merger) and Besicorp, on or before March 31, 1999 enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is made by, a party other than Acquisition, Merger Sub or any of their subsidiaries, and the Acquisition Proposal is thereafter consummated, Besicorp will pay to Merger Sub the Termination Payment plus the amount of the Covered Expenses to the extent not paid under the immediately preceding sentence and, if Besicorp has exercised its Extension Request, the Extension Fee.

         If the Plan of Merger is terminated by Buyer because (a) generally either (i) there has been a material breach of any material agreement contained therein (with certain exceptions) on the part of Besicorp which breach has not been cured or adequate assurance of cure given, within ten business days following notice of such breach from Merger Sub or (ii) either of the Indemnification Agreement or the Escrow Agreement shall not be a valid, legal and binding agreement or enforceable against Newco, (b) there has been a breach of a representation or warranty of Besicorp therein, the Damages from which Merger Sub reasonably determines would cause the Base Amount to be less than $105,275,000, (c) there shall be pending or threatened any proceeding seeking material damages on account of the consummation of any of the Transactions which Merger Sub determines could reasonably be expected to result in Besicorp incurring a material amount of damages or expenses, after taking into account applicable insurance coverage, or (d) the Base Amount is less than $105,275,000, Besicorp shall reimburse Acquisition and Merger Sub for their Covered Expenses up to a maximum of $600,000 and, if Besicorp has exercised its Extension Request, pay the Extension Fee.

         If Merger Sub and Acquisition terminate the Plan of Merger solely as a result of their having not received the proceeds of the Financing, Buyer shall reimburse Besicorp for its Covered Expenses up to $600,000.


INDEMNIFICATION AGREEMENT

         The Indemnification Agreement between Acquisition, Merger Sub and Newco will be entered into at the Closing; all terms capitalized in this section without being defined shall have the meanings given to them in the Plan of Merger. The Indemnification Agreement provides that Newco shall indemnify, save and keep Acquisition, Merger Sub, the Surviving Corporation and the Remaining Subsidiaries and their respective affiliates and agents (the "Purchaser Indemnitees") harmless and defend against and from all Damages sustained or incurred by any Purchaser Indemnitee as a result of, or arising out of, by virtue of, or in connection with:

                  (a) any inaccuracy in or breach of any representation and warranty made by Besicorp in the Plan of Merger or in any closing document delivered in connection with the Plan of Merger; (b) any breach by Besicorp of, or failure by Besicorp to comply with, any of its covenants or obligations under the Plan of Merger or under the Indemnification Agreement; (c) the existence of any Liability or other obligation of Besicorp or any Subsidiary as of the Closing Date or arising out of or relating to the Merger or any claim against a Purchaser Indemnitee with respect to any such Liability or obligation or alleged Liability or obligation other than the Permitted Liabilities, including, without limitation, Liability on account of Taxes payable by Besicorp or for which Besicorp is liable; (d) the failure of Newco or any Subsidiary to pay and discharge in full when due any of their respective Liabilities whenever or however arising or existing, including liability on account of Taxes other than the Permitted Liabilities; (e) any claims for indemnification by current or former officers, directors, employees, agents or consultants of Besicorp or any Subsidiary; (f) any third party claim (which includes certain litigation specified in the Indemnification Agreement (the "Existing Litigation")) to the extent it arises out of or relates to any action or inaction of, or the conduct of the business of Besicorp or any Subsidiary on or prior to the Closing Date other than the Permitted Liabilities; (g) any violation of, or delinquency with respect to, any order or arbitration award or statute, or regulation in effect on or prior to the Closing Date of or any agreement of Besicorp (or any Subsidiary) with, or any license, Permit or Environmental Permit granted to Besicorp (or any Subsidiary) by any federal, state or local governmental authority to which the properties, assets, personnel or business activities of Besicorp (or any Subsidiary) are subject (or to which Besicorp (or any Subsidiary) is subject as it relates to the properties, assets, personnel or business activities of Besicorp (or any Subsidiary)); (h) any generation, transportation, storage, treatment, disposal, release or threatened release of any Hazardous Materials occurring on or prior to the Closing Date regardless of when liability is asserted, at any facility of Besicorp (or any Subsidiary); (i) certain discharges or releases to or from storm, ground or surface waters or wetlands, and any air emissions or pollution; (j) certain exposure of and resulting consequences to any persons, including, without limitation, employees of Besicorp (or any Subsidiary or any agent of Besicorp or any Subsidiary), due to any Hazardous Materials used at a facility or otherwise used by Besicorp (or any Subsidiary); (k) certain violations or alleged violation of, or obligations imposed by, any environmental law or environmental permit; (l) certain matters relating to employee pension benefit plans of Besicorp or its affiliates; (m) any federal or state taxes imposed upon Besicorp, or for which Besicorp is liable, with respect to any taxable period or portion of a taxable period ending on or prior to the Closing Date other than a Permitted Liability; (n) litigation against Besicorp and/or the Subsidiaries pending or threatened as of the Closing Date; and (o) any claims, investigations, proceedings, actions or lawsuits asserted or initiated before or after the Closing arising out of or in connection with pre-closing occurrences involving Besicorp and/or the Subsidiaries.

         With certain exceptions, the Purchaser Indemnitees shall not be entitled to indemnification (i) unless a notice of a claim has been delivered to Newco prior to the fifth anniversary of the Closing Date; (ii) to the extent the aggregate claims actually paid by Newco or any of its Subsidiaries to the Purchaser Indemnitees thereunder exceeds the aggregate Merger Consideration;
(iii) for Damages to the extent such Damages were expressly included in the Adjustment Amount pursuant to the Plan of Merger; (iv) with respect to consequential damages relating to lost profits or punitive damages (other than consequential damages or punitive damages paid or payable to, or claimed by third parties); and (v) with respect to Damages arising from time spent by Acquisition or its affiliates and their respective officers and employees, for amounts in excess of their actual out-of-pocket costs.

         The payment of any Damages to which the Purchaser Indemnitees are entitled pursuant to the Indemnification Agreement shall first be satisfied from funds held in the Escrow Account, pursuant to the terms of the Escrow Agreement to the extent available, until the Escrow Account has been reduced to zero and thereafter shall be satisfied by Newco directly.


ESCROW AGREEMENT

         The Escrow Agreement between Buyer, Besicorp and Newco will be entered into at the Closing; all terms capitalized in this section without being defined shall have the meanings given to them in the Plan of Merger. The Plan of Merger provides that Besicorp will deposit at Closing with the Escrow Agent an aggregate of $6,000,000 (the "Escrow Funds"), which $6,000,000 will be obtained from Besicorp's general corporate funds, to be administered under the terms of the Escrow Agreement. The Escrow Fund serves to fund claims for (A) indemnity made by the Buyer pursuant to the Indemnification Agreement, including any claims of Buyer with respect to the Existing Litigation and other matters to be prosecuted or defended by Newco (the "Newco Assumed Matters") arising from the failure of Newco to diligently prosecute or defend such Newco Assumed Matters, Buyer's out-of-pocket expenses (not to exceed $40,000 per year) incurred if it is represented by counsel with respect to the Newco Assumed Matters ("Buyer Monitoring Costs") and any payment of fees and expenses of the Paying Agent pursuant to the

Plan of Merger (all such claims, "Buyer Indemnity Claims"); (B) certain claims for tax refunds made by Besicorp if the refunds are not received prior to March 31, 1999 ("Tax Return Claims") and (C) costs and expenses relating to (i) Newco Assumed Matters; (ii) litigation arising out of or relating to any such Newco Assumed Matters; (iii) indemnification of claims against Besicorp's directors and officers (prior to the Merger) for actions in their official capacity preceding the date of the Merger; or (iv) in connection with matters arising out of or relating to the Merger or the Spin-Off (collectively "Litigation Costs").

         The Escrow Agent is to disburse Escrow Funds upon request to the Buyer, with respect to Buyer Indemnity Claims, Buyer Monitoring Costs or Tax Return Claims, and to Newco, with respect to Litigation Costs, unless the other party objects to such disbursement. Newco may not object to the Tax Return Claims. If a party objects, the Escrow Agent is not to disburse such funds until it receives (i) the joint written direction of Newco and Buyer, (ii) a written instrument representing a final and non-appealable order with respect to the disposition of such amount issued by an arbitrator or (iii) a certified copy of a final and non-appealable judgment of a court of competent jurisdiction directing the disbursement of such funds (collectively, the "Escrow Fund Determination Procedure"). Notwithstanding the foregoing, Newco is not to unreasonably withhold its consent to a request by Buyer for payment of Buyer Indemnity Claims and Acquisition is not to unreasonably withhold consent for payment of Litigation Costs.

         All remaining proceeds of the Escrow Fund, if any, will be released to Newco at any time following the fifth anniversary of the date of the Escrow Agreement provided that all of the following conditions have occurred and notice has been provided by Newco to the Escrow Agent: (a) no claims are then subject to the Escrow Fund Determination Procedure; (b) in the reasonable judgment of Buyer, no future Buyer Indemnity Claims are foreseeable; and (c) all Newco
Assumed Matters have been finally settled through either (A) a final, non-appealable judgment against the Surviving Corporation and all Purchaser Indemnitees; or (B) a settlement or other conclusion to the Newco Assumed Matter that (x) contains a release from all liability in favor of the Surviving Corporation and Purchaser Indemnitees without any further obligation by the Surviving Corporation or Purchaser Indemnitees to make any payment or incur any other Liability or Obligation with respect to such matter, (y) does not attribute by its terms liability to the Surviving Corporation or any Purchaser Indemnitee and (z) if the scheduled matter is litigation or a proceeding, includes as a term thereof a full dismissal of the litigation or proceeding with prejudice. Newco and Buyer also agree they will meet no less than annually for the purpose of examining the amounts set forth in the Escrow Fund and the amounts of Buyer Indemnity Claims and Litigation Costs expended from the Escrow Fund, for the purpose of determining whether the amount of the Escrow Fund is more than sufficient to secure Buyer pursuant to the Indemnification Agreement.

         The Escrow Agreement contains additional provisions including those regarding investment of and taxation on the Escrow Fund, outlining the Escrow Agent's duties and responsibilities, limiting the Escrow Agent's liability except in the case of its bad faith, willful default or gross negligence, permitting the Escrow Agent to resign, allowing the Escrow Agent to rely upon notices it believes genuine and duly authorized without further verification and limiting its responsibilities with respect to interest payable on the Escrow Funds.


SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         All representations, warranties and agreements set forth in the Plan of Merger or in any document or certificate delivered pursuant thereto shall survive the Merger for a period of five years following the Effective Date, subject to the terms of the Indemnification Agreement.


EFFECT ON OPTIONS, WARRANTS AND RESTRICTED STOCK

         Prior to the Effective Date, Besicorp will (a) cause each outstanding option to purchase shares of Besicorp Common Stock (each, a "Stock Option") granted under the Besicorp Group Inc. Amended and Restated 1993 Incentive Plan (the "1993 Plan") or pursuant to any other Stock Option plan or agreement or any restricted agreement entered into by Besicorp with any employee or director of Besicorp or any of its affiliates, whether or not then vested or exercisable, to become vested and exercisable, (b) cause each outstanding warrant (each, a "Warrant") to purchase Besicorp Common Stock to become exercisable to the extent not currently exercisable, and (c) take such action as is necessary to cause each holder of a Stock Option or Warrant to exercise such Stock Option or Warrant in full including paying in cash the exercise price (it being understood that neither Besicorp nor any Remaining Subsidiary will directly or indirectly provide or guarantee any financing or loan arrangements) so that there are not outstanding Stock Options or Warrants at the Effective Date.


FEES AND EXPENSES

         The Plan of Merger provides generally that whether or not the Merger is consummated, all costs and expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby shall be paid by the party incurring such expenses, except as described under "Termination."

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following Unaudited Pro Forma Consolidated Balance Sheet of Besicorp Group Inc. as of September 30, 1998, and the Unaudited Pro Forma Consolidated Statements of Operations for the year ended March 31, 1998, and the six months ended September 30, 1998, have been prepared to reflect the effects on the historical results of Besicorp Group Inc. of: (i) the transfer to Newco of substantially all of the assets and liabilities of the Distributed Businesses after the repayment of $97,135 of Newco debt by Besicorp prior to the Spin-Off, distribution of the shares of Newco Common Stock to the Entitled Holders, and the transfer to Newco of $1 million (though the amount of such contribution may be increased to $2 million); (ii) the leasing of the Corporate Headquarters to Newco; (iii) the payment of bonuses to executive officers of Besicorp of $2 million; (iv) the estimated proceeds from the sales of the Power Plants; (v) receipt of cash reserves from the Partnerships; (vi) the contribution of $6 million by Besicorp to the Escrow Fund and (vii) the exercise of all outstanding options and warrants as if they had been exercised and as if at the time they were exercised the fair market value of a share of Besicorp Common Stock were $30.375, the closing price of such stock on January 5, 1999, the date that substantially all of such options and warrants were exercised and the removals of restrictions from the shares of restricted stock.

         The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if the transactions occurred on September 30, 1998; the Unaudited Pro Forma Consolidated Statements of Operations have been prepared as if the transactions occurred on April 1, 1997. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the transactions had been consummated as of September 30, 1998, or April 1, 1997, or the results which may be obtained in the future.

         The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Consolidated Balance Sheet and Notes to the Unaudited Pro Forma Consolidated Statements of Operations are based on available information and upon certain assumptions that management believes are reasonable. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with the historical financial statements of Besicorp Group Inc., including the related notes thereto contained in the Annual Report and Quarterly Report.





                      BESICORP GROUP INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                        September 30, 1998
                                                     ------------------------------------------------------------------------------
                           ASSETS                                       Historical             Adjustments             Pro Forma

Current Assets:

Cash and securities                                                   $119,275,192            $(2,000,000) (6)        $125,556,992
                                                                                                   51,000  (1)
                                                                                                  102,000  (1)
                                                                                                  488,039  (2)
                                                                                               (1,059,239) (3)
                                                                                               (6,000,000) (4)
                                                                                               10,700,000  (5)
                                                                                                4,000,000  (7)
Trade accounts receivable                                                  596,973               (591,407) (3)               5,566

Due from affiliates                                                         61,035                (61,035) (3)
Current portion of long-term notes receivable:
         Others                                                            124,649               (124,649) (3)
Inventories                                                              1,241,658             (1,241,658) (3)
Other current assets                                                       387,334               (283,052) (2)             104,282
                                                              -------------------------------------------       --------------------
         Total current assets                                          121,686,841              3,977,999              125,666,840
Net Property, Plant and Equipment                                        2,002,136               (958,106) (3)           1,044,030
Other Assets                                                            18,965,521            (10,700,000) (5)           4,108,506
                                                                                               (4,000,000) (7)
                                                                                                 (157,015) (3)
                                                             ---------------------  ----------------------     ---------------------
     TOTAL ASSETS                                             $        142,654,498  $         (11,835,122)        $    130,819,376
                                                              ====================  ======================       ===================

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                         $          1,262,636  $        (1,078,763)  (3)    $         139,797
                                                                                                (44,076)  (2)
Current portion of long-term debt                                          136,746              (20,000)  (2)              116,746
Current portion of accrued reserve and warranty expense                    144,769             (144,769)  (3)
Taxes other than income                                                    127,630             (113,212)  (2)               14,418








Income taxes payable                                                    48,136,426          (1,695,689)  (1)            46,440,737
                                                                      ------------         ------------                 ------------
     Total Current Liabilities                                          49,808,207          (3,096,509)                 46,711,698
Long-Term Accrued Reserve and Warranty Expense                             161,390            (161,390)  (3)
Long-term Debt                                                             691,618            (127,022)  (3)               564,596
                                                                      ------------        -------------                 ------------
     Total Liabilities                                                  50,661,215          (3,384,921)                 47,276,294
                                                                      ------------        -------------                 ------------

Shareholders' Equity
  Common stock                                                             323,495                                         323,495
 Additional paid-in capital                                              5,445,530           1,631,616  (2)              7,077,146
 Retained earnings                                                      87,842,255          (2,842,150) (1)             77,188,942
                                                                                            (2,831,005) (1)
                                                                                            (6,000,000) (4)
                                                                                                61,200  (1)
                                                                                               958,642  (1)
                                                                    --------------      ---------------                 ------------
                                                                        93,611,280          (9,021,697)                 84,589,583
Less: treasury stock at cost                                            (1,617,997)            571,496  (2)             (1,046,501)
                                                                   ---------------     ----------------                -------------
  Total Shareholders' Equity                                            91,993,283          (8,450,201)                 83,543,082
                                                                    --------------     ----------------                -------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $        142,654,498  $      (11,835,122)       $        130,819,376
                                                              ====================  =====================       ====================


Notes:
(1) Represents the effects of pro forma income adjustments.
(2) Exercise of entitlements and warrants.
(3) To remove  businesses  spun off.
(4) To record escrow payment for businesses spun off.
(5) To record estimated proceeds from sale of partnership plants.
(6) To reflect bonus payments.
(7) To reflect release of reserves retained in partnerships.







                                              BESICORP GROUP INC. AND SUBSIDIARIES
                                   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                    Six Months Ended September 30, 1998                    Year ended March 31, 1998
                                   Historical    Adjustment     Pro Forma             Historical    Adjustments      Pro Forma
Revenues:
  Product sales:                 $ 2,085,690   $(2,085,690)(1) $                   $ 3,838,351     $(3,838,351)(1)  $
  Development and management
         fees                      2,043,334                     2,043,334            2,504,601                        2,504,601
Other revenues                       233,355      (227,321)(1)       6,034              436,689       (426,154)(1)        10,535
Income from partnerships         136,704,931                   136,704,931           10,058,849                       10,058,849
Interest and other investment
         income                    2,824,932       (13,204)(1)   2,811,728              175,766        (35,482)(1)       140,284
Other income
                                                                                                        (5,566)(1)
                                                    51,000 (2)      51,000                             102,000 (2)        96,434
                                 -----------    -----------    -----------          ----------     -------------      -------------
    Total Revenues               143,892,242    (2,275,215)    141,617,027          17,014,256      (4,203,553)       12,810,703
                                 -----------    -----------    -----------          ----------     -------------      -------------

Cost and Expenses:
  Cost of product sales            1,966,269    (1,981,867)(1)    (15,598)           3,899,967      (3,932,301) (1)      (32,334)
Selling, general and administrative
   expense                         5,830,355     2,000,000 (3)                       9,560,590       2,000,000  (3)
                                                 1,190,180 (4)                                       1,190,180  (4)
                                                (4,540,298)(1)  4,480,237                           (8,638,780) (1)   4,111,990
Interest expense                     120,098       (92,193)(1)     27,905              513,765        (451,178) (1)      62,587
Other expense                          8,807        (8,807)(1)                       2,513,548      (2,508,214) (1)       5,334
                               -------------   --------------  -----------------   ------------    --------------  -----------------
  Total Costs and Expenses         7,925,529    (3,432,985)     4,492,544           16,487,870     (12,340,293)       4,147,577
                                  ----------    -------------  -----------------   ------------   --------------   -----------------

Income Before Income Taxes       135,966,713     1,157,770    137,124,483              526,386       8,136,740       8,663,126

Provision for Income Taxes        47,509,199       199,128 (5) 47,708,327              331,000       2,565,328 (5)   2,896,328
                                ---------------   ------------- -----------           ---------     -----------      ------------

Net Income                       $88,457,514     $ 958,642    $89,416,156             $195,386     $5,571,4126    $  5,766,798
                                 ===========     ============= ===========        =============     ==========       ============

Pro Forma Income Per Common Share                           $       29.30 (6)                                   $         1.89 (6)
                                                             ================                                       ================


Notes:
(1)  To remove businesses spun off.
(2)  Represents rental of corporate headquarters.
(3)  To reflect bonuses.
(4)  To reflect entitlements and warrants.
(5)  To record tax effect of pro forma adjustments.
(6)  Pro forma income per share based on 3,051,435 shares, fully diluted.

                             BUSINESS OF THE COMPANY

Background

         Historically, Besicorp has been engaged in two general lines of business - the development of and participation in the operation and management of independent domestic and foreign power plant projects (the "Power Plant Activities") and the development, assembly, manufacture, marketing and resale of photovoltaic products and systems ("Photovoltaic Activities"). The Power Plant Activities generally have focused on the development, with the assistance of partners, of power plants that generate electric power. The Photovoltaic Activities historically focused on solar energy products and currently focuses on the development, manufacture and installation of photovoltaic devices and systems (i.e., products that convert light directly into electric power).

Power Plant Activities - Recent Developments

         Besicorp has engaged in the development of independent power plants. Besicorp has developed projects jointly with partners and held its ownership interests, generally in the form of partnership interests, through special-purpose entities. Financing for these entities has been secured solely by their respective assets. Besicorp has an interest in a development project to build a coal fired power plant near the village of Krishnapatnam located 120 miles north of Chennai (Madras) on India's eastern coast. BBI Power Inc., ("BBI") the project company developing the power plant near Krishnapatnam, is 50% owned by a subsidiary of Besicorp and 50% owned by Chesapeake Power Investments Co.

         In addition, until recently Besicorp had interests in five completed gas-fired, operational cogeneration plants (the "Power Plants"). Revenues and income from the Power Plant Activities historically were generated through development fees and the operations and management of the Power Plants, including the sale of electrical power and capacity by the Power Plants to Niagara Mohawk pursuant to the Power Purchase Agreements and the Partnership Interests. During the fiscal years ended March 31, 1998 and 1997, in the aggregate, all of Besicorp's net income and at least 70% of its total revenues were derived from the Power Purchase Agreements and the operations and management of five Power Plants which supplied power and capacity to Niagara Mohawk pursuant to the Power Purchase Agreements.

         Pursuant to the terms of the MRA, the Power Purchase Agreements were terminated. A total of 323 megawatts of capacity and energy were provided to Niagara Mohawk pursuant to the Power Purchase Agreements. As a result of the MRA and related transactions, and the current operations of the project partnerships, Besicorp received through September 30, 1998 (i) 4,615,770 shares of Niagara Mohawk Common Stock and (ii) net cash of approximately $59 million, of which approximately $8 million is reserved at the partnership level primarily in regard to ongoing obligations of the projects. The closing price of the Niagara Mohawk Common Stock on June 30, 1998 was $14.94 per share for an aggregate value of approximately $69 million.

During the second quarter of Fiscal 1999, Besicorp recorded income, which is non-recurring, of approximately $133.2 million, predominantly as a result of the MRA and, to a minimal extent, the second quarter operating results of the Partnerships. This amount gives effect to a write-down taken to reflect the impaired value of two Power Plants owned by Partnerships due to the termination of the Power Purchase Agreements. With respect to the Partnerships holding leasehold interests in the remaining three Power Plants which supplied power and capacity to Niagara Mohawk pursuant to the Power Purchase Agreements, this amount reflects costs associated with the termination of those long-term leases reduced by the expected credit to be received at disposition of the facility based on its net realized value.

         As a result of the MRA, Niagara Mohawk ceased to purchase the electrical capacity generated by the Power Plants. Consequently, the Partnerships sold all five of these Power Plants in November and December 1998 for which Besicorp will receive net proceeds of approximately $10.7 million. In addition, as a result of a bankruptcy settlement, Besicorp no longer has any interest in a sixth gas-fired cogeneration plant that was not operational. As a result of these sales, Besicorp is not currently involved, directly or indirectly, in the operation and management of any operating power plants.


Photovoltaic Activities

         Besicorp develops, assembles, markets and distributes photovoltaic modules, power systems and related products for a variety of applications. Besicorp has developed solar power supply products for the portable computer, wireless electronics and telecommunications industries, solar power accessories for motor vehicles, electric boats and telemetry, as well as a polymer encapsulation production processes for photovoltaic modules that can be integrated into other products for consumer, commercial and industrial use. In addition, Besicorp markets and sells prepackaged solar electric power products and systems, system components, and system accessories ranging from small battery chargers, to water pumping kits, to outdoor lighting, to portable power generators, to PV power stations. Information regarding the Photovoltaic Activities will be contained in the Information Statement to be distributed to Besicorp's shareholders in connection with the Spin-Off.


Employees

         As of December 31, 1998, Besicorp had 74 employees of which 71 were full time employees. None of these employees are represented by a union. In the opinion of management, its relationship with its employees is satisfactory. It is anticipated that most of such employees will be employed by Newco following the Spin-Off.


Properties


Location of Property                    Nature of Ownership                     Use of Property

Kingston, New York                      Owned                                   Besicorp's corporate
(Includes land and the 8,000                                                    headquarters (the "Corporate
square foot building thereon)                                                   Headquarters")
Ellenville, New York                    Owned                                   Previously used by a
(Includes land and the 52,000                                                   subsidiary of Besicorp.
square building thereon)
Stelle, Illinois                        Lease, expiring April 1999,             Photovoltaic Activities uses
(Lease of 2,000 square feet)            for $575 per month                      as sales office.

Kingston, New York                      Lease for $8,500 per month,             Photovoltaic Activities uses
(Lease of 17,000 square feet)           expiring March 1999, subject            2,000 square feet for
                                        to automatic renewal for                administrative purposes and
                                        successive six month periods            balance is used for
                                                                                warehousing, manufacturing
                                                                                and assembly

Ulster, New York                        Owned                                   Investment purposes
(approximately 28 acres of
unimproved property)


         The Corporate Headquarters will not be distributed to Newco in the Contribution. Instead it will be retained by Besicorp and therefore belong to the Surviving Corporation following the Merger. However, the consummation of the Merger is subject to Merger Sub's satisfaction with the results of their environmental investigation of the Corporate Headquarters and, as part of the Spin-Off (which also is a condition to the consummation of the Merger), Newco is required to lease the Corporate Headquarters from the Surviving Corporation for $8,500 per month for the first 18 months and thereafter for $12,500 per month pursuant to a five year lease. Newco has the option to purchase the premises after the twelfth month and before the eighteenth month for $450,000 and the Surviving Corporation has the right commencing with the 37th month of the lease to require Newco to purchase the premises for $400,000. The other properties will be transferred to Newco pursuant to the Contribution Agreement. See "The Spin-Off."

Legal Proceedings

         In January 1999, Alan Fenster ("Fenster") commenced an action in the New York Supreme Court, New York County, against Besicorp, Merger Sub, Acquisition, Josephthal and each of the members of the Board. In the complaint Fenster indicates that he is seeking class certification. The complaint alleges that the Merger Consideration is inadequate and less than Besicorp's intrinsic value, that in adopting the Plan of Merger the Board has been unduly influenced by Michael F. Zinn and the Board has breached its fiduciary duty to its shareholders; the complaint also alleges that Mr. Zinn and the other members of the Board will receive an unlawful additional consideration that the remaining shareholders will not receive: the Escrow Fund, that, according to the complaint, has been established primarily to benefit them, the acceleration of certain of their Rights and bonuses for certain members of senior management. Fenster is seeking, among other things, to enjoin the Merger, as well as unspecified  compensatory  damages and an order that the  defendants  shall take appropriate measures to maximize shareholder value. Besicorp has not yet answered the complaint. Management believes that there are meritorious defenses to this action. Management maintains that the Merger Consideration is adequate for the reasons set forth under "Factors to be Considered-- Recommendation of the Board of Directors; Fairness of the Merger" and that Fenster has mischaracterized the Escrow Fund, which, according to Fenster, is a benefit that the members of the Board will receive and that the other shareholders will not receive. As discussed under "Plan of Merger--Escrow Agreement," the Escrow Fund funds Besicorp's indemnification obligations and is required pursuant to the Plan of Merger at the request of Buyer who wanted the Escrow Fund to protect it from potential claims. Thus, the Escrow Fund primarily serves to protect the Buyer; it only affords the members of the Board the protection to which they are entitled by the BCL and Besicorp's by-laws, and only to the extent that they are entitled to indemnification for actions taken by them in their official capacities prior to the Merger. As they are already entitled to indemnification for these matters, the establishment of the Escrow Fund only serves to ensure their ability to collect the indemnification to which they are entitled. In addition, the acceleration of the Rights is also mischaracterized in that many of the Rights, including 46% of Mr. Zinn's Rights, consist of restricted shares of Besicorp Common Stock which currently are outstanding and would ordinarily be converted into merger consideration upon the effectiveness of a merger. Moreover, the Buyer wanted to ensure that no Rights would survive the effectiveness of the Merger and thus required Besicorp to take action to ensure that no Rights would remain. See "Plan of Merger--Effect on Options, Warrants and Restricted Stock." Management believes that the remaining benefits are neither unusual nor inappropriate upon the consummation of an extraordinary transaction such as the Merger for the chief executive officer who has served a company for more than twenty years and other members of senior management.

         In December 1998, Energy Investment Research, Inc. ("EIR") commenced an action in the New York Supreme Court, Westchester County, against Besicorp. The complaint alleges among other things, that Besicorp is obligated to pay EIR 1.5% of all net cash and/or securities received by Besicorp from its general partnership interests in the Carthage and South Glen Falls

Partnerships (the "Projects"). EIR seeks, among other things, declaratory judgment that it is entitled to 1.5% of the distributions from the MRA relating to the Projects, and has asked for payments in excess of $750,000. Management believes that there are meritorious defenses to this action.

         In June 1997, Besicorp and Mr. Michael Zinn (then and currently the Chairman of the Board, Chief Executive Officer and President of Besicorp), each entered a guilty plea, in the United States District Court for the Southern District of New York, to one count of causing a false statement to be made to the Federal Election Commission and one count of filing a false tax return, all in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey (the "Proceeding"). As a result of such pleas, Besicorp was fined $36,400, and Mr. Zinn was fined $36,673 and sentenced to a six-month term of incarceration (which commenced November 1997 and has been completed), and a two-year term (which commenced in May 1998) of supervised release thereafter. He resigned as Chairman of the Board, Chief Executive Officer and President of Besicorp in November 1997 and was reappointed to such positions in May 1998.

         In August 1997, John Bansbach commenced a shareholder derivative action in the New York Supreme Court, Ulster County, entitled John Bansbach v. Michael
F. Zinn, Michael J. Daley, Gerald A. Habib, Harold Harris, Richard E. Rosen, and Besicorp Group Inc., Index No. 97-2573 (the "Bansbach Litigation"). Besicorp was named as a nominal defendant in this matter and the other named defendants either were officers and/or directors of Besicorp at the time of the alleged acts or omissions for which relief is sought or became officers and/or directors thereafter. The plaintiff sought to hold such persons liable to Besicorp: (a) for all sums advanced to or on behalf of Mr. Michael F. Zinn in connection with his defense of the Proceeding; (b) for all sums advanced to or on behalf of Mr. Michael Daley, who was subpoenaed for information in connection with this matter; (c) for all legal expenses, costs and fines incurred by Besicorp itself in connection with the Proceedings; (d) for all harm to Besicorp's reputation and goodwill resulting from the Proceedings; (e) for punitive damages; and (f) for plaintiff's attorneys' fees, costs and expenses. The Court dismissed the action, stating that the plaintiff had failed to make the requisite pre-suit demand upon the Board and had failed to demonstrate that such a demand would be futile. The plaintiff has appealed this decision.

         On March 29, 1993 James Lichtenberg commenced a shareholder's derivative action now pending in New York Supreme Court, Ulster County, entitled Lichtenberg v. Michael F. Zinn, Steven I. Eisenberg, and Martin E. Enowitz, et al. (the "Lichtenberg Litigation"). Besicorp is named as nominal defendant in this shareholder's derivative action and the other defendants were Directors and officers at the time the action was filed. The complaint alleges that the Directors breached their fiduciary duties to Besicorp by, among other things, the issuance of stock to themselves in lieu of cash compensation, allegedly for inadequate consideration, and by the accounting treatment given to Besicorp's interest in various partnerships which own and operate cogeneration facilities, which allegedly depressed the price of Besicorp's stock. The plaintiff is seeking an award of damages to Besicorp, including punitive damages and interest, an accounting and the return of assets to Besicorp, the appointment of independent members to the Board, the cancellation of shares allegedly improperly granted, and the award to the plaintiff of costs and expenses of the lawsuit including legal fees. The Court dismissed the action based on the recommendation of the special litigation committee (comprised of independent outside directors of Besicorp) that concluded that the continuation of such litigation was not in the best interests of Besicorp. The plaintiff has appealed this decision.

         The plaintiffs in the Bansbach Litigation and Lichtenberg Litigation may not able to maintain their actions as shareholder derivative suits if the Merger is consummated. See "Factors to be Considered - Interests of Executive Officers and Directors in the Merger."

         Besicorp is a party to a legal proceeding in New York Supreme Court, Ulster County, that was commenced on June 20, 1995, seeking a determination that Martin Enowitz ("Enowitz"), a former director and executive officer of Besicorp, is not entitled to the 100,000 Disputed Shares. Besicorp believes that such shares were forfeited when he left the employ of Besicorp prior to the scheduled vesting dates with respect to such shares and that, as a result, he was obligated to resell the shares to Besicorp. (Enowitz asserts, among other things, that such vesting schedule was not applicable to him because he was disabled. Besicorp, among other things, disputes Enowitz's allegation that he was disabled.) Because of the uncertainty with respect to the ownership of these shares, the Plan of Merger provides that the Merger Consideration payable in respect of such shares is to be held in escrow pending resolution of the dispute regarding the ownership of these shares and the rights, if any, of Acquisition, Merger Sub or the Surviving Corporation to such Merger Consideration will be assigned without recourse to Besicorp's shareholders. The Merger Consideration for such shares amounts to approximately $3,450,000, subject to upward (but not downward) adjustment as provided in the Plan of Merger. If it is determined that Mr. Enowitz was not entitled to the Disputed Shares, Besicorp's shareholders will receive, on a pro rata basis, such monies less Besicorp's costs (estimated to be less than $100,000) to repurchase such shares.

         Besicorp is a party to a number of additional legal proceedings, the details with respect to which, to the extent such proceedings are material to Besicorp, may be found in the Annual Report and the Quarterly Report. Besicorp's liabilities and rights with respect to the legal proceedings to which it is a party are being assumed by and assigned to Newco pursuant to the Contribution Agreement (as defined below). It is anticipated that the Escrow Fund will be used to fund the legal and other costs of these proceedings. See "Plan of Merger
- Escrow Agreement" and "--Indemnification Agreement."

Security Ownership of Certain Beneficial Owners and Management

         The following table shows the shares of Besicorp Common Stock owned as of January 22, 1999 by each current director, the five persons currently serving as executive officers and by all present directors and executive officers as a group. Except as otherwise provided in the footnotes to the table, the beneficial owners have sole voting and investment power as to all securities.

                                    Number of Shares
Name of                             of Common Stock                    Percent of Common Stock
Beneficial Owner (1)                Beneficially Owned (1)(2)          Beneficially Owned (1)(2)

Michael F. Zinn                     1,572,252 (3)                               51.7% (3)
Gerald A. Habib                         7,500 (4)                                *
Richard E. Rosen                        7,500 (4)                                *
Michael J. Daley                       16,755 (5)                                *
Joseph P. Novarro                       2,200 (8)                                *
Melanie Norden                          5,000 (6)                                *
James Curtin                                0 (7)                                *
Frederic M. Zinn                            0 (7)                                *

Current Directors and               1,611,207 (3), (4), (5), (6)                53.0% (3), (4), (5), (6), (8)
executive officers as
a group (8 persons)

*  Less than 1 percent.


(1) Except as described below, such persons have the sole power to vote and direct the disposition of such shares. The address for each of the individuals identified above is: 1151 Flatbush Road, Kingston, New York 12401.

(2) Assumes exercise of all options and warrants exercisable within 60 days of the date hereof. Certain of these options and warrants would not be so exercisable if the Adjustment had not occurred. See "Factors to be Considered -- Interests of Executive Officers and Directors in the Merger."

(3) Includes 79,456 shares held in the name of members of Mr. Zinn's immediate family. Mr. Zinn disclaims beneficial ownership of these shares. Does not include 126,984 shares owned by the Trust established by Mr. Zinn as Mr. Zinn disclaims beneficial ownership of these shares. Mr. Zinn is the Chairman of the Board, President and Chief Executive Officer of Besicorp.

(4) Includes 2,500 shares that Mr. Habib and 5,000 shares that Mr. Rosen have the right to acquire pursuant to warrants which are currently exercisable. Such persons are directors of Besicorp.

(5) Mr. Daley is the Executive Vice President, Chief Financial Officer and a director of Besicorp.

(6) Represents 2,500 shares that Ms. Norden has the right to acquire pursuant to warrants which are currently exercisable and 2,500 shares that Ms. Norden has the right to acquire pursuant to options which are currently exercisable. She is a director of Besicorp.

(7) Messrs. J. Curtin and F. Zinn are Vice President and Controller and Senior Vice President and General Counsel, respectively, of Besicorp.

(8)      Mr. Novarro is Vice President - Project Development of Besicorp.


MARKET INFORMATION REGARDING BESICORP COMMON STOCK

         Besicorp's Common Stock has been listed since 1993 on the American Stock Exchange Emerging Company Marketplace ("AMEX ECM") under the symbol BGI.EC.

         Set forth below are the high and low sales prices as reported on the AMEX ECM for the period indicated.

Fiscal Year Ended March 31,

                                    High                      Low
                                    ----------                ----------

1997     First Quarter              $ 16                      $ 11-3/4
         Second Quarter               14-3/4                    10
         Third Quarter                15-1/8                    11-1/4
         Fourth Quarter               20-7/8                    12-1/4

1998     First Quarter              $ 21-1/2                  $ 15-1/8
         Second Quarter               40                        19-7/8
         Third Quarter                36-15/16                  30-3/4
         Fourth Quarter               35-1/2                    23-5/8

1999     First Quarter              $ 39-1/2                  $ 26-1/16
         Second Quarter               40                        29-3/4
         Third Quarter                36-3/4                    29-7/8
         Fourth Quarter               31-5/16                   29-5/16
         (through January
          22, 1999)

         On November 20, 1998, the day prior to the date of public announcement of the Board's adoption of the Initial Plan of Merger, the last reported sales price of the Besicorp Common Stock was $32-7/8. As of January 22, 1999, the last reported sales price of the Besicorp Common Stock was $29-5/16 as reported on AMEX ECM.

         There were approximately 1,730 shareholders of record of Besicorp Common Stock as of the Record Date. Besicorp has never paid any cash dividends on the Besicorp Common Stock.


                                  THE SPIN-OFF

Background

         Because Acquisition does not wish to (i) acquire Besicorp's assets pertaining to, among other things, the photovoltaic and independent power plant development businesses or (ii) assume, with certain limited exceptions, any of Besicorp's liabilities, Besicorp and Acquisition determined to effect the Spin-Off. The Contribution (as defined below) followed by the Spin-Off will separate from Besicorp and all of the businesses and assets that Acquisition does not wish to acquire. This will enable Acquisition to acquire only the assets it desires to acquire and will leave Besicorp's photovoltaic and independent power plant development businesses as a separate publicly held company, owned by the holders of Besicorp Common Stock as of the record date for the Spin-Off (the "Spin-Off Record Date").

         Although the Spin-Off will not be effected unless the Merger is adopted by Besicorp's shareholders and all other conditions precedent to the Closing (other than the Spin-Off) have been satisfied or waived, the Spin-Off is separate from the Merger, and the shares of Newco Common Stock to be received by holders of Besicorp Common Stock in the Spin-Off do not constitute a part of the Merger Consideration.


The Contribution

         Prior to the Spin-Off, Besicorp will transfer or cause to be transferred to Newco the shares and other ownership interests of its subsidiaries and affiliates (collectively, subsidiaries and affiliates are referred to as "Subsidiaries") other than certain specified Subsidiaries (such transferred Subsidiaries are referred to as the "Distributed Subsidiaries" and the retained Subsidiaries are referred to as the "Retained Subsidiaries") and all of Besicorp's assets pertaining to the photovoltaic and power plant development businesses (the "Distributed Businesses") and all other businesses not related to the Retained Assets (collectively, the "Contributed Assets"). Also pursuant to the Contribution Agreement, Newco will assume all of the liabilities of Besicorp and its subsidiaries other than (i) the Specified Current Liabilities, (ii) the Excluded Liability and (iii) certain intercompany liabilities (collectively such assumed liabilities are referred to as the "Assumed Liabilities" and the other liabilities are referred to as the "Permitted Liabilities"). The transfer of the Distributed Subsidiaries and the Contributed Assets and the assumption of the Assumed Liabilities is referred to herein as the "Contribution." To effect the Contribution, Besicorp and Newco will enter into a contribution agreement (the "Contribution Agreement"). As a result of the Contribution, Besicorp will own the Retained Subsidiaries, its cash (except for $1 million to $2 million which Besicorp will contribute to Newco), its securities (including the shares of Niagara Mohawk Common Stock), the Corporate Headquarters (which it will lease to Newco) and certain other claims and/or awards of which Besicorp is a beneficiary including Besicorp's rights under a creditor's claim in a bankruptcy proceeding of approximately $280,000, an arbitration award of approximately $430,000, a judgment of approximately $140,000 and a default judgment of approximately $175,000
(collectively, the "Retained Assets"), and remain liable for the Permitted Liabilities. The Plan of Merger permits Besicorp and Newco to replace Contributed Assets with Retained Assets of equal value in certain circumstances.

         It is anticipated that the directors and executive officers of Besicorp will serve Newco in capacities in which they currently serve Besicorp and that they will be compensated for the services they render on behalf of Newco. See "Factors to be Considered -- Interests of Executive Officers and Directors in the Merger."

The Spin-Off

         After the completion of the Contribution, and assuming the other conditions to the consummation of the Merger have been or will be waived or satisfied the Spin-Off will be effected by the declaration of a distribution to each holder of record of Besicorp Common Stock as of the Spin-Off Record Date of one share of Newco Common Stock for every 25 shares of Besicorp Common Stock held by such holder on such date. The Spin-Off Record Date is expected to be the same day as the Effective Date. In lieu of fractional shares, cash will be distributed. The Newco Common Stock will be deemed to be issued to such shareholders as of the Spin-Off Record Date. Certificates representing shares of Newco Common Stock will be distributed contemporaneously with the Merger Consideration. Therefore, holders of Besicorp Common Stock will generally not receive certificates for shares of Newco Common Stock until they deliver their certificates evidencing their Besicorp Common Stock. As a result of the Spin-Off, the shareholders of record of Besicorp at the close of business on the Spin-Off Record Date who own 25 or more shares of Besicorp Common Stock will own all of the outstanding shares of Newco Common Stock.

Conditions to the Spin-Off

         Besicorp will not effect the Spin-Off unless Besicorp's shareholders adopt the Plan of Merger and all other conditions to the closing of the Merger have been waived or satisfied.


                INFORMATION REGARDING ACQUISITION AND MERGER SUB

         BGI Acquisition LLC is a Wyoming limited liability company. BGI Acquisition Corp. is a New York corporation, wholly owned by Acquisition and recently organized in connection with the Merger. Merger Sub and Acquisition have not carried on any activities, other than in connection with the Merger. The principal offices of the manager of Acquisition and the principal offices of Merger Sub are located at 950 Third Avenue, New York, New York 10022, (212) 688-2700. Acquisition is wholly owed by Lion Gate, LLC, a limited liability company organized under the laws of the British Virgin Islands, with administrative offices located at P.O. Box 158, BNP House, Anley Street, St. Helier, Jersey JE4 8RB. Lion Gate, LLC is significantly engaged in the business of trading and investments. The sole member of Lion Gate, LLC is Mr. Thamer Bin Saeed Al-Shanfari, a citizen of the Sultanate of Oman. His postal address is P.O. Box 18, Ruwi, Post Code 112, Oman.

         Until immediately prior to the time Acquisition and Merger Sub will participate in the Merger, it is not anticipated that such entities will have any significant assets or liabilities other than those incident to their formation and capitalization and the transactions contemplated by the Merger. As of the Record Date, neither Acquisition, Merger Sub nor any of their affiliates owned any shares of Besicorp Common Stock. Prior to the Closing, and subject to the conditions set forth in the Plan of Merger and other customary conditions, Acquisition will be funded by debt and/or equity from the Lion Gate LLC and/or committed lenders in the entire amount of the Merger Consideration. Such amount will then be contributed by the Acquisition to Merger Sub as an equity capital contribution immediately prior to the Closing.


                                  OTHER MATTERS

         As of the time of preparation of this Proxy Statement, the Board of Directors knows of no matters that will be acted on at the Special Meeting other than the adoption of the Plan of Merger.
 If any other matters are presented for action at the Special Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the persons named as proxies in the accompanying proxy card.


                         ANNUAL MEETING OF SHAREHOLDERS

         If the shareholders adopt the Plan of Merger, and if all other conditions to the Merger are satisfied or waived, it is expected that the Merger will be consummated on or about February [__], 1999. Besicorp does not plan to hold an annual meeting of shareholders following the Special Meeting unless the Merger is not consummated. If the Merger is not consummated, shareholder proposals received by the Secretary of Besicorp a reasonable time before Besicorp begins to print and mail its proxy materials will be considered for inclusion in the proxy materials for Besicorp's next Annual Meeting of Shareholders.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Besicorp's independent public accountants for the fiscal year ended March 31, 1998 and for the current fiscal year are Citrin Cooperman & Company, LLP. It is anticipated that representatives of such firm will be present at the Special Meeting and that they will be available to respond to questions from shareholders.


                           INCORPORATION BY REFERENCE

         The following documents filed by Besicorp with the SEC pursuant to the Exchange Act are incorporated by reference in this Proxy Statement: (a) Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998; (b) Amendment No. 1 to the Annual Report on Form 10- KSB/A for the fiscal year ended March 31, 1998; (c) Amendment No. 2 to the Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 1998; (d) Quarterly Report on Form 10-Q for the period ended June 30, 1998; (e) Amendment No. 1 to the Quarterly Report on Form 10- Q/A for the period ended June 30, 1998; (f) Quarterly Report on Form 10-Q for the period ended September 30, 1998; (g) Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the period ended September 30, 1998; (h) Current Report on Form 8-K filed on April 22, 1998; (i) Current Report on Form 8-K filed on May 11, 1998; (j) Current Report on Form 8-K filed on May 22, 1998;
(k) Current Report on Form 8-K filed on July 9, 1998 and (l) Current Report on Form 8-K filed on or about January [ ], 1999. Item (d), as amended, is referred to herein as the June Quarterly Report and Items (h), (i), (j), (k) and (l) are referred to collectively herein as the Current Reports.

         All documents  subsequently  filed by Besicorp with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting will be deemed incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         Besicorp hereby undertakes to provide by first class mail within one business day upon receipt of a request without charge to each person to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of such person to Besicorp Group Inc., 1151 Flatbush Road, Kingston, New York 12401 (telephone 914-336-7700, ext. 104), Attention: Ms. Susan Whitaker, a copy of any or all of the documents referred to above (other than exhibits to such documents) which have been incorporated by reference in this Proxy Statement.





                                                                      ANNEX A-1


                          AGREEMENT AND PLAN OF MERGER

                            DATED NOVEMBER 23, 1998

                                  BY AND AMONG

                              BESICORP GROUP INC.

                             BGI ACQUISITION CORP.

                                      AND

                              BGI ACQUISITION LLC


                                                                                                               Page

                                TABLE OF CONTENTS
                                                                                                               Page

ARTICLE I

         THE MERGER...............................................................................................1
         1.1             The Merger...............................................................................1
         1.2             Consummation of the Merger...............................................................1
         1.3             Effects of the Merger....................................................................2
         1.4             Certificate of Incorporation; Bylaws.....................................................2
         1.5             Directors and Officers...................................................................2
         1.6             Time and Place of Closing................................................................2
         1.7             Further Assurances.......................................................................2

ARTICLE II

         CONVERSION AND EXCHANGE OF SHARES........................................................................2
         2.1             Conversion of Shares.....................................................................2
         2.2             The Additional Amount....................................................................3
         2.3             Exchange Procedures......................................................................4
         2.4             Adjustment of Merger Consideration.......................................................6
         2.5             Options, Warrants and Restricted Shares..................................................6
         2.6             Escrow Agreement.........................................................................6

ARTICLE III

         PRECLOSING TRANSACTIONS..................................................................................7
         3.1             General..................................................................................7
         3.2             The Distribution.........................................................................7
         3.3             The Power Facility Sales.................................................................8
         3.4             Further Assurances.......................................................................8

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES...........................................................................8
         4.1             General Statement........................................................................9
         4.2             Representations and Warranties of the Company............................................9
                         4.2.1      Organization and Authority....................................................9
                         4.2.2      Authority Relative to this Agreement and Related Matters......................9
                         4.2.3      Required Filings.............................................................10
                         4.2.4      No Conflicts.................................................................10
                         4.2.5      Capitalization...............................................................10
                         4.2.6      Subsidiaries.................................................................11
                         4.2.7      SEC Documents................................................................11
                         4.2.8      Financial Statements.........................................................11
                         4.2.9      Liabilities..................................................................12
                         4.2.10     Absence of Changes or Events.................................................12

                                        i



                                                                                                               Page

                         4.2.11     Status of Distribution.......................................................13
                         4.2.12     Ownership of Properties......................................................13
                         4.2.13     Tax Matters Definitions......................................................13
                         4.2.14     Returns......................................................................14
                         4.2.15     Tax Liabilities..............................................................14
                         4.2.16     Issues with Taxing Authorities...............................................14
                         4.2.17     Miscellaneous Tax Matters....................................................14
                         4.2.18     Permits......................................................................14
                         4.2.19     Contracts....................................................................15
                         4.2.20     Partnership Contracts........................................................16
                         4.2.21     ERISA Matters................................................................16
                         4.2.22     Labor Relations..............................................................17
                         4.2.23     Absence of Litigation........................................................17
                         4.2.24     Injunctions; Judgments.......................................................17
                         4.2.25     Compliance with Law..........................................................18
                         4.2.26     Environmental Matters........................................................18
                         4.2.27     Owned Real Estate............................................................18
                         4.2.28     Leased Premises..............................................................19
                         4.2.29     Intellectual Property........................................................19
                         4.2.30     Brokers......................................................................19
                         4.2.31     Fairness Opinion.............................................................19
                         4.2.32     Form 10 Registration, Proxy Statement and Information Statement..............19
                         4.2.33     Full Disclosure..............................................................20
         4.3             Representations and Warranties of Parent and Purchaser..................................20
                         4.3.1      Organization and Authority...................................................20
                         4.3.2      Authority Relative to this Agreement.........................................20
                         4.3.3      Required Filings.............................................................20
                         4.3.4      No Conflicts.................................................................20
                         4.3.5      Capitalization...............................................................21
                         4.3.6      Investment Intent............................................................21
                         4.3.7      Financing....................................................................21
                         4.3.8      Proxy Statement..............................................................21

ARTICLE V

         CONDUCT OF BUSINESS PENDING THE MERGER..................................................................21
         5.1             Obligations of Each of the Parties......................................................21
         5.2             Access..................................................................................22
         5.3             The Company's Obligations...............................................................22
         5.4             Proxy Statement; Other Regulatory Matters...............................................24
         5.5             Acquisition Proposals...................................................................25
         5.6             Board Action............................................................................26
         5.7             Indemnification and Insurance...........................................................27
         5.8             Surviving Corporation...................................................................27
         5.9             Parent's Financing......................................................................27
         5.10            Liabilities.............................................................................27

                                       ii




         5.11            Other Company Covenants.................................................................28
         5.12            Parent Covenant.........................................................................28

ARTICLE VI

         CONDITIONS TO CLOSING; CLOSING DELIVERIES; BASE AMOUNT..................................................28
         6.1             Conditions to Each Party's Obligations..................................................28
         6.2             Conditions to the Company's Obligations.................................................28
         6.3             Conditions to Parent's and Purchaser's Obligations......................................29
         6.4             Closing Deliveries......................................................................30

ARTICLE VII

         TERMINATION/EFFECT OF TERMINATION.......................................................................31
         7.1             Right to Terminate......................................................................31
         7.2             Certain Effects of Termination..........................................................32
         7.3             Remedies................................................................................33
         7.4             Right to Damages; Expense Reimbursement.................................................33

ARTICLE VIII

         MISCELLANEOUS...........................................................................................35
         8.1             Survival of Representations, Warranties and Agreements..................................35
         8.2             Amendment...............................................................................35
         8.3             Publicity...............................................................................35
         8.4             Notices.................................................................................35
         8.5             Expenses; Transfer Taxes................................................................36
         8.6             Entire Agreement........................................................................36
         8.7             Non-Waiver..............................................................................36
         8.8             Counterparts............................................................................37
         8.9             Severability............................................................................37
         8.10            Applicable Law..........................................................................37
         8.11            Binding Effect; Benefit.................................................................37
         8.12            Assignability...........................................................................37
         8.13            Governmental Reporting..................................................................37
         8.14            Defined Terms...........................................................................37
         8.15            Headings................................................................................39
         8.16            Interpretation..........................................................................39

         Schedule 3.2.1  -                  Lease Terms
         Schedule 3.2.2  -                  Schedule of Retained Assets and Permitted Liabilities
         Exhibit A                  -       Form of Indemnification Agreement
         Exhibit B                  -       Form of Escrow Agreement
         Exhibit C                  -       Form of Legal Opinion of Purchaser's Counsel
         Exhibit D                  -       Form of Legal Opinion of Company's Counsel


                                       iii

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 23 day of November, 1998, by and among BGI Acquisition LLC, a Wyoming limited liability company ("Parent"), BGI Acquisition Corp., a New York corporation ("Purchaser"), and Besicorp Group Inc., a New York corporation formed under the name Bio-Energy Systems Inc. (the "Company").


                                    RECITALS:


         A. The respective boards of directors of Purchaser and the Company and the board of managers of Parent have each adopted a plan of merger as set forth in this Agreement pursuant to which Purchaser will merge with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger") and the New York Business Corporation Law (the "NYBCL").

         B. It is a condition to the consummation of the Merger by Purchaser that, prior to the Merger, the Company distribute to its shareholders all of the outstanding capital stock of Besicorp Ltd., a New York corporation ("BL") to which the Company shall have transferred certain of its assets and liabilities, and subsidiaries, as described herein.

         C.  Parent,   Purchaser   and  the  Company   desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger.

         D. It is a condition to the willingness of Parent and Purchaser to enter into this Agreement, and to Parent and Purchaser obligations hereunder that BL enter into the Indemnification Agreement and the Escrow Agreement and that the Escrow Agreement be funded as herein provided.

         E. Capitalized terms used in this Agreement have the meaning identified in Section 8.14 of this Agreement.


                               A G R E E M E N T S


         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined herein, and a cross-reference to defined terms is set forth at Section 8.14 to this Agreement), in accordance with this Agreement and the NYBCL, Purchaser shall merge with and into the Company, the separate existence of Purchaser shall cease and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation," and Purchaser and the Company are sometimes referred to collectively herein as the "Constituent Corporations."

         1.2 Consummation of the Merger. In order to effectuate the Merger, on the Closing Date (as herein defined), the parties hereto will cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of New York and such counties within the state of New York as required by Section 904 of the NYBCL, in such form as required by, and executed in accordance with the NYBCL.

The Merger shall be effective as of the time of filing of the Certificate of Merger or if later, the time specified in the Certificate of Merger (the "Effective Time") in accordance with Section 906 of the NYBCL.

         1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects provided in this Agreement and as set forth in Section 906 of the NYBCL.

         1.4 Certificate of Incorporation; Bylaws. At and after the Effective Time, the Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be adopted as the Certificate of Incorporation and By-Laws of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the NYBCL.

         1.5 Directors and Officers. At and after the Effective Time, the directors and officers of Purchaser holding office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

         1.6 Time and Place of Closing. Subject to the provisions of Article VI and Section 7.1, the transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., prevailing business time, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, NY on the day which is three (3) business days after the first date on which each of the conditions to Closing set forth in Article VI hereof shall have been satisfied or waived (and continue to be satisfied or waived), or on such other date, or at such other place, as shall be agreed upon by the parties hereto, subject to Section 7.1.2(a). The date on which the Closing shall occur in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

         1.7 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Company or Purchaser, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such corporations, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such corporations and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                        CONVERSION AND EXCHANGE OF SHARES

         2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of the holders thereof:

                      2.1.1 Each share of common stock, $.10 par value, of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Time (other than Common Shares held as treasury shares by the Company or its Subsidiaries) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash the sum of $34.50 plus the Additional Amount (as herein defined) without interest (the "Merger Consideration"). Each such share of Common Stock outstanding immediately prior to the Effective Time shall be deemed to be no longer outstanding and shall represent solely the right to receive the Merger Consideration upon surrender of the certificate formerly representing the Common Stock in accordance with the provisions of this section.

                      2.1.2 Each share of Common Stock issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company or is held by any of the Company's Subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

                      2.1.3 Each share of common stock, par value $.01 per share of Purchaser outstanding immediately prior to the Effective Time shall be converted into and exchanged into one validly issued, fully-paid and non-assessable share of common stock, $.10 par value, of the Surviving Corporation.

         2.2 The Additional Amount. In order to provide for the determination of the Additional Amount as of the Effective Time, the parties agree as follows:

                      2.2.1 Components of the Base Amount. As used herein:

                      (a) The "Additional Amount" is the amount by which (1) the quotient of the Base Amount as of the Effective Time divided by the number of shares of Common Stock outstanding as of immediately prior to the Effective Time exceeds (2) $34.50.

                      (b) the "Base Amount" is the dollar amount determined by [A less B plus C] where

                          A is equal to (i) $500,000 plus (ii) to the extent not received in cash, the amount of a claimed tax refund for fiscal year 1998 not to exceed $82,387, (iii) the sum of the cash and cash equivalents on hand or in accounts which are solely owned by the Company or a Remaining Subsidiary (free balances only) free of all Encumbrances as of the Effective Time, plus (iv) the product of .9975 of the closing price of a share of Common Stock of Niagra Mohawk Corporation ("NIMO Stock") on the New York Stock Exchange as of the trading day immediately preceding the Closing Date multiplied by the number of shares of NIMO Stock held by the Company as of the Effective Time (not to exceed 50,000 shares) less (v), to the extent not already contributed pursuant to the Escrow Agreement, $6,000,000.

                              B is the dollar  amount of the  Adjustment  Amount
                                (as defined below).

                              C is  the  product  of  .8357  multiplied  by  the
                                Specified Current Liabilities (as defined below).

                      (c) the "Adjustment Amount" is the sum of (i) all Liabilities of the Company or a Remaining Subsidiary as of the
         Effective  Time  (including  the  Specified  Current   Liabilities  but
         excluding the Excluded Liability (as defined below) and the intercompany Liabilities described in Section 3.2.2) which are in the reasonable judgment of Parent both fixed and quantifiable, (ii) without duplication of any item in the preceding clause (i), that amount which Parent and the Company agree, each acting reasonably, represents the Damages (as defined in the Indemnification Agreement) and other damages, if any, incurred or reasonably likely to be incurred by the Company, any Remaining Subsidiary, Purchaser or Parent, directly or indirectly as a result of, or arising out of the breach by the Company of any of its representations or warranties under this Agreement, and
         (iii) all transfer, documentary, sales, use, stamp, real estate, registration and other similar Taxes and similar fees (including penalties and interest) incurred by the Company, any of its Subsidiaries, Purchaser or Parent in connection with the Transactions.

                      (d) the "Specified Current Liabilities" are the Liabilities of the Company or any Remaining Subsidiary (actual or accrued) for unpaid federal income Taxes for the current fiscal year based on the consolidated net income of the Company through the Effective Time.

                      (e) the "Excluded Liability" is the Liability of the Company or its Subsidiaries for New York State income Taxes for the Company's current fiscal year.

                      2.2.2 Determination of Base Amount. The Base Amount will be determined from a statement of the components of the Base Amount ( the "Statement") as provided in this Section 2.2. Not later than twenty days prior to Closing, the Company will prepare and deliver to Parent and Purchaser the Statement setting forth in reasonable detail the components of the Base Amount and the calculation of the Additional Amount. The Statement will be prepared in accordance with generally accepted accounting principles applied in preparation of the Financial Statements, it being understood that items will be reflected regardless of materiality and all accruals known or contemplated for Liabilities of the Company or a Remaining Subsidiary as of the Effective Time will be reflected. The Company will provide appropriate evidence of the components of the Base Amount and Additional Amount and will permit, and fully cooperate with Purchaser in obtaining full access to the Company's records and its accountant's work papers for purposes of independently verifying the components of the Base Amount and Additional Amount. The Statement will be certified by the Chief Executive Officer and Chief Financial Officer of the Company on behalf of the Company, contain an unqualified representation and warranty of such officers that the information set forth in the Statement is true and correct and be reviewed by the Company's regular independent auditors. Within five days of the receipt by Parent and Purchaser of the Statement, Parent and Purchaser shall notify the Company in writing of their acceptance or rejection of the Statement. In the event that Parent and Purchaser reject the Statement such notice shall set forth a schedule detailing the disputed components of the Statement. The Company, Parent and Purchaser shall use their reasonable best efforts to reach agreement on such disputed components of the Statement prior to the Closing. In the event that the Company, Parent and Purchaser are unable to reach an agreement on the Statement within three days prior to Closing this Agreement will be deemed terminated pursuant to Section 7.1.1 hereof.

         2.3          Exchange Procedures.

                      2.3.1 Immediately prior to the Effective Time, Parent will deposit or cause to be deposited with Continental Stock Transfer & Trust Co., or another paying agent mutually acceptable to Parent and the Company (the "Paying Agent"), in trust for the holders of record of Common Stock immediately prior to the Effective Time (the "Company Shareholders") cash in an aggregate amount equal to the Merger Consideration (such deposit with the Paying Agent pursuant to this paragraph is referred to as the "Payment Fund"). The Payment Fund shall not be used for any purpose except as provided in this Agreement.

                      2.3.2 As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Company Shareholder a letter of transmittal and instructions for use (the "Letter of Transmittal") in effecting the surrender of certificates representing Common Stock outstanding immediately prior to the Effective Time ("Certificates") in appropriate and customary form. The Letter of Transmittal shall be in customary form, include provisions stating that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, provide instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration and provide such other provisions as Purchaser may reasonably specify (including those provisions described in this Section 2.3). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such Letter of Transmittal, duly and properly executed, the holder of such Certificate shall be entitled to receive in exchange therefore the portion of the Merger Consideration represented by the Certificate pursuant to Section 2.1.1 of this Agreement. If the Merger Consideration (or any portion thereof) is to be delivered to any person othe than the person in whose name the Certificate representing Common Stock surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. Until surrendered as contemplated by this Section 2.3, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the Merger Consideration with respect to the shares of Common Stock represented thereby.

                      2.3.3 At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Section 2.3. In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee only if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid.

                      2.3.4 In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, upon the posting by such person of a bond in such amount as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in respect of such lost,stolen or destroyed Certificate, the Merger Consideration with respect to the shares of Common Stock represented thereby.

                      2.3.5 Any portion of the Payment Fund which remains unclaimed by the Company Shareholders for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation upon demand of the Surviving Corporation, and the holders of Common Stock shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration in respect of their Common Stock. Neither Parent, Purchaser nor the Surviving Corporation shall be liable to any holder of Common Stock for any such Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                      2.3.6 Purchaser or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for the Merger Consideration such amount as Purchaser or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code as of 1986, as amended (the "Code"), or any provision of any state local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

                      2.3.7 In the case of 100,000 shares of Common Stock held of record by Martin Enowitz or his assigns which the Company represents are the subject of a dispute between the Company and Enowitz, appropriate provision will be made in the Paying Agent agreement for the holding of the Merger Consideration payable in respect of such shares in escrow pending resolution of the dispute. Purchaser agrees that the rights of Purchaser, Parent or the Surviving Corporation to such Merger Consideration, if any, will be assigned without recourse to BL.

                      2.3.8 The fees and expenses of the Paying Agent will be paid from earnings on the Payment Fund. To the extent earnings on the Payment Fund are insufficient to pay such fees and expenses, such fees and expenses shall be paid from the Escrow Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement. The Company and Parent and Purchaser agree that any interest earned on the Payment Fund will be transferred to the Escrow Agent and become part of the Escrow Fund.

         2.4 Adjustment of Merger Consideration. In the event of any reclassification, stock split, stock dividend or other general distribution of securities, cash or other property with respect to Common Stock other than the Distribution and related transaction (or if a record date with respect to any of the foregoing should occur) on or after the date of this Agreement and on or prior to the date of the Effective Time, appropriate and equitable adjustments, if any, shall be made to the calculation of the Merger Consideration and all references herein shall be deemed to be to the Merger Consideration as so adjusted.

         2.5 Options, Warrants and Restricted Shares. Prior to the Effective Time, the Company will (a) cause each outstanding option to purchase Common Stock (each, a "Stock Option") granted under the Besicorp Group, Inc. Amended and Restated 1993 Incentive Plan (the "1993 Plan") or pursuant to any other stock option plan or restricted agreement entered into by the Company with any employee or director of the Company or any Subsidiary thereof, whether or not then vested or exercisable, to become vested and exercisable, (b) cause each outstanding warrant to purchase Common Stock (each, a "Warrant") to become exercisable to the extent not currently exercisable, and (c) take such action as is necessary to cause each holder of a Stock Option or Warrant to exercise such Stock Option or Warrant in full including paying in cash the exercise price (it being understood that neither the Company nor any Remaining Subsidiary will directly or indirectly provide or guarantee any financing or loan arrangements for the payment of the exercise price) so that there are no outstanding Stock Options or Warrants at the Effective Time.

         2.6 Escrow Agreement. At Closing, the Company will cause $6,000,000 in cash to be delivered to the Escrow Agent under the Escrow Agreement.

                                   ARTICLE III

                             PRECLOSING TRANSACTIONS

         3.1 General. The Company recognizes that the obligations of Parent and Purchaser under this Agreement are subject to the completion by the Company of each of the Distribution and the Power Facility Sales (each, as defined below). The Company agrees to use its reasonable best efforts to effect the Distribution and the Power Facility Sales in accordance with this Agreement.

         3.2          The Distribution.


                      3.2.1 Actions. Promptly following the execution of this Agreement, the Company will cause the following actions to be taken in accordance with the requirements of applicable law, including the NYBCL, and the Company's and its Subsidiaries' certificate of incorporation and bylaws with the objective of effecting the spinoff to shareholders of the Company immediately prior to the Effective Time of BL and the Distributed Subsidiaries and the complete separation of BL and the Distributed Subsidiaries from the Company and the Remaining Subsidiaries:

                      (a)     the due and valid formation of BL;

                      (b) the transfer to, and assumption by BL of all of the assets, personnel, employee benefit plans and Liabilities of the Company (other than the Retained Assets and Permitted Liabilities) and the Remaining Subsidiaries and the transfer to BL of all of the outstanding capital stock of the Distributed Subsidiaries;

                      (c) the execution and delivery by the Company and BL of such agreements and arrangements which are customary in connection with spinoffs and which provide for, among other matters, the provision of transition, support and administrative services (including access to, and cooperation regarding historical financial and tax information and knowledgeable personnel) to the Company by BL without cost to the Company and indemnification of the Company by BL and its subsidiaries for any failure of BL to discharge and pay in full all of the Liabilities so assumed or the failure of any Distributed Subsidiaries to discharge and pay in full its Liabilities when due including by means of the Indemnification Agreement and Escrow Agreement, all on terms reasonably acceptable to Purchaser and Parent;

                      (d) the withdrawal of the Remaining Subsidiaries as general or limited partners of the Partnership or the assignment to, and assumption by a Distributed Subsidiary of all of the general and limited partnership interests of the Remaining Subsidiary;

                      (e) distribute to the shareholders of the Company immediately prior to the Effective Time all of the outstanding capital stock of BL with a record date to be established by the Board to be coordinated with the Closing;

                      (f) the establishment of the fair market value of the BL capital stock;

                      (g) provide for the assumption by BL of all Employee Benefit Plans;

                      (h) prior to consummation of the Distribution, Reina Distributing, Inc. and BL to enter into a written lease providing for the building and improvements located thereon at 1151 Flatbush Avenue, Kingston, New York on the terms set forth in Schedule 3.2.1 to this Agreement;

                      (i) prior to consummation of the Distribution, the Company and BL to execute and deliver the Indemnification Agreement in the form of Exhibit A hereto (the "Indemnification Agreement") and the Escrow Agreement in the form of Exhibit B hereto (the "Escrow Agreement");

                      (j) the preparation and distribution to its stockholders of record prior to the Effective Time of the Information Statement and the filing and effectiveness of the Form 10 Registration all in accordance with applicable law including the Securities Act of 1934, as amended (the "Exchange Act"); and

                      (k) all other actions necessary or appropriate to effect the distribution of BL to the shareholders of the Company.

The foregoing transactions are collectively referred to herein as the "Distribution."

                      3.2.2 Defined Terms. The "Retained Assets" are those assets listed on Schedule 3.2.2 hereto and the "Permitted Liabilities" are the Specified Current Liabilities and Excluded Liability and the intercompany Liabilities of the Company to a Remaining Subsidiary as identified in Schedule 3.2.2.

                      3.2.3 Agreements. The Company agrees to use its best efforts to effect the Distribution in the manner contemplated hereby and to take, or cause to be taken, all actions necessary or appropriate so that the Distribution will be so accomplished no later than the Closing Date.

         3.3 The Power Facility Sales. The Company agrees to use its best efforts to cause the Partnerships to dispose of the Carthage Cogeneration Facility, South Glens Falls Cogeneration Facility, Natural Dam Cogeneration Facility, Syracuse Cogeneration Facility and Beaver Falls Cogeneration Facility for cash and without any Liability of any Remaining Subsidiary (the "Power Facility Sales"). The Company will consult with Purchaser on a regular basis and keep Purchaser reasonably informed as to the status and terms of the Power Facility Sales.

         3.4 Further Assurances. If, at any time after the Effective Time, BL shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in BL or its Subsidiaries its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets contributed to any of the Distributed Subsidiaries in connection with the Distribution or (ii) otherwise carry out the Distribution, the Surviving Corporation will upon reasonable request of BL execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things as may be necessary, desirable or proper to carry out the Distribution. Any expenses incurred by the Surviving Corporation under this Section 3.4 shall be paid by BL.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 General Statement. The parties make the representations and warranties to each other which are set forth in this Article IV. All representations and warranties of the Company are made subject to the exceptions noted in the schedule delivered by the Company to Parent and Purchaser concurrently herewith and identified by the parties as the "Company Disclosure Schedule."

         4.2  Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to Parent and Purchaser that, except as set forth in the Company Disclosure Schedule:

                      4.2.1 Organization and Authority. Each of the Company and each Subsidiary: (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the State of its incorporation; and (ii) has all necessary corporate or partnership power and authority to conduct its business as now being conducted or as proposed to be conducted through Closing. Each of the Company and each Remaining Subsidiary is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the nature of its business or the nature or location of its assets require such qualification. All of the Subsidiaries are listed in the Company Disclosure Schedule.True and complete copies of the certificate of incorporation and bylaws or agreement of limited partnership, as the case may be, of each of the Company and each Subsidiary are set forth as exhibits to the Company SEC Documents or have been made available to Purchaser. As used in this Agreement: "Subsidiary" means any corporation, partnership, joint venture or other legal entity and of which the Company or BL, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), either (A) owns, directly or indirectly, 25% or more of the capital stock or other equity interests, the holders of which are generally entitled to vote with respect to matters to be voted on in such corporation, partnership, joint venture or other legal entity or a 25% or more of the interest in the assets of the corporation, partnership, joint venture or other legal entity upon its liquidation or (B) is otherwise a Significant Subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act of 1933, as amended (the "Securities Act")); "Remaining Subsidiary" means each of Beta Carthage, Inc., a New York corporation, Beta South Glen Falls, Inc., a New York corporation, Beta Natural Dam, Inc., a New York corporation, Beta Syracuse Inc. a New York corporation, Beta Beaver Falls Inc., a New York corporation, Beta Nova, Inc., a New York corporation, Beta N Ltd., a New York corporation, Beta C&S Ltd., a New York corporation, and Reina Distributing, Inc., a New Yor corporation, and the "Distributed Subsidiaries" are BL and all other Subsidiaries of the Company now or hereafter existing other than the Remaining Subsidiaries.

                      4.2.2 Authority Relative to this Agreement and Related Matters. The Board of Directors of the Company (the "Board"), at a meeting duly called and held has (A) determined that the Merger Agreement and Merger are fair to, and in the best interests of, the Company and its shareholders, (B) adopted and approved this Agreement and the Merger, and (C) resolved to submit to the shareholders of the Company and recommend to the shareholders of the Company that they adopt and authorize the Merger Agreement , the Merger and, if legally required, the Distribution (collectively, the Merger, Distribution and Power Facility Sales and with the other transactions contemplated hereby and thereby, the "Transactions"). The Company has full corporate power and authority, subject to shareholder adoption and authorization of with respect to the Merger Agreement, to enter into and perform this Agreement and the other agreements to be entered into in connection with this Agreement and the Transactions (the "Transaction Agreements") to which it is a party. The execution and delivery of this Agreement and each of the othe Transaction Agreements by the Company and the performance by the Company of their respective obligations hereunder and thereunder have been (or in the case of Transaction Agreements not yet entered into, will be) duly authorized and approved by all requisite corporate action other than the approval of the holders of at least two-thirds of the outstanding shares of Common Stock voting at the Meeting with respect to the Merger and, if legally required, the Distribution. This Agreement has been and, when executed, each of the other Transaction Agreements will have been, duly executed and delivered by duly authorized officers of the Company and constitutes, or will constitute when so executed and delivered, a valid, legal and binding obligation of the Company or relevant Subsidiary enforceable against it in accordance with its terms. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock voting at the Meeting with respect to the adoption and authorization of the Merger Agreement are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Transactions. None of the holders of shares of capital stock of the Company have the right to dissent or demand appraisal of their shares under the NYBCL or otherwise as a result of any of the Transactions.

                      4.2.3 Required Filings. No consent, approval or authorization of, expiration or termination of any waiting period requirement of, or filing, registration, qualification, declaration or designation
("Authorization") with or by, any federal, state, local or foreign court, administrative agency, commission or other governmental authority or instrumentality ("Governmental Entity") is required for the execution and delivery by the Company of this Agreement or any of the other Transaction Agreements or the consummation by any of the Company or any Subsidiary of any of the Transactions, except for (i) the filing and recordation by the Company of the Merger as required by the NYBCL, (ii) the filing with the United States Securities and Exchange Commission (the "SEC") of the Proxy Statement, the Form 10 Registration and the Information Statement with respect to the Merger and Distribution, respectively, under the Exchange Act and (iii) filings pursuant to applicable state securities laws.

                      4.2.4 No Conflicts. Neither the execution and delivery of this Agreement or the other Transaction Agreements by the Company nor the consummation by Company of any of the Transactions, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate, articles or other instrument of incorporation or limited partnership or by-laws or agreement of limited partnership or other similar instrument or of any statute, law or administrative regulation, or of any order, writ, injunction, judgment or decree of any Governmental Entity or of any arbitration award to which any of the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or (ii) violate, conflict with, breach, constitute a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other claims, equities, security interests, preemptive rights, judgments and other encumbrances ("Encumbrance")upon any of the properties or assets of the Company or any Subsidiary under, any written or oral note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or written or oral obligation to which Company is a party or to which they or any of their respective properties or assets are subject (each being an "Obligation"), except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and could not, individually or in the aggregate (x) have a Material Adverse Effect (as defined herein) on the Company, or (y) materially impair the ability of the Company to perform its obligations under any Transaction Agreement. Without limiting the generality of the foregoing, the Company is not subject to any Obligation pursuant to which timely performance of this Agreement or any of the Transactions may be prohibited, prevented or materially delayed. As used in this Agreement, with respect to a Person, "Material Adverse Effect" means an effect which involves $10,000 or more on the business, operations (or results of operations), condition (financial or otherwise), properties, assets, liabilities, or prospects of such Person or its Subsidiaries, and "Person" means an individual, partnership, corporation, limited liability company, business, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature or a group, including any pension, profit sharing or other benefit plan or trust.

                      4.2.5 Capitalization. The authorized capital stock of the Company consists solely of 5,000,000 shares of Common Stock, $0.10 par value per share, and 7,500,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"). As of November 16, 1998, (i) 2,969,195 shares of Common Stock were outstanding, all of which are entitled to vote as a class, (ii) 265,763 shares of Common Stock were held in the treasury of the Company, (iii) Stock Options or Warrants with respect to 82,240 shares of Common Stock had been granted or issued and are outstanding under the 1993 Plan and (iv) no shares of Preferred Stock were outstanding. There are no other shares of capital stock of the Company authorized, issued or outstanding. The number of shares of Common Stock outstanding is subject to increase to no more than 3,051,435 shares outstanding upon the exercise or conversion of Stock Options and Warrants which are set forth on Schedule 4.2.5 of the Company Disclosure Schedule. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.2.5 of the Company Disclosure Schedule, there are no subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, or register the sale of, any securities of any kind. There are no agreements or obligations of any kind or character to which the Company is a party, or as to which the Company has knowledge, with respect to the voting of Common Stock or the election of Directors to its Board ("Directors").
Schedule 4.2.5 of the Company Disclosure Schedule sets forth the name of the holder, number of shares underlying and exercise price of each Stock Option and Warrant outstanding on the date hereof.

                      4.2.6 Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Remaining Subsidiary (i) are validly issued, fully paid and nonassessable and free of any preemptive rights, and (ii) except as disclosed in Schedule 4.2.6 to the Company Disclosure Schedule, are owned of record and beneficially by the Company free and clear of all Encumbrances. There are no outstanding subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Remaining Subsidiary obligating such Remaining Subsidiary to issue any securities of any kind or which would otherwise affect the Distribution. There are no agreements or obligations of any kind or character with respect to the voting of shares of capital stock or the election of directors of any Remaining Subsidiary. Schedule 4.2.6 lists (iii) each Subsidiary and the Company's direct or indirect ownership interest in such Subsidiary and (iv each Subsidiary of which the Company or one of its Subsidiaries is a general or limited partner (each such Subsidiary of the Company, a "Partnership") and the Company's direct or indirect ownership interest in such Partnership. Except for the Subsidiaries, the Company does not have, directly or indirectly, any equity or ownership interest, or any investment, in any Person.

                      4.2.7 SEC Documents. The Company has timely filed (and has delivered to Purchaser a true and complete copy of) each report, schedule, registration statement and definitive proxy statement required to be filed or filed by the Company with the SEC (including, without limitation, reports required to be filed pursuant to Section 13(d) or 13(g) of the Exchange Act) since January 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and none of the SEC Documents, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has corrected and updated, prior to the date hereof, all statements in the SEC Documents which have required correction or updating, as the case may be, and have filed all necessary amendments to the Company SEC Documents as required by applicable law.

                      4.2.8 Financial Statements. Each of the consolidated financial statements (including the notes thereto) included in the SEC Documents (the "Financial Statements") complies, as of their respective dates, with all applicable accounting requirements and rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and presents fairly the consolidated financial position of the Company at the dates thereof and the consolidated results of its operations, cash flows and changes in financial position for the periods indicated therein, subject, in the case of interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate. The books, accounts and records of the Company are, and have been, maintained in such Company's usual, regular and ordinary manner, in accordance with generally accepted accounting practices, and all transactions to which the Company is or has been a party are properly reflected therein.

                      4.2.9 Liabilities. Neither the Company nor any Remaining Subsidiary has any obligation or liability of any kind or nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent, known or unknown or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "Liabilities"), except for:

                      (a) Liabilities specifically provided for or reserved against in the balance sheet contained in the Financial Statements or the balance sheet contained in the most recent interim financial statement in a Company SEC Document filed prior to the date of this Agreement (the "Interim Balance Sheet");

                      (b) as of the Effective Time, Permitted Liabilities and Liabilities taken into account in determining the Adjustment Amount as agreed to by Purchaser and Parent; and

                      (c) Liabilities of the Company or a Remaining Subsidiary which have been incurred since the date of the Interim Balance Sheet, in the ordinary course of business and consistent with past practice which are not material.

Without limiting the generality of the foregoing, upon consummation of the Distribution neither the Company nor any Remaining Subsidiary will have any Liability with respect to the Liabilities of the Distributed Subsidiaries or the business and operations of the Distributed Subsidiaries.

                      4.2.10 Absence of Changes or Events. Except as specifically disclosed in the SEC Documents filed prior to the date of this Agreement and furnished to Purchaser, since June 30, 1998: (x) neither the Company nor any Subsidiary has suffered or been threatened with (and the Company has no knowledge of any facts which may cause or result in) any material adverse change in its assets, properties, liabilities, condition (financial or otherwise) or prospects; and (y) the Company and each Subsidiary has operated only in the usual and ordinary course of business consistent with past practice except as contemplated by the Power Facility Sales or the Distribution. Without limiting the generality of the foregoing, since such date, neither the Company nor any Subsidiary has:

                      (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any material portion of its assets or property, except in the usual and ordinary course of business consistent with past practice other than the sale of shares of common stock of Niagra Mohawk Power Corporation ("NIMO") and the Power Facility Sales;

                      (b) suffered any material casualty, damage or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                      (c) paid, declared or set aside any dividends or other distributions on its securities of any class or purchased or redeemed any of its securities of any class;

                      (d)   made any change in accounting methods or principles;

                      (e) with respect to the Remaining Subsidiaries, made or committed to make capital expenditures;

                      (f) with respect to the Remaining Subsidiaries, increased the compensation payable to any officer or employee except in the ordinary course of business;

                      (g) with respect to the Remaining Subsidiaries, elected any director or hired any officer or employee;

                      (h) borrowed any money or issued any bonds, notes, debentures or other evidence of indebtedness;

                      (i) acquired by merger, consolidation or acquisition of stock or assets any Person or business;

                      (j) adopted, amended or terminated any Employee Benefit Plan (as defined herein) except as contemplated by Section 2.5; or

                      (k) agreed in writing or otherwise to take any of the foregoing actions.

                      4.2.11 Status of Distribution. The Distribution will not result in any federal or state income tax liability to the Company. In connection with the Distribution, the Company (a) will have sufficient capital so that upon completion of the Distribution, the fair market value of the assets of the Company less the amount of its stated capital will exceed its Liabilities and (b) is solvent and will be solvent prior to and immediately following the consummation of the Distribution.

                      4.2.12 Ownership of Properties. The Company and each Remaining Subsidiary has good and marketable title to its respective properties and assets purported to be owned by them respectively (including all assets reflected on the Financial Statements) free and clear of any Encumbrances, except: (i) statutory liens for Taxes not yet due, (ii) statutory liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business, in connection with workers' compensation and unemployment insurance; and (iv) minor imperfections of title which do not in the aggregate materially detract from the value or use of the asset in question. The Company and its Subsidiaries have in effect insurance policies of the type and with coverages which are customary for companies in the businesses in which the Company and its Subsidiaries are engaged.

                      4.2.13 Tax Matters Definitions. As used in this Agreement the following terms shall have the following meanings:

                      (a) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and

                      (b) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

                      4.2.14 Returns. There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company. As of the time of filing, the Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of such Company or any other information required to be shown thereon. Except as disclosed in Section 4.2.14 to the Company Disclosure Schedule, an extension of time within which to file any Return which has not been filed has not been requested or granted.

                      4.2.15 Tax Liabilities. With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all amounts required to be paid by any of the Company or any of its Subsidiaries (other than the Permitted Liabilities), to taxing authorities or others, on or before the date hereof have been paid. The unpaid Taxes of the Company do not exceed the reserve for tax liability with respect to the Company (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Company Disclosure Schedule as adjusted for the passage of time through the Closing Date, in accordance with the past practices of the Company.

                      4.2.16  Issues with Taxing Authorities.    No issues have
been raised (and are currently pending) by any taxing authority in connection with any of the Returns filed by the Company or any of its Subsidiaries. No waivers of statutes of limitation with respect to such Returns have been given by or requested from the Company or any of its Subsidiaries. The Company Disclosure Schedule sets forth (i) the taxable years of each of the Company or any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. No deficiencies have been asserted or assessments made as a result of any such examinations.

                      4.2.17 Miscellaneous Tax Matters. Neither the Company nor any Remaining Subsidiary (i) is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement; (ii) has agreed to make, or is required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

                      4.2.18 Permits. The Company and its Remaining Subsidiaries hold or have received all consents, permits, authorizations, approvals, licenses and certifications of Governmental Entities (collectively, the "Permits") required in connection with the ownership and operation of their respective properties and the conduct of their respective businesses as now being conducted, except for such consents, permits, authorizations, approvals, licenses and certificates which if not held or received would not have a Material Adverse Effect on the Company.

                      4.2.19 Contracts. Except as filed as an exhibit to the SEC Documents, none of the Company or any Remaining Subsidiary is a party to, or bound by, any undischarged written or oral:

                      (a) employment or consulting agreement which is not terminable by the Company at will without premium or penalty or other payment;

                      (b)     collective bargaining agreement;

                      (c) lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles;

                      (d) loan or  credit  agreement,  pledge  agreement,  note, security agreement, mortgage, debenture, indenture, factoring agreement, credit card agreement, letter of credit or banker's acceptance;

                      (e)     governmental order or directive;

                      (f) agreement for the treatment or disposal of hazardous materials;

                      (g)     partnership or joint venture agreement;

                      (h)     architect's agreement or construction contract;

                      (i) lease which is required by GAAP to be classified as a capital lease;

                      (j)  reciprocal   easement  or  operating  agreement  with
         respect to any parcel of the Real Estate or any of the Leased Premises;

                      (k)     secrecy or confidentiality agreement;

                      (l) rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross- currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), or any combination of these transactions;

                      (m)     supply or requirements contract;

                      (n) agreement or arrangement not specifically enumerated above concerning or which provides for the receipt or expenditure of any money;

                      (o) agreement to indemnify or pay or advance expenses of any Person including any officer, director, employee or agent of the Company, any Subsidiary or any ERISA Affiliate; or

                      (p) agreement or arrangement by which the Company or any Remaining Subsidiary has guaranteed or otherwise has any Liability for any Liability of any Distributed Subsidiary.

Such agreements, leases, subleases and other instruments or arrangements required to be disclosed in response to this Section 4.2.19, the "Contracts," and each a "Contract". Each Contract is in full force and binding upon the Company and, to the Company's knowledge, the other parties thereto. None of the Company on the one hand, nor any of the other parties thereto, on the other hand, are in default under any Contract. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default under any Contract by the Company, on the one hand, or the other contracting party, on the other hand. None of the Company has released or waived any of its respective rights under any Contract. The Company is not subject to any legal obligation to renegotiate, nor does the Company have knowledge of a claim for a legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument to which it is now or has been a party.

                      4.2.20 Partnership Contracts. Each of the Partnerships has settled pursuant to valid and enforceable settlement agreements all Liabilities of each such Partnership on terms such that none of the Remaining Subsidiaries has any Liability with respect to the Liabilities of the Partnerships. Neither the Company nor any of the Remaining Subsidiaries has any Liability for any of the Liabilities of any Partnership.

                      4.2.21  ERISA Matters.

                      (a) The Company, its Subsidiaries, any affiliate of the Company or its Subsidiaries, as determined under Code Section 414(b),
         (c), (m) or (o) (the "ERISA Affiliate"), severally or jointly, maintains, administers or contributes to, and have any liability with respect to, only those employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA), bonus, deferred compensation, stock purchase, stock option, stock appreciation, severance, salary continuation, vacation, holiday, sick leave, fringe benefit, employee discount, personnel policy, allowances, incentives, insurance, welfare or similar plan, program, policy or arrangement which are described in the Company Disclosure Schedule (the "Employee Benefit Plans").

                      (b) None of the Company, its Subsidiaries or any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any pension plan subject to Title IV of ERISA; neither the Company nor any ERISA Affiliate has made a complete or partial withdrawal from a multiemployer plan, as such term is defined in
         Section 3(37) of ERISA, resulting in withdrawal liability, as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 or ERISA); neither the Company nor any ERISA Affiliate would incur any withdrawal liability on a complete withdrawal from any Employee Benefit Plan as of the Closing Date, under applicable law and conditions of each such Employee Benefit Plan without regard to any limitation, reduction or adjustment of liability under Title IV of ERISA or any Employee Benefit Plan provision; and neither the Company nor any ERISA Affiliate has any contingent liability under Section 4024 of ERISA.

                      (c) The aggregate present value of all accrued benefits pursuant to each Employee Benefit Plan subject to Title IV of ERISA, determined on the basis of current participation and projected compensation for active participants, and including the maximum value of all subsidized benefits, and earnings, mortality and other actuarial assumptions set forth in the 1994 actuarial report for the Employee Benefit Plan does not exceed the current fair market value of such Employee Benefit Plan's assets, and except as required by Section 4980B of the Code, neither the Company nor any ERISA Affiliate has any obligation to provide benefits to any individual not employed by the Company or any ERISA Affiliate.

                      (d) Each Employee Benefit Plan complies with and is and has been operated in accordance with its terms and each applicable provision of ERISA, the Code, other federal statutes, state law and the regulations and rules thereunder. With respect to each Employee Benefit Plan intended to qualify under Section 401(a) of the Code, a favorable determination as to such qualification of such Employee Benefit Plan and each amendment thereto has been made by the Internal Revenue Service and each such Employee Benefit Plan remains qualified under the Code and each trust funding any Employee Benefit Plan is and has been tax-exempt. Neither the Company nor any ERISA Affiliate has failed to make any contributions or pay any amounts required on or before the Closing Date by the terms of any Employee Benefit Plan, collective bargaining agreement, ERISA or any other applicable law.

                      4.2.22 Labor Relations. Neither the Company nor any Remaining Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and there are no known organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit. There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries, and any of their employees, and neither the Company nor any Subsidiary has experienced any such strike, slowdown, work stoppage or material controversy within the past three years.

                      4.2.23 Absence of Litigation. Except as set forth in the SEC Documents filed prior to the date hereof, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before or by any Governmental Entity, pending or, to the Company's knowledge, threatened against the Company or any Remaining Subsidiary or any of the officers, directors or employees of the Company or any Remaining Subsidiary, which, if decided adversely to the Company or any Remaining Subsidiary, officer, director or employee could have a Material Adverse Effect on the Company or any Subsidiary or would materially impair the consummation of any of the Transactions. There are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company, would have a Material Adverse Effect on the Company or any Remaining Subsidiary or would materially impair the consummation of any of the Transactions. The Company has not made any material oral or written warranties with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof, excep for those warranties which are described in the Company Disclosure Schedule.

                      4.2.24  Injunctions; Judgments.   Neither the Company nor
any Remaining Subsidiary is a party to, or bound by, any judgment, writ, injunction, decree, order or arbitration award (or agreement entered into with any Governmental Entity in connection with any administrative, judicial or arbitration proceeding) with respect to or affecting the properties, assets, personnel or business activities of the Company.

                      4.2.25 Compliance with Law. Neither the Company nor any Subsidiary is in violation of, in noncompliance with, or delinquent with respect to, any judgment, writ, injunction, decree, order or arbitration award or law, statute, or regulation of or agreement with, or any permit from, any Governmental Entity to which the property, assets, personnel or business activities of the Company or any of its Subsidiaries are subject, which violation, noncompliance or delinquency could have a Material Adverse Effect on the Company or any Remaining Subsidiary or materially impair the ability of the Company to carry out or realize the intended benefits of the Transactions.

                      4.2.26  Environmental Matters. The Company and each
Subsidiary are and at all times have been, and all real property currently or previously owned, leased, occupied, used by or under the control of the Company or such Subsidiary, and all operations or activities of the Company or its Subsidiaries (including those conducted on or taking place at any of such real property) are and at all times have been, in compliance with and not subject to any material liability or obligation under any Environmental Law or Environmental Permit (and any monitoring agreement thereunder). The Company and its Subsidiaries have every Environmental Permit required under Environmental Laws for the operation of their respective businesses. As used in this
Agreement: "Environmental Laws" means all applicable federal, state or local laws, rules, regulations, ordinances or principles of common law relating to the generation of electricity or to the protection of health and safety, pollution, or to environmental matters of any kind whatsoever, including with respect to the storage, treatment, generation, transportation, spillage, use for the generation of electricity or thermal energy, discharge, emission, leakage, disposal or other release or threatened release of any hazardous (or otherwise regulated under Environmental Law) material, substance or waste of any kind whatsoever ("Hazardous Materials") and "Environmental Permits" means any permits, licenses, notifications, certifications, consents or approvals required under any Environmental Law from a Governmental Entity or third party. There are no underground storage tanks on any such real property. There is no condition or circumstance regarding the Company, any Subsidiary or their respective businesses or any such real property or the operations or activities thereon, which, with the passing of time or upon notice to any other party, is possible of giving rise to a material violation of, or material liability or obligation under, any Environmental Law or Environmental Permit. Neither the Company nor its Subsidiaries nor any Person, the acts or omissions of which may be attributable to, or the responsibility of, or liability to, the Company or its Subsidiaries has, or has arranged to have, any Hazardous Materials, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could be attributed in any manner to, or otherwise become responsibilities of or liabilities to, the Company or its Subsidiaries. There are no allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against, issued to or received by the Company or its Subsidiaries within the past (5) years relating or pursuant to any Environmental Law or Environmental Permit except those which have been corrected or complied with to the satisfaction of the Governmental Entity or other claimant, and no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened, imminent, likely or contemplated. The Company and its Subsidiaries have not contractually created or assumed any liabilities or obligations or indemnifications related to Environmental Law at or related to any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries.

                      4.2.27 Owned Real Estate. All of the real estate and any interest in real estate held by the Company or any Subsidiary is identified (including by street address and Subsidiary owner) in the Company Disclosure Schedule as being so owned (the "Real Estate"). Each Remaining Subsidiary so indicated as owning Real Estate has insurable title to its Real Estate, subject only to general real estate taxes not delinquent and to Encumbrances, covenants, conditions, restrictions and easements of record, none of which makes title to any of such Real Estate uninsurable and none of which are violated by the Remaining Subsidiary or interfere with such Remaining Subsidiary's use or occupancy thereof. None of the Real Estate held by a

Remaining Subsidiary is subject to any leases or tenancies. None of the improvements comprising the Real Estate or the businesses conducted by any of the Company thereon, are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement. No material expenditures are required to be made for the repair or maintenance of any improvements on any of the Real Estate for or with respect to any period ending on or including the Closing Date. All taxes on any Real Estate owned by the Company or any Remaining Subsidiaries for or with respect to any period ending on or including the Closing Date have been paid or accrued in full.

                      4.2.28 Leased Premises. Neither the Company nor any Remaining Subsidiary leases (or has any commitment to lease) any real estate. The Distributed Subsidiaries lease (or have a commitment to lease) the premises identified in the Company Disclosure Schedule as being so leased (the "Leased Premises"). The Leased Premises are leased to the indicated Subsidiary pursuant to written leases, true, correct and complete copies of which have been delivered to Purchaser prior to the date hereof or are contained in the SEC Documents. The improvements comprising the Leased Premises, and the businesses conducted by the Company thereon, are not in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easements.

                      4.2.29  Intellectual Property.  No Intellectual Property
has infringed, infringes or in any material way has damaged or damages any of the rights, title or interests of any third party (nor has any third party given the Company notice of any claimed infringement or damage). "Intellectual Property" means all of the following, whether owned, used or licensed by the Company or any Remaining Subsidiary: (i) all common law, federally registered, state registered and foreign trademarks and service marks and all applications for federal, state or foreign registration of trademarks or service marks, (ii) all slogans, trade dress and trade names, (iii) all proprietary know-how and methods, (iv) all trade secrets, (v) all federal and foreign patents and patent applications, (vi) all copyright registrations and material unregistered copyrights, and (vii) all computer software.

                      4.2.30 Brokers. No broker, finder, investment banker or other Person (other than Josephthal & Co., whose compensation arrangement is set forth in the Company Disclosure Schedule) is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the Company in connection with the Merger.

                      4.2.31 Fairness Opinion. The Company has received the written opinion of Josephthal & Co. (the "Fairness Opinion") on the date of this Agreement to the effect that, as of the date of this Agreement, the Merger Consideration to be received by stockholders of the Company is fair from a financial point of view. The Company has provided a true and correct copy of the Fairness Opinion to Purchaser. The Company is authorized by Josephthal & Co. to include a copy of such opinion in the Proxy and Information Statement.

                      4.2.32 Form 10 Registration, Proxy Statement and Information Statement. None of the information (other than information provided by Parent and Purchaser) included or incorporated by reference in the (i) Form 10 registration statement relating to the registration under the Exchange Act of shares of common stock of BL to be distributed to shareholders of the Company in the Distribution (as supplemented or amended, the "Form 10 Registration"), (ii) the proxy statement relating to the Transactions to be approved at the Meeting (as amended or supplemented, the "Proxy Statement") and the information statement relating to the Distribution (as supplemented or amended, the "Information Statement") will (x) in the case of the Form 10 Registration, at the time it becomes effective, ontain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (iii) in the case of the Proxy Statement and the Information Statement, at the time of the mailing thereof, at the time of the Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form 10 Registration and the Proxy Statement and the Information Statement will each comply as to form in all material respects with the provisions of the Exchange Act and applicable law.

                      4.2.33 Full Disclosure. The representations, warranties and statements of the Company in this Agreement or contained in any schedule, list or document delivered pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations, warranties and statements are made, not misleading. The copies of all documents furnished by the Company pursuant to or in connection with this Agreement are true, complete and correct. True, complete and accurate copies of each document referred to in the Company Disclosure Schedule are contained therein or have been furnished to Purchaser prior to the date hereof.

         4.3 Representations and Warranties of Parent and Purchaser. Parent and Purchaser jointly and severally represent and warrant to the Company that:

                      4.3.1 Organization and Authority. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent and Purchaser has all necessary corporate power and authority to conduct its business as now being conducted.


                      4.3.2 Authority Relative to this Agreement. Each of Parent and Purchaser has full corporate power and authority to enter into and perform this Agreement and each of the other Transaction Agreements to which it is a party. The execution and delivery of this Agreement and each of the other Transaction Agreements by Purchaser and Parent and the performance by Purchaser and Parent of their respective obligations hereunder or thereunder have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other Transaction Agreements to which it is a party will be, duly executed and delivered by duly authorized officers of Purchaser and Parent and constitutes, or will constitute when so executed and delivered, a valid and binding obligation of Purchaser and Parent enforceable against it in accordance with its terms.

                      4.3.3 Required Filings. No Authorization is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the other Transaction Agreements by Purchaser or the consummation by Purchaser of the Transactions.

                      4.3.4 No Conflicts. Neither the execution and delivery of this Agreement or any of the other Transaction Agreements by Parent or Purchaser, nor the consummation by Parent or Purchaser of the Transactions, will
(i) conflict with or result in a breach of any of the terms or provision of the Certificate of Incorporation or By-Laws of Purchaser, or Articles of Organization of Parent or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which Purchaser is a party or by which Parent or Purchaser is bound; or (ii) violate, conflict with, breach, constitute a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other Encumbrance upon any of the properties or assets of Parent or Purchaser under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Purchaser is a party or to which Parent or Purchaser or any of its properties or assets are subject (the "Purchaser Obligations"), except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and will not, individually or in the aggregate, (x) have a Material Adverse Effect on Parent or Purchaser or (y) materially impair Parent or Purchaser's ability to perform its obligations under this Agreement or any of the other Transaction Agreements. Without limiting the generality of the foregoing, Purchaser is not subject to any Purchaser Obligation pursuant to which timely performance of this Agreement or any of the Transactions may be prohibited, prevented or materially delayed.

                      4.3.5 Capitalization. The authorized capital stock of Purchaser consists of 10,000 shares of common stock, $.01 par value, of which 1,000 shares are outstanding. All of the outstanding shares of common stock of Purchaser are entitled to vote as a class and are owned of record by Parent.

                      4.3.6 Investment Intent. Each of Parent and Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and is acquiring the Common Stock for its own account for investment and with no present intention of distributing or reselling such Common Stock or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act.

                      4.3.7 Financing. Purchaser has delivered to the Company a true and correct copy of a letter from a bank (the "Lender"), stating Lender's interest in providing debt financing ("Financing") to Parent, which, together with equity to be contributed to Purchaser will be in an amount necessary to pay the Merger Consideration and consummate the Merger, subject to the negotiation, preparation and execution of binding documents with respect to the Financing, and to the fulfillment of the conditions precedent contained in such letter. None of the Financing will be an obligation of or secured by a lien on the assets of the Surviving Corporation. Parent and Purchaser have no present intention to liquidate the Surviving Corporation.

                      4.3.8 Proxy Statement. None of the information included in the Proxy Statement and provided by the Parent and Purchaser in writing for use in the Proxy Statement will, at the time of the mailing thereof, at the time of the Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         5.1 Obligations of Each of the Parties. From and after the date hereof and until and including the Effective Time, the following shall apply with equal force to the Company, on the one hand, and Parent and Purchaser, on the other hand:

                      5.1.1 Each party shall promptly give the other party written notice of the existence or occurrence of any event or condition which would make any representation or warranty herein contained of either party untrue or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby. In the case of the Company, such notice shall include a reasonably detailed description of such event or condition, the representation or warranty to which it relates and an estimate of the damages, if any, associated therewith.

                      5.1.2 No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party or which would result in any representation or warranty herein of that party being untrue in any material respect at any time after the date hereof through and including the Closing Date as if then originally made.

                      5.1.3 Subject to the terms and conditions of this Agreement, each of the parties agrees to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions and the other transactions contemplated by this Agreement as expeditiously as reasonably practicable; provided, however, that nothing in this Section 5.1.3 shall in any event require any party to (i) expend funds which are not commercially reasonable in relation to the transactions contemplated hereby or
(ii) take or cause to be taken, any action which would have a Material Adverse Effect with respect to it.

         5.2 Access. Subject to any restrictions under applicable law, the Company shall continue to give to Purchaser's and Parent's respective officers, employees, agents, attorneys, consultants and accountants reasonable access for reasonable purposes in light of the transactions contemplated by this Agreement during normal business hours to all of the properties, books, contracts, documents, present and expired insurance policies, records and personnel of or with respect to the Company or any Subsidiary and shall furnish to Parent and Purchaser and such persons as Parent or Purchaser shall designate to the Company such information as Purchaser or such persons may at any time and from time to time reasonably request. It is expressly understood and agreed that all information obtained pursuant to this Section 5.2 is subject to the terms and conditions of the Confidentiality Letter dated September 2, 1998, executed by Parent and Parent expressly reaffirms its obligations thereunder. Without limiting the generality of the foregoing, the Company will permit Parent and Purchaser to conduct a Phase I and Phase II environmental investigation with an environmental consultant selected by Purchaser of the Real Estate held by Reina Distributing, Inc. The Company will pay the costs of such investigation promptly upon receipt of such consultant's billing statement.

         5.3 The Company's Obligations. From and after the date hereof and until and including the Effective Time:

                      5.3.1 The Company shall, and shall cause each Remaining Subsidiary to, carry on its business with the objective of effecting the Distribution and Power Facility Sales and, in all other respects with the objective of winding up the remaining business of the Company and the Remaining Subsidiaries so that the Company and the Remaining Subsidiaries will have no assets other than cash and cash equivalents and the Retained Assets and no Liabilities other than the Permitted Liabilities and at Closing, Liabilities taken into account in the calculation of the Adjustment Amount as reflected in the Statement as finally agreed to by Purchaser. Without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement including the foregoing, the Company shall not, and shall not permit any Remaining Subsidiary to:

                              (a) amend its Certificate of Incorporation, By-Laws or other organizational documents;

                              (b)  make any  change  in its  authorized  capital
                      stock; adjust, split, combine or reclassify any capital stock; or, other than issuances of shares of Common Stock pursuant to the valid exercise of Stock Options or Warrants outstanding on the date hereof in accordance with
                      Section 2.4 of this Agreement, issue any shares of stock of any class, or issue or become a party to any subscription, warrant, rights, options, convertible securities or other agreements or commitments of any character relating to its issued or unissued capital stock, or other equity securities, or grant any stock appreciation or similar rights, or amend the terms of any Stock Option or Warrant except as contemplated by Section 2.5;

                              (c) incur any  indebtedness  for borrowed money or
                      assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, including the Distributed Subsidiaries;

                              (d) other than in connection with the Distribution
                      or Power Facility Sales, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, except pursuant to contracts or agreements in force at the date of this Agreement, the sale of the NIMO stock, or as specifically set forth in this Agreement with respect to the Transactions;

                              (e) other than in connection with the Distribution
                      make any (x) investments, either by purchase of stock or securities, in (y) contributions to capital of, or (z) purchases of any property or assets from, any other individual, corporation or other entity;

                              (f) except as necessary to effect the Distribution
                      or eliminate a Liability of the Company or Remaining Subsidiary (with respect to which the Company shall notify Purchaser promptly in writing), and except for transactions in the ordinary course of business consistent with past practice and those transactions contemplated by the provisions of this Agreement, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts;

                              (g) change its method of  accounting  in effect at
                      December 31, 1997, except as may be required by changes in GAAP upon the advice of its independent accountants;

                              (h) increase the compensation payable to any employee, or enter into any new employment agreements with new or existing employees which create other than an at will relationship, in each case, except in the ordinary course of business consistent with past practices other than bonuses to officers and employees which are paid prior to the Effective Time;

                              (i)  pay or  declare  any  dividend  or  make  any
                      distribution (other than the Distribution) on its securities of any class or purchase or redeem any of its securities of any class;

                              (j)      make any Tax election or settle or
                      compromise any Tax liability;

                              (k) fail to  maintain  in full  force  and  effect
                      insurance coverage substantially similar to that in effect on the date hereof; or

                              (l) enter into any business or contract not related to the Distribution, Power Facility Sales or the Merger other than contracts which are not material and which will be fully performed prior to the Effective Time.

                      5.3.2 The Company shall cause the Distributed Subsidiaries to carry on their respective businesses only in the ordinary course consistent with past practice and shall not and shall cause the Distributed Subsidiaries not to create any Liabilities of the Company or any Remaining Subsidiary for the Liabilities of the Distributed Subsidiaries following the Effective Time.

                      5.3.3 The Company shall furnish to Purchaser the Company's internal unaudited statement of condition and statement of income for each month ending after the date of this Agreement. Such monthly statements shall be prepared in accordance with existing practice and shall fairly present in all material respects the consolidated financial position and results of operation for the Company as of and for the periods indicated therein in accordance with past practice. The Company will advise Purchaser upon request as to the status of the components of the Base Amount and Additional Amount and provide reasonable evidence supporting the determination of the amount of such components.

         5.4          Proxy Statement; Other Regulatory Matters.

                      5.4.1 The Company will (i) call a meeting of its shareholders (the "Meeting") for the purpose of voting upon adoption and authorization of the Merger, (ii) hold the Meeting as soon as practicable following the date of this Agreement, (iii) subject to Section 5.6 recommend to its shareholders the approval of the Merger through its Board of Directors and
(iv) use its best efforts to obtain the necessary adoption and authorization of this Agreement by the shareholders of the Company.

                      5.4.2 The Company will (i) as soon as practicable following the date of this Agreement, prepare in correct and appropriate form and file with the SEC the Form 10 Registration and a preliminary Proxy Statement and Information Statement and (ii) use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Form 10 Registration to be effective and each of the Proxy and the Information Statement to be cleared by the SEC. The Company will notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form 10 Registration, the Proxy or the Information Statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Form 10 Registration or the Proxy Statement and Information Statement or any of the Transactions. The Company shall give Purchaser and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review the Form 10 Registration, the Proxy Statement and the Information Statement prior to being filed with the SEC and shall give Purchaser and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review all amendments and supplements to the Form 10 Registration, the Proxy and the Information Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement and the Information Statement have been cleared by the SEC, the Company shall mail the Proxy Statement and the Information Statement, respectively, to the stockholders of the Company. The Purchaser and the Parent shall supply to the Company on a timely basis in connection with the preparation of the Proxy Statement and the Information Statement all information necessary to be included therein with respect to the Purchaser and the Parent.

                      5.4.3 Each party agrees to notify the other of, and to correct, any information contained in the Form 10 Registration, the Proxy Statement and Information Statement furnished by such party to the other for inclusion therein, which information shall be, at the time of furnishing, or become, prior to the Meeting, false or misleading in any material respect. If at any time prior to the Meeting or any adjournment thereof there shall occur any event that should be set forth in an amendment to the Form 10 Registration Proxy Statement or the Information Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

                      5.4.4 The Company will file all reports, schedules and definitive proxy statements (including the Proxy Statement and the Information Statement) (the "Company Filings") required to be filed by the Company with the SEC (including reports required by Section 13(d) or 13(g) of the Exchange Act and will provide copies thereof to the Company promptly upon the filing thereof. As of its respective date, the Company represents, warrants and covenants that each the Company Filing will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and none of the Company Filings will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon learning of any such false or misleading information, the Company will cause all required the Company Filings (including the Proxy Statement and the Information Statement) to be corrected, filed with the SEC and disseminated to holders of the Common Stock, in each case as and to the extent required by applicable law.

                      5.4.5  Subject to the terms and conditions herein
provided, the Company and Parent and Purchaser will cooperate and consult with one another in (a) determining which consents, approvals, Permits, authorizations or waivers (collectively, "Consents") are required to be obtained prior to the Effective Time from Governmental Entities or other third parties in connection with the execution and delivery of this Agreement (including those Consents with respect to those matters disclosed as a result of Section 4.2.4 of this Agreement or with respect to any of the Transactions or the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby, (b) preparing all Consents and all other filings, submissions and presentations required or prudent to obtain all Consents, including by providing to the other party drafts of such material reasonably in advance of the anticipated filing or submission dates, and (c) timely seeking all such Consents (it being understood that the parties will make or seek to Consents, whether mandatory or voluntary and that each party will be responsible and pay for the costs, penalties and expenses associated with the Consents required with respect to it). The Company will obtain and deliver to Purchaser at or prior to Closing originals of full and complete releases of the Company and each Remaining Subsidiary from any and all Liabilities of the Company or such Remaining Subsidiary (x) fo Liabilities (other than Permitted Liabilities) of any
Distributed Subsidiary (the "Third Party Releases") (y) to provide indemnification by contract, law or otherwise to any current director, officer, employee agent or affiliates except to the extent of the Surviving Corporation rights under the Escrow Agreement or the D&O Insurance, the form and substance of which shall be reasonably acceptable to Purchaser and Parent ("D&O Releases").

         5.5          Acquisition Proposals.
                      ----------------------

                      5.5.1 From and after the date hereof and until and including the Effective Time (or earlier termination of this Agreement), the Company shall immediately cease and cause to be terminated any activities, discussions or negotiations with respect to an Acquisition Proposal (as defined herein), and the Company shall not, nor shall it permit any Subsidiary, or authorize or permit any of its officers, directors or employees or holders of more than five percent of its outstanding shares of Common Stock or any investment banker, financial advisor, attorney, accountant or other representative or agent of the Company or any

Subsidiary, to, directly or indirectly, (i) solicit, initiate, or encourage (including by way of furnishing or otherwise providing, or providing access to nonpublic information) any Acquisition Proposal; (ii) participate in any discussions or negotiations relating to any Acquisition Proposal (or any inquiry relating to an Acquisition Proposal) or take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition
Proposal; or (iii) enter into any letter of intent, agreement in principle or definitive agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.5 shall prohibit the Company or the Board from furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity with respect to any unsolicited Acquisition Proposal if (but only if): (a) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of its outside financial advisor, that such Acquisition Proposal is a Superior Proposal (as defined below); (b) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of outside counsel, that the failure to take such action would cause the Board to violate its fiduciary duties to stockholders under applicable law in the context of the Transactions; and (c) the Company (x) provides at least two business days' notice to Acquiror to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement substantially similar to the
Confidentiality  Agreement.  Notwithstanding  the  foregoing,  nothing  in  this
Section 5.5 will restrict the Company from effecting the Power Facility Sales as contemplated hereby.

                      5.5.2 Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Parent orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal or any inquiry which could reasonably lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or entity making any such Acquisition Proposal. The Company agrees that it will fully enforce (including by way of obtaining an injunction), and not waive any provision of, any confidentiality agreement to which it is a party.

                      5.5.3 For purposes of this Agreement: "Acquisition Proposal" means any bona fide offe or proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any Subsidiary or any purchase of all or any significant portion of the assets or capital stock of the Company or any significant Subsidiary or any other business combination (including the acquisition of any equity interest therein) involving the Company excluding, however, any proposal or transaction with respect to the Power Facilities; and "Superior Proposal" means an Acquisition Proposal which the Board believes in good faith, after due investigation (taking into account, among other things, the financing terms and the likelihood of consummation) and based upon the advice of its outside legal and financial advisors, is more favorable to the Company's stockholders from a financial point of view than the Merger (taking into account the Distribution).

         5.6 Board Action. The Board shall not (i) withdraw or modify its approval, adoption or recommendation of this Agreement, the Merger or any of the Transactions , (ii) approve, adopt or recommend or publicly propose to approve, adopt or recommend an Acquisition Proposal, (iii) cause the Company to enter into any letter agreement, agreement in principle or definitive agreement with respect to an Acquisition Proposal, or (iv) resolve to do any of the foregoing unless the Company receives an unsolicited Acquisition Proposal in accordance with Section 5.5 and the Board determines reasonably and in good faith, after due investigation (a) based upon the advice of its outside financial advisor that a pending Acquisition Proposal is more favorable to the Company Stockholders than the Merger and the Distribution, taken as a whole, (b) such Acquisition Proposal is reasonably likely to be consummated, (c) there is a substantial probability that the approval of the Merger and the Distribution will not be obtained due to the pending Acquisition Proposal, and (d) based upon the advice of outside counsel, that the failure of the Board to withdraw or modify its approval,

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



adoption or recommendation of this Agreement or the Merger, or approve or recommend such Acquisition Proposal would cause the Board to violate its fiduciary duties to stockholders under applicable law in the context of the Transactions. In such case, the Board may withdraw or modify its recommendation, and approve and recommend such Acquisition Proposal, provided the Board provides to Parent and Purchaser written notice of the Company's intention to accept the Superior Proposal at least two business days prior to taking such action and, at the end of such two business day period (x) simultaneously terminates this
Agreement, (y) concurrently causes the Company to enter into a definitive acquisition agreement with respect to such Superior Proposal and (z)
concurrently pays to Purchaser the Termination Payment and Covered Expenses pursuant to Section 7.4.2. Nothing contained in this Section 5.6 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided that the Company does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal, except under the circumstances described in the immediately preceding sentence and on two business days' notice to Purchaser to the effect that it is taking such action.

         5.7          Indemnification and Insurance.
                      -----------------------------

                      5.7.1 Purchaser and the Company agree that prior to the Effective Time, the Company will procure and pay for officers' and directors' liability insurance ("D&O Insurance") covering each present and former director, officer, employee and agent of the Company and each Subsidiary and each present and former director, officer, employee, agent or trustee of any employee benefit plan for employees of the Company (individually, an "Indemnified Person", and collectively, the "Indemnified Persons"), who is currently covered by the Company's officers' and directors' liability insurance or will be so covered on the Closing Date with respect to actions and omissions occurring on or prior to the Closing Date (including, without limitation, any which arise out of or relate to the transaction contemplated by this Agreement). Purchaser shall not be required to provide or cause the Surviving Corporation to provide any such insurance for the Indemnified Persons.

                      5.7.2 Purchaser and the Surviving Corporation hereby jointly and severally agree that, for the lesser of (a) six (6) years after the Closing Date, or (b) the period during which the Surviving Corporation maintains its existence, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Indemnified Persons on terms, in a manner, and with respect to matters, which are no less favorable (in favor of persons indemnified) than the Company Certificate of Incorporation and By-Laws, as in effect on the date hereof, and further agree that such indemnification provisions shall not be modified or amended except as required by law, unless such modification or amendment expands the rights of the Indemnified Persons to indemnification. Notwithstanding the foregoing, it is expressly understood and agreed that the obligation of the Surviving Corporation to provide such indemnification is limited to the D&O Insurance and the Surviving Corporation's rights under the Escrow Agreement and that the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation may be amended accordingly.

         5.8 Surviving Corporation. The Surviving Corporation or its successors will maintain its or their existence until at least March 31, 2003.

         5.9 Parent's Financing. Parent will use its reasonable best efforts to obtain the proceeds of the Financing.

         5.10 Liabilities. The Company agrees to use its best efforts so that neither the Company nor any Remaining Subsidiary will have as of the Effective Time any Liability other than the Permitted Liabilities and Liabilities, if any, included in the calculation of the Adjustment Amount as agreed to by Parent and Purchaser.

         5.11 Other Company Covenants. Prior to the Effective Time, the Company will (a) as soon as practicable, obtain from General Electric Capital Corporation ("GECC") a release from pledge of all of the outstanding shares of any Remaining Subsidiary which have been pledged to GECC, and (b) cause to be paid in full at or prior to the Closing all expenses associated with the transactions contemplated hereby including fees and expenses of investment bankers, counsel, accountants, consultants and other advisors to the Company, all severance, bonus and other compensation payable in connection with or as a result of the Merger and all other expenses of the Company and each of the Remaining Subsidiaries.

         5.12 Parent Covenants. Parent agrees to cause the Surviving Corporation to amend its Certificate of Incorporation within thirty (30) days after the Closing Date to change the name of the Surviving Corporation to a name which does not include the word "Besicorp". The Surviving Corporation agrees to (a) quitclaim without recourse to BL the net proceeds of any recovery under a derivative claim against its officers or directors and (b) file all income Tax Returns for the current fiscal year and pay all Taxes shown to be due thereon.


                                   ARTICLE VI

             CONDITIONS TO CLOSING; CLOSING DELIVERIES; BASE AMOUNT

         6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                      6.1.1 The Merger Agreement and, to the extent required under the NYBCL, the Distribution shall have been adopted and authorized by th requisite vote of the stockholders of the Company.

                      6.1.2 This Agreement, the Merger and (to the extent approval thereof is necessary to consummate the Transactions) the Transactions shall have been approved by each Governmental Entity whose approval is required for the consummation of the Merger or such Transactions, such approvals shall remain in full force and effect and all waiting periods relating to such approvals shall have expired.

                      6.1.3 No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent)which is then in effect and has the effect of making the Merger or any of the Transactions illegal.

         6.2 Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver) of all of the following conditions prior to the Effective Time, upon the non-fulfillment (and non-waiver) of any of which this Agreement may, at the Company's option, be terminated pursuant to and with the effect set forth in Article VII:

                      6.2.1 Each and every representation and warranty made by Parent and Purchaser shall be true and correct when made and as if originally made on and as of the Closing Date.

                      6.2.2 All obligations of Parent and Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated shall have been fully performed.

                      6.2.3 Purchaser shall have delivered to the Company the written opinion of Altheimer & Gray, counsel for Purchaser, dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

                      6.2.4 Immediately prior to the Merger Purchaser is, and assuming that the condition set forth in Section 6.3.1 is satisfied, immediately following the effectiveness of the Merger the Surviving Corporation shall be, solvent.

         6.3 Conditions to Parent's and Purchaser's Obligations. The obligations of Parent and Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver) of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment (and non-waiver) of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article VII:

                      6.3.1 The representations and warranties made by the Company shall be true and correct when made and as if originally made on and as of the Closing Date, except to the extent reflected in the Statement as finally agreed to by Parent and Purchaser.

                      6.3.2 All obligations of the Company to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which the Company would be required to perform at the Closing if the transaction contemplated hereby was consummated)shall have been fully performed.

                      6.3.3 No suit, proceeding or investigation shall have been commenced (to Purchaser's knowledge) by any Governmental Entity on any grounds to restrain, enjoin or hinder, or seek material damages on account of, the consummation of any of the Transactions or the other transactions contemplated hereby.

                      6.3.4 The Company shall have delivered to Purchaser the written opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C., counsel to the Company, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

                      6.3.5 Since June 30, 1998 there shall have been no changes, either individually or in the aggregate, taking into account the completion of the Transactions other than the Merger, in the results of operations, condition (financial or otherwise), properties, assets, business or prospects of the Company or any Subsidiary which has had or would be reasonably likely to have a Material Adverse Effect on the Company or any Remaining Subsidiary.

                      6.3.6 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which imposes any condition or restriction upon Purchaser, the Surviving Corporation or its Subsidiaries which would in Purchaser's opinion be commercially unreasonable from a financial standpoint relative to the transactions contemplated by this Agreement.

                      6.3.7 Purchaser shall be satisfied in its reasonable discretion that each of the Distribution and the Power Facility Sales shall have been completed as provided in this Agreement and that neither the

Surviving Corporation nor any of the Remaining Subsidiaries has any Liability as a result of or arising out of the Distribution or Power Facility Sales.

                      6.3.8 The Indemnification Agreement and the Escrow Agreement shall have been executed and delivered by BL and shall each be valid, legal, binding and enforceable obligations of BL, and the Company shall have deposited $6,000,000 in cash with the Escrow Agent under the Escrow Agreement.

                      6.3.9 The Base Amount shall be no less than $ 105,275,000.

                      6.3.10 Purchaser shall have received the proceeds of the Financing.

                      6.3.11 Neither the Company nor any Remaining Subsidiary shall have any Liabilities other than the Permitted Liabilities and the Liabilities taken into account in determining the Adjustment Amount as agreed to by Purchaser and Parent.

                      6.3.12 The Company shall have received all of the Consents and obtained the Third Party Releases and DB&O Releases (it being understood that this condition with respect to the Third Party Releases will be satisfied if Third Party Releases with respect to Liabilities aggregating no more than $50,000 are not obtained).

                      6.3.13 The number of shares of Common Stock outstanding immediately prior to the Effective Time does not exceed 3,051,435.

                      6.3.14 Purchaser shall have received the results of a Phase I and, if reasonably requested by Purchaser, Phase II environmental investigation of the Real Estate held by Reina Distributing, Inc. with results satisfactory to Parent and Purchaser in their sole discretion.

         6.4          Closing Deliveries.
                      ------------------

                      6.4.1 At the Closing, the Company shall cause to be executed and delivered to Parent and Purchaser all of the following:

                      (a) a closing certificate dated the Closing Date and executed on behalf of the Company by a duly authorized officer of the Company to the effect set forth in Sections 6.3.1, 6.3.2, 6.3.5, 6.3.6, 6.3.10(g), 6.3.11, 6.3.12 and 6.3.13;

                      (b) certified copies of such corporate records of the Company and the Subsidiaries and copies of such other documents as Purchaser or its counsel may reasonably have requested in connection with the consummation of the transactions contemplated hereby;

                      (c) D&O Releases and resignations of all of the officers and directors of each of the Remaining Subsidiaries and the Company in form satisfactory to Purchaser and Parent;

                      (d)    the Indemnification Agreement and Escrow Agreement;
         and

                      (e) the minute books and corporate records of the Company and the Remaining Subsidiaries and originals of the stock certificates evidencing all of the outstanding capital stock of each of the Remaining Subsidiaries free of all Encumbrances.

                      6.4.2 At the Closing, Parent and Purchaser shall cause to be delivered to the Company all of the following:

                      (a) a closing certificate dated the Closing Date and executed on behalf of Parent and Purchaser by a duly authorized officer of Parent and Purchaser to the effect set forth in Sections 6.2.1,
         6.2.2 and 6.2.4; and

                      (b) certified copies of such corporate records of Parent and Purchaser and copies of such other documents as the Company or its counsel may reasonably have requested in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                        TERMINATION/EFFECT OF TERMINATION

         7.1 Right to Terminate. Anything to the contrary herein notwithstanding, this Agreement and the transaction contemplated hereby may be terminated at any time prior to the Effective Time by prompt notice given in accordance with Section 8.4:

                      7.1.1  by  the  mutual  written   consent  of  Parent  and
Purchaser and the Company (with the approval of their respective Boards of Directors);

                      7.1.2 by Purchaser and Parent, or the Company (with the approval of the Board) if:

                              (a)       the Effective Time shall not have
         occurred at or before 11:59 p.m. on February 15, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of the failure of the Effective Time to have occurred as of such time; or

                            (b) upon a vote at the Meeting any of this Agreement or any of the Transactions required to be adopted or authorized by the shareholders of the Company shall fail to be adopted and authorized.

                      7.1.3 by Parent and Purchaser, by giving written notice of such termination to the Company, if:

                              (a) there has been a material breach of any material agreement or covenant on the part of the Company which has not been cured or adequate assurance of cure given, in either case within ten (10) business days following notice of such breach from Purchaser or either of the Indemnification Agreement or the Escrow Agreement shall not be a valid, legal and binding agreement or enforceable against BL;

                              (b)      there has been a breach of a
representation or warranty of the Company the Damages from which Purchaser reasonably determines would cause the Base Amount to be less than $105,275,000;

                              (c)  the  Board   shall   have  taken  any  action
contemplated by clause (i), (ii), (iii) or (iv) of Section 5.6;

                              (d) a tender offer or exchange offer for 15% or more of the shares of Common Stock of the Company is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholder within the time period required by
         Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such period with respect to the acceptance of such tender offer or exchange offer by its shareholders constituting such a failure) or any Person acquires by any means 20% or more of the outstanding shares of Common Stock;

                              (e)      the Company shall have breached any of
its covenants or agreements in Section 5.5;

                              (f) there shall be pending or threatened any proceeding seeking material damages on account of this Agreement or the consummation of the Merger or any of the other Transactions which Purchaser determines in good faith, after due investigation and consultation with counsel representing the Company in such proceeding, could reasonably be expected to result in the Company incurring a material amount of damages or expenses relative to the protections to Parent afforded by the Escrow Agreement, after taking into account applicable insurance coverage; or

                              (g) the Base Amount is less than $105,275,000.

                      7.1.4 by the Company (with the approval of the Board ), by giving written notice of such termination to Parent and Purchaser, if:

                              (a) there has been a material breach of any agreement herein on the part of Purchaser which has not been cured or adequate assurance of cure given, in either case within ten (10) business days following notice of such breach from the Company;

                              (b)      there has been a breach of a
         representation or warranty of Parent or Purchaser herein which could reasonably be expected to prevent Parent or Purchaser from fulfilling their obligations under this Agreement and which, in the reasonable opinion of the Company, by its nature cannot be cured within twenty
         (20) days (or, if sooner, the Closing Date);

                              (c) if the Board determines to enter into and enters into a definitive agreement providing for a Superior Proposal which was obtained consistent with Section 5.5; provided, however, that the Company shall have no right to terminate this Agreement under this
         Section 7.1.4(c) unless (i) the Company has provided Purchaser with written notice of the material terms of the Superior Proposal at least two business days prior to such termination, and (ii) the Company simultaneously pays to Purchaser the Termination Payment and Covered Expenses required under Section 7.4.2.

         7.2 Certain Effects of Termination. In the event of the termination of this Agreement as provided in Section 7.1:

                      7.2.1 each party, if so requested by the other party, will return promptly every document furnished to it by or on behalf of the other party in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; and

                      7.2.2 the obligation of Purchaser under the Confidentiality Letter referred to in Section 5.2 shall continue indefinitely (subject to its terms) notwithstanding any termination of this Agreement.

This Section 7.2 shall survive any termination of this Agreement.

         7.3 Remedies. Notwithstanding any termination right granted in Section 7.1, in the event of the nonfulfillment of any condition to a party's closing obligations, in the alternative, such party may elect to do one of the following:

                      (a) proceed to close despite the nonfulfillment of any closing condition without waiving any claim for any breach and specifically in the case of Parent and Purchaser without waiving any right to proceed under the Indemnification Agreement;

                      (b) decline to close, terminate this Agreement as provided in Section 7.1, and thereafter exercise the remedies provided, or seek damages to the extent permitted in Section 7.4; or

                      (c) seek specific performance of the obligations of the other party. Each party hereby agrees that, in the event of any breach of this Agreement by such party, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced.

         7.4          Right to Damages; Expense Reimbursement.
                      ---------------------------------------

                      7.4.1 If this  Agreement is terminated in accordance  with
Section 7.1, neither party will have any claim against the other, subject to the following sentence and, if applicable, the remaining provisions of this Section
7.4. A party terminating this Agreement in accordance with Section 7.1 (other than Section 7.1.1) will retain any and all of such party's legal and equitable rights and remedies if, but only if, the circumstances giving rise to such termination were (i) caused by the other party's willful failure to comply with a material covenant set forth herein or (ii) that a material representation or warranty of the other party was materially false when made and that party knew or should have reasonably known such representation or warranty was materially false when made. In either of such events, termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall also be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

                      7.4.2 If (x) the Company terminates this Agreement pursuant to Section 7.1.4(c) or 5.6 or (y) Purchaser and Parent terminate this Agreement pursuant to 7.1.3(c), (d)or (e), and Parent and Purchaser are ready, willing and able to execute or have executed definitive documentation to effect the Financing or substantially similar financing arrangements, with an able financing source, the Company will (a) pay Purchaser $3,500,000 in cash immediately upon such termination (the "Termination Payment"), by wire transfer of same-day funds to an account designated by Purchaser and (b) reimburse Parent and Purchaser for their out-of-pocket costs and expenses reasonably incurred and due to third parties in connection with this Agreement and the Transactions (including fees and disbursements of counsel, accountants, financial advisors and consultants, commitment fees, due diligence expenses, travel costs, filing fees, and similar fees and expenses, all of which shall be conclusively established by Purchaser's good faith statement therefor) (collectively, "Covered Expenses"), up to a maximum of $600,000, by wire transfer of same-day funds to an account designated by Purchaser, immediately following receipt of Purchaser's statement evidencing the Covered Expenses.

                      7.4.3 If this Agreement is terminated  pursuant to Section
7.1.2(b), (x) the Company will pay to Purchaser immediately upon such termination Parent and Purchaser's Covered Expenses up to a maximum of $600,000 by wire transfer of same day funds to an account designated by Purchaser and (y) if Michael Zinn or his direct or indirect transferees have failed to vote in person or by proxy at least 1,600,000 shares in favor of the Merger and any other matter presented to stockholders in connection with the Merger, the Company shall pay the Termination Payment to Purchaser immediately upon such termination by wire transfer of same day funds to an account designated by Purchaser. If this Agreement is terminated pursuant to (x) Section 7.1.2(b) or
(y) by the Company, or Parent and Purchaser pursuant t Section 7.1.2(a) and the Company, on or before March 31, 1999, enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is or has been made by, a party other than Parent, Purchaser or any of their Subsidiaries, and the Acquisition Proposal is thereafter consummated the Company will pay to Purchaser the Termination Payment plus the amount of Parent's and Purchaser's Covered
Expenses (to the extent not paid under the first sentence of this Section 7.4.3). The Termination Payment contemplated by the prior sentence shall be paid in same-day funds by wire transfer to an account designated by Purchaser immediately prior to consummation of such Acquisition Proposal.

                      7.4.4 If this Agreement is terminated by Parent and Purchaser pursuant to Section 7.1.3(a) (other than by virtue of a breach of Sections 5.5 or 5.6), (b), (f), or (g) the Company shall reimburse Parent and Purchaser for their Covered Expenses up to a maximum of $600,000, by wire transfer of same-day funds to an account designated by Parent and Purchaser, immediately following receipt of Purchaser's statement evidencing such expenses. If this Agreement is terminated as provided in the immediately preceding sentence and the Company, on or before March 31, 1999, enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is or has been made by, a party other than Parent, Purchaser or any of their Subsidiaries, and the Acquisition Proposal is thereafter consummated the Company will pay to Purchaser the Termination Payment plus the amount of Parent's and Purchaser's Covered Expenses (to the extent not paid under the first sentence of this Section 7.4.4). The Termination Payment contemplated by the prior sentence shall be paid in same-day funds by wire transfer to an account designated by Purchaser immediately prior to consummation of such Acquisition Proposal.

                      7.4.5 If Purchaser and Parent terminate this Agreement solely as a result of the failure of the conditions set forth in to Section 6.3.10, Parent and Purchaser shall reimburse the Company for its Covered Expenses up to $600,000 by wire transfer of same day funds to an account designated by the Company, immediately following receipt of the Company's statement evidencing such expenses.

                      7.4.6 If the Company or Parent and Purchaser fail to promptly pay any amounts owing pursuant to this Section 7.4. when due, the Company or Parent and Purchaser, as the case may be, shall in addition to paying such amounts pay all costs andexpenses (including, fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the Company or Parent and Purchaser, as the case may be, at the rate of 9% per annum as in effect from time to time during such period. This Section 7.4 shall survive the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties, and agreements contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall survive the Merger for a period of five years following the Effective Time, subject to the terms of the Indemnification Agreement.

         8.2 Amendment. This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after approval hereof by the stockholders of the Company, but, after such approval by the stockholders of the Company, no amendment shall be made without the further approval of such stockholders if such amendment would violate Section 903 of the NYBCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.3 Publicity. Except as otherwise required by law or applicable stock exchange rules, press releases and other publicity concerning the transactions contemplated by this Agreement shall be made only with the prior agreement of the Company and Purchaser.

         8.4 Notices. All notices required or otherwise given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand by facsimile, or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if and when confirmation is received of receipt of the facsimile at the number provided in this Section 8.4. All notices shall be addressed as follows:

                      If to the Company:

                              Besicorp Group Inc.
                              1151 Flatbush Road
                              Kingston, New York   12401
               Attention: Frederic M. Zinn, Esq., General Counsel
                                Fax: 914-336-7172


                      with a copy to:

               Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                              1345 Avenue of the Americas
                              New York, New York  10105
                              Attention:  A. Mitchell Greene, Esq.
                              Fax:  (212) 956-2164

                      If to Purchaser or the Surviving Corporation:

                              BGI Acquisition LLC
                              950 Third Avenue, 23rd Floor
                              New York, New York   10022
                              Attention:  President
                              Fax:  212-688-7908


                      with a copy to:

                              Altheimer & Gray
                              10 South Wacker Drive, Suite 4000
                              Chicago, Illinois  60606
                              Attention: Paul M. Daugerdas, Esq.
                              Fax:  (312) 715-4800

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 8.4.

         8.5 Expenses; Transfer Taxes. Except as set forth in Section 7.4 herein, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses.

         8.6 Entire Agreement. This Agreement, the Confidentiality Agreement referred to in Section 5.2 and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each Exhibit and schedule (including the Company Disclosure Schedule) shall be considered incorporated into this Agreement.

         8.7 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         8.8   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         8.9 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         8.10 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

         8.11 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

         8.12 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party.

         8.13 Governmental Reporting. Anything to the contrary in this Agreement notwithstanding, nothing in this Agreement shall be construed to mean that a party hereto or other person must make or file, or cooperate in the making or filing of, any return or report to any Governmental Entity in any manner that such person or such party reasonably believes or reasonably is advised is not in accordance with law.

         8.14 Defined Terms. The following terms are defined in the following sections of this Agreement:


Defined Term                                               Where Found

Acquisition Proposal                                       5.5.3
Additional Amount                                          2.2.2(a)
Adjustment Amount                                          6.5.2
Agreement                                                  Preamble
Authorization                                              4.2.3
BL                                                         Preamble
Base Amount                                                2.2.1(a)
Board                                                      4.2.2
Certificate of Merger                                      1.2
Certificates                                               2.3.2
Closing                                                    1.6
Closing Date                                               1.6
Code                                                       2.3.6
Common Stock                                               2.1.1
Company                                                    Preamble
Company Disclosure Schedule                                4.1
Company Filings                                            5.4.3
Company Shareholders                                       2.3.1
Consents                                                   5.4.4
Constituent Corporation                                    1.1
Contract                                                   4.2.19
Contracts                                                  4.2.19
Covered Expenses                                           7.4.2
D&O Insurance                                              5.7.1
D&O Releases                                               5.4.5

Defined Term                                               Where Found
 efined Term                                               Where Found
Directors                                                  4.2.5
Distributed Subsidiaries                                   4.2.1
Distribution                                               3.2.1
Effective Time                                             1.2
Employee Benefit Plans                                     4.2.21(a)
Encumbrance                                                4.2.4
Environmental Laws                                         4.2.26
Environmental Permits                                      4.2.26
ERISA                                                      4.2.21(a)
ERISA Affiliate                                            4.2.21(b)
Escrow Agreement                                           3.2.1((i)
Exchange Act                                               3.2.1(j)
Excluded Liability                                         2.2.1(e)
Fairness Opinion                                           4.2.31
Financial Statements                                       4.2.8
Financing                                                  4.3.7
Form 10 Registration                                       4.2.32
GAAP                                                       4.2.8
GECC                                                       5.11
Governmental Entity                                        4.2.3
Hazardous Material                                         4.2.26
Indemnification Agreement                                  3.2.1(i)
Indemnified Person                                         5.7.1
Indemnified Persons                                        5.7.1
Information Statement                                      4.2.32
Intellectual Property                                      4.2.29
Interim Balance Sheet                                      4.2.9(a)
Leased Premises                                            4.2.28
Lender                                                     4.3.7
Letter of Transmittal                                      2.3.2
Liabilities                                                4.2.9
Material Adverse Effect                                    4.2.4
Meeting                                                    5.4.1
Merger                                                     Preamble
Merger Consideration                                       2.1.1
1993 Plan                                                  2.5
NIMO                                                       4.2.10(a)
NYBCL                                                      Preamble
NYSERDA                                                    5.4.4
Obligation                                                 4.2.4
Parent                                                     Preamble
Partnership                                                4.2.6
Paying Agent                                               2.3.1
Payment Fund                                               2.3.1
PBGC                                                       4.2.21(b)
Permits                                                    4.2.18

Defined Term                                               Where Found
 efined Term                                               Where Found
Permitted Liabilities                                      3.2.2(b)
Person                                                     4.2.4
Plans                                                      2.5
Power Facility Sales                                       3.3
Preferred Stock                                            4.2.5
Proxy Statement                                            4.2.32
Purchaser                                                  Preamble
Purchaser Obligations                                      4.3.4
Real Estate                                                4.2.27
Remaining Subsidiary                                       4.2.1
Retained Assets                                            3.2.1(a)
Return                                                     4.2.13(b)
Returns                                                    4.2.13(b)
SEC                                                        4.2.3
SEC Documents                                              4.2.7
Securities Act                                             4.2.1
Special Account                                            6.5.1
Specified Current Liabilities                              6.5.1(b)
Statement                                                  3.2.2
Stock Option                                               2.4
Subsidiary                                                 4.2.1
Superior Proposal                                          5.5.3
Surviving Corporation                                      1.1
Tax                                                        4.2.13(a)
Taxes                                                      4.2.13(a)
Termination Date                                           7.1.2(a)
Termination Payment                                        7.4.2
Third Party Releases                                       5.4.5
Transaction Agreements                                     4.2.2
Transactions                                               4.2.2
Warrants                                                   2.5

         8.15 Headings. The headings contained in this Agreement and the Agreement's Table of Contents are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         8.16 Interpretation. Whenever the term "including" is used in this Agreement it shall mean "including, without limitation," (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. All joint obligations herein shall be deemed to be joint and several whether or not specifically so specified.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger on the date first above written.

                                        PARENT:

                                        BGI ACQUISITION LLC

                                        By:  /s/ James Haber
                                             -----------------------------------
                                             James Haber, President of the
                                             Sole Manager of BGI Acquisition LLC


                                        PURCHASER:

                                        BGI ACQUISITION CORP.

                                        By:  /s/ James Haber
                                             -----------------------------------
                                             James Haber
                                             Its:  President


                                        THE COMPANY:

                                        BESICORP GROUP, INC.

                                        By:  /s/ Michael F. Zinn
                                             -----------------------------------
                                             Name: Michael F. Zinn
                                             Its:  President and Chief Executive
                                                   Officer

                                                                     Annex A-2


 This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into this 28th day of January, 1999, by and among BGI Acquisition LLC, a Wyoming limited liability company ("Parent"), BGI Acquisition Corp., a New York corporation ("Purchaser"), and Besicorp Group Inc., a New York corporation formed under the name Bio-Energy Systems Inc. (the "Company").


                                    RECITALS:

         A. Parent, Purchaser and the Company are parties to an Agreement and Plan of Merger (the "Initial Plan") dated November 23, 1998.

         B. Capitalized terms used in this Amendment have the meanings ascribed to them by the Initial Plan.


                               A G R E EM E N T S

         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Base Amount Clause (ii) of Section 2.2.1(b)(A) of the Initial Plan is hereby amended to read in its entirety as follows:

            to the extent not received in cash, the amount of a claimed tax refund for fiscal year 1998 not to exceed $3,909,

         2. Enowitz Shares. Section 2.3.7 of the Initial Plan is hereby amended to read in its entirety as follows:

                  In the case of 100,000 shares of Common Stock held of record by Martin Enowitz or his assigns which the Company represents are the subject of a dispute between the Company and Mr. Enowitz (the "Disputed Shares") , appropriate provision will be made in the Paying Agent Agreement, or another agreement with the Paying Agent, for the holding in escrow pending resolution of the dispute of (1) the Disputed Shares,
         (2) the Merger Consideration payable in respect of such Disputed Shares and (3) any shares of capital stock of BL distributable with respect to such Disputed Shares. Purchaser agrees that the rights, if any, of Purchaser, Parent and the Surviving Corporation to the Disputed Shares, the Merger Consideration payable in respect of such Disputed Shares and any shares of capital stock of BL distributable with respect to such Disputed Shares, if any, will be assigned without recourse to the Paying Agent for the benefit of the holders of Common Stock issued and outstanding immediately prior to the Effective Time on a pro rata basis.

         3. Further Assurances and Related Matters Section 3.4 of the Initial Plan is hereby amended to read in its entirety as follows:

                  Further Assurances and Related Matters. If, at any time after the Effective Time, BL shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in BL or its Subsidiaries its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets contributed to any of the Distributed Subsidiaries in connection with the Distribution or (ii) otherwise carry out the Distribution, the Surviving Corporation will upon reasonable request of BL execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things as may be necessary, desirable or proper to carry out the Distribution. If, at any time prior to the Distribution, Purchaser or the Company shall consider or be advised that the composition of the Retained Assets would be unduly expensive or impractical to, the Surviving Corporation, assets of equal value that were to be distributed to BL pursuant to the Distribution may be substituted for such of the Retained Assets as may be necessary in order to prevent the composition of the Retained Assets from having such an effect on the Surviving Corporation, subject to the approval of Parent and the Company, which approval will not be reasonably refused, in which case the Retained Assets shall be deemed to include the assets so excluded from the Distribution and the Retained Assets shall be deemed to exclude the assets so substituted and the parties hereto shall execute any agreements, instruments, waivers or assurances or any take any other actions as are necessary, desirable or proper in connection with such substitution. Any expenses incurred by the Surviving Corporation under this Section 3.4 shall be paid by BL.

         4. Right to Terminate. Section 7.1.2 (a) of the Initial Plan is hereby amended to read in its entirety as follows:

                  subject to Section 7.5 hereof,  the  Effective  Time shall not have occurred at or before 11:59 p.m. on March 1, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of the failure of the Effective Time to have occurred as of such time; or

         5. Right to Change Termination Date. The Plan of Merger is hereby amended inserting Section 7.5 as follows:

                  7.5 Right to Change Termination Date. The Company has the right (the "Extended Right"), in its sole discretion, exercisable at any time prior to 11:59 pm on February 26, 1999, by written notice to Parent, to extend the Termination Date to 11:59 pm on March 15, 1999, in which case for all purposes pursuant to the Agreement the Termination Date shall be deemed to mean March 15, 1999; provided, however, that if the Company exercises the Extended Right and the Agreement is terminated thereafter prior to the Effective Time pursuant to Section 7.1.1, Section 7.1.2 (unless the failure of Parent or Purchaser to fulfill any of their obligations under this Agreement has been the cause of the failure of the Effective Time to have occurred as of such time), Section 7.1.3 or Section 7.1.4(c), the Company shall be obligated to pay to Parent immediately, in addition to any amounts, if any, owing pursuant to Section 7.4 hereof, a sum of $1,400,000 in cash by wire transfer of same-day funds to an account designated by Parent.

         6. Effect of Amendment. Except as amended by this Amendment, the Initial Plan shall remain in full force and effect. This Amendment shall not constitute a waiver or amendment of any provision of the Initial Plan not referred to herein.

         7. Entire Agreement. This Amendment, the Initial Plan, the Confidentiality Agreement referred to in Section 5.2 to the Initial Plan and the instruments to be delivered by the parties pursuant to the provisions of the Initial Plan constitute the entire Initial Plan between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         8.   Counterparts.   This   Amendment   may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         9. Applicable Law. This Amendment shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

         10. Assignability. This Amendment shall not be assignable by either party without the prior written consent of the other party.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                     PARENT:

                                       BGI ACQUISITION LLC

                                       By: /S/ James Haber
                                               James Haber, President of the
                                            Sole Manager of BGI Acquisition LLC


                                       PURCHASER:

                                       BGI ACQUISITION CORP.

                                       By: /s/ James Haber
                                               James Haber
                                               Its:  President


                                       THE COMPANY:

                                       BESICORP GROUP, INC.

                                       By: /s/ Michael F. Daley
                                               Michael F. Daley
                                               Its: Executive Vice President




                                                                      ANNEX B


                                                               November 20, 1998



PRIVATE AND CONFIDENTIAL

The Board of Directors
Besicorp Group Inc.
1151 Flatbush Road
Kingston, New York  12401

Dear Board Member:

         Josephthal & Co. Inc. ("Josephthal") understands that BGI Acquisition LLC ("Parent"), its wholly owned subsidiary, BGI Acquisition Corp. ("Purchaser") and Besicorp Group, Inc. ("Besicorp") are considering a proposed transaction in which Purchaser will merge with and into Besicorp (the "Merger") pursuant to the Agreement and Plan of Merger presented to Besicorp's Board of Directors on November 20, 1998 (the "Agreement") by and among Besicorp, Parent and Purchaser. As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, each share of common stock, $0.10 par value, of Besicorp (the "Common Shares") issued and outstanding immediately prior to the Effective Time of the Merger (other than Common Shares held as treasury shares by Besicorp or its subsidiaries) shall, by virtue of the Merger be converted into the right to receive the Merger Consideration. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

     Josephthal further understands that prior to the Effective Time: (i) Besicorp will form BL for the purpose of holding substantially all of the operating assets and all Liabilities of Besicorp and the Remaining Subsidiaries and all the outstanding capital stock of the Subsidiaries other than the Remaining Subsidiaries; and (ii) Besicorp will distribute to each of its stockholders all of the outstanding capital stock of BL ("the Distribution"). Josephthal has not been involved in forming BL or the Distribution and has not assumed any responsibility for making or obtaining an independent evaluation or appraisal of BL's properties or other assets nor does Josephthal opine on the capital requirements or availability of capital for BL.

     You have requested our opinion as to the fairness from a financial point of view to Besicorp and its stockholders of the consideration to be paid by the Purchaser to the holders of Common Shares in the Merger.

         In conducting our analyses and arriving at the opinion expressed herein, we have reviewed those materials and considered those financial and other factors that we deemed relevant under the circumstances, including, among others, the following: (i) the Agreement; (ii) a draft of the Proxy Statement dated November 13, 1998; (iii) certain historical financial, operating and other data that are publicly available or were furnished to us by Besicorp including, but not limited to: (a) financial analyses prepared by management of Besicorp;
(b) Besicorp's Form 10-KSB for the period ended and as of March 31, 1998; (c) Besicorp's Form 10-QSB for the period ended and as of June 30, 1998; (d) Besicorp's Draft Form 10-QSB for the period ended and as of September 30, 1998 and e) Besicorp's internally generated operating reports; (iv) publicly available financial, operating and stock market data for companies engaged in businesses we deemed comparable to Besicorp; (v) publicly available financial, operating and stock market data for companies in the power industry which had been involved in a merger or acquisition since May 1997; and (vi) such other factors as we deemed appropriate. We have met with senior officers of Besicorp to discuss the prospects for Besicorp's business and their estimates of future financial performance, and such other matters as we believed relevant. Our opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof. We assume no responsibility to update or revise our opinion upon circumstances or events occurring after the date hereof.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of this information. We have not conducted a physical inspection of Besicorp's properties or facilities, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of these properties or facilities. We have assumed that management's financial analyses have been prepared on a good faith reasonable basis reflecting the best currently available estimates and judgments of Besicorp's management. We have also assumed that the Pre closing Transactions described in
Article III of the Agreement as well as the Conditions to Closing in Article VI of the Agreement will be completed or satisfied as the case may be. We do not perform legal services or render legal advice.

         In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Besicorp; (ii) the business prospects of Besicorp; (iii) the historical and current market for the Common Shares and (iv) the nature and terms of other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. In that regard, we have not considered any acquisition or similar transaction to which Besicorp might become a party whether announced or not, that has not closed prior to the date hereof. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Common Shares of Besicorp in the Merger. Our opinion does not address the Distribution or the potential trading value or trading volume of BL nor does it address in any way Besicorp's underlying business decision to effect the Merger, the Distribution or to form BL.

         Josephthal has been retained by Besicorp to render this opinion and provide other financial advisory services, and will receive fees for these services. In addition, Besicorp has agreed to indemnify Josephthal for certain liabilities arising out of our engagement. In the ordinary course of our business, Josephthal may actively trade the Common Shares for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in these securities.

         This opinion is solely for the use of the Besicorp (including its Board of Directors) and is not to be publicly-disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Josephthal provided that Besicorp may include this opinion as an annex to the Proxy Statement to be filed with the Securities and Exchange Commission and delivered to the stockholders of Besicorp. This opinion does not constitute a recommendation to any holder of Besicorp Common Shares as to how any such stockholder should vote on any aspect of the Merger including the Distribution, nor does this opinion address the relative merits of the Merger, the Distribution or any other transactions or business strategies discussed by the Board of Directors of Besicorp as alternatives to the Merger or the decision of the Board of Directors of Besicorp to proceed with the Merger.

Based upon and subject to the foregoing it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be received by the holders of Common Shares of Besicorp in the Merger is fair from a financial point of view.

                                Very truly yours,

                                   /s/ JOSEPHTHAL & CO. INC.
                                  -------------------------
                                       JOSEPHTHAL & CO. INC.


                                                                     APPENDIX
                               Besicorp Group Inc.
                               1151 Flatbush Road
                            Kingston, New York 12401

                         -----------------------------

                                      PROXY

For Special Meeting of Shareholders of Besicorp Group Inc. to be held on February ___, 1999

                        --------------------------------

          This Proxy is solicited on behalf of the Board of Directors.

         The undersigned hereby appoints Frederic Zinn and Michael J. Daley as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Besicorp Group Inc. held of record by the undersigned on February 3, 1999 at the Special Meeting of Shareholders to be held on February ____, 1999, or any adjournment or postponement thereof.

1.       TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED NOVEMBER 23,
         1998, AS AMENDED BY AMENDMENT NO. 1, BY AND AMONG BESICORP GROUP INC., BGI ACQUISITION LLC AND BGI ACQUISITION CORP. AND THE MERGER PROVIDED FOR THEREIN.

         {   } FOR         {   } AGAINST             {   } ABSTAIN

2. TO CONSIDER AND ACT UPON ANY OTHER BUSINESS AS MAY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE COMPANY'S TRANSFER AGENT.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. (IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED

FOR PROPOSAL 1 and in the discretion of the named proxies with respect to any other matter that may properly come before the meeting or any adjournment or postponement thereof.)

                                    --------------------------------------------
                                                       Signature
                                    --------------------------------------------
                                        Signature, if held jointly

                                    Dated _____________________, 1999

                                    Please date and sign exactly as name appears
                                    on  your  stock  certificate.  Joint  owners
                                    should  each  sign   personally.   Trustees,
                                    custodians, executors and others signing in a representative capacity should indicate the capacity in which they sign.